Pricing Supplement No. ETN-20/A21† To the Prospectus Supplement dated May 31, 2024 and the Prospectus dated May 31, 2024	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-278934 May 31, 2024

On December 7, 2023, UBS AG (“UBS”) and Credit Suisse AG (“Credit Suisse”) entered into a merger agreement (as such agreement was amended from time to time, the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, UBS and Credit Suisse agreed to a merger by absorption under Swiss law (Absorptionsfusion), whereby Credit Suisse (along with its branches, including its Nassau branch) would be absorbed by UBS (the “Merger”). On May 31, 2024, the Merger was registered with the Commercial Registers of the Canton of Zurich and the Canton of Basel-City and, by operation of Swiss law, Credit Suisse’s obligations under the ETNs (as defined below) were automatically transferred to, and absorbed and taken over by, UBS by operation of Swiss law (Universalsukzession). On May 30, 2024, UBS AG, Credit Suisse AG and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”), entered into a fourth supplemental indenture to the senior indenture originally entered into between Credit Suisse and the Trustee, dated as of March 29, 2007 (as supplemented, the “Senior Indenture”), pursuant to which UBS AG expressly assumed all of Credit Suisse’s obligations, and succeeded to all of Credit Suisse’s rights, under the Senior Indenture and all outstanding and future debt securities issued thereunder, including the ETNs. In connection with the Merger and the assumption of Credit Suisse’s obligations under the ETNs, UBS renamed the ETNs from “X-Links® Crude Oil Shares Covered Call ETNs due April 24, 2037” to “ETRACS Crude Oil Shares Covered Call ETNs due April 24, 2037.” On or about June 3, 2024, UBS AG expects to designate its London Branch as the branch through which UBS AG acts under the ETNs, with the same effect as if the London Branch had been originally named for all purposes under the Senior Indenture and the ETNs (the “Branch Substitution”).

ETRACS Crude Oil Shares Covered Call ETNs due April 24, 2037*/**

General

•

The exchange traded notes (“ETNs”) are designed for investors who seek a return linked to the performance of the price return version of the Credit Suisse Nasdaq WTI Crude Oil FLOWS™ 106 Index (the “Index”). The Index measures the return of a “covered call” strategy on the shares of the United States Oil Fund® (the “Oil Fund”, and such shares the “Reference Oil Shares”) by reflecting changes in the price of the Reference Oil Shares and the notional option premiums received from the notional sale of monthly call options on the Reference Oil Shares less the Notional Transaction Costs incurred in connection with the implementation of the covered call strategy (as described below).

•	The ETNs track the performance of the Index, as reflected by their Indicative Value, calculated as set forth below.

•

The ETNs do not guarantee any return of your investment. If the Index declines, investors should be willing to lose up to 100% of their investment. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

•

The ETNs will pay a variable monthly Coupon Amount based on the notional option premiums received from the sale of monthly call options on the Reference Oil Shares, as described in this pricing supplement. Since the monthly Coupon Amount is uncertain and could be zero, investors should not expect to receive regular periodic interest payments.

•

The ETNs are senior unsecured obligations of UBS AG, acting through its Nassau Branch (and effective upon the Branch Substitution, its London Branch), maturing April 24, 2037, unless the maturity is extended at our option, as described below.**

•

An investment in the ETNs involves significant risks and is not appropriate for every investor. The ETNs are intended for investors who are familiar with covered call strategies and the risks associated with options and options transactions. Accordingly, the ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index which implements a covered call strategy on Reference Oil Shares. Investors should consider their investment horizon as well as potential transaction costs when evaluating an investment in the ETNs and should regularly monitor their holdings of the ETNs to ensure that they remain consistent with their investment strategies.

•

Prior to September 27, 2022, the denomination and stated principal amount of each ETN was $25.00. Credit Suisse implemented a 1-for-20 reverse split of the ETNs, effective September 27, 2022. As of September 27, 2022, the denomination and stated principal amount of each ETN is $500.00. ETNs may be issued at a price that is higher or lower than the stated principal amount, based on the Indicative Value of the ETNs at that time.

•	The initial issuance of ETNs priced on April 25, 2017 (the “Inception Date”) and settled on April 28, 2017 (the “Initial Settlement Date”).

•

The ETNs are subject to early redemption or acceleration as described under “Specific Terms of the ETNs—Payment Upon Early Redemption” and “—Optional Acceleration” in this pricing supplement. Accordingly, you should not expect to be able to hold the ETNs to maturity.

•	The ETNs are subject to a Daily Investor Fee based on an annual Investor Fee Rate of 0.85%.

•

The Index is subject to the Notional Transactional Costs which reflect the monthly transaction costs of hypothetically buying and selling the call options and selling the Reference Oil Shares and equal 0.03%, 0.03% and 0.01%, respectively, times the closing price of the Reference Oil Shares on the date of such notional transactions. On an annual basis, such transaction costs are expected to be approximately 0.84%. The actual cost will vary depending on the value of the Reference Oil Shares on the date of such transactions.

•

The ETNs are listed on the NASDAQ exchange under the ticker symbol “USOI”. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system. Under certain circumstances, the ETNs may be subject to delisting by NASDAQ. We have not and do not intend to list the ETNs on any other exchange. No PRIIPs or U.K. PRIIPs key information document (KID) has been prepared as the ETNs are not available to retail investors in the European Economic Area or the United Kingdom.

Investing in the ETNs involves significant risks not associated with an investment in conventional debt securities. See “Risk Factors” in this pricing supplement.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these ETNs or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

†

This amended and restated pricing supplement amends, restates and supersedes pricing supplement No. ETN-20/A20 dated April 18, 2024 (together with any previous supplements or amendments) in its entirety. We refer to this amended and restated pricing supplement as the “pricing supplement”.

*

As of May 28, 2024, there were 5,258,767 ETNs ($2,629,383,500.00 in stated principal amount) issued and outstanding. On September 19, 2022, Credit Suisse announced a 1-for-20 reverse split of the ETNs. On September 27, 2022, holders received one reverse-split adjusted ETN for every twenty units of the ETNs. In addition, holders of a number of units of ETNs that is not evenly divisible by twenty will receive a cash payment for any fractional ETNs remaining. Additional ETNs may be issued and sold from time to time through our affiliates UBS Securities LLC (“UBS Securities”) and Credit Suisse Securities (USA) LLC (“CSSU”)and through one or more dealers purchasing as principal through UBS Securities or CSSU at a price that is higher or lower than the stated principal amount, based on the Indicative Value of the ETNs at that time. Sales of the ETNs will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the issue price to the public of the ETNs we issue and sell after the Inception Date, less any commissions paid to UBS Securities, CSSU or any other agent. Delivery of the ETNs in book-entry form only will be made through The Depository Trust Company (“DTC”). However, we are under no obligation to issue or sell additional ETNs at any time, and if we do issue and sell additional ETNs, we may limit or restrict such sales, including by adding conditions on such additional issuances and sales at our sole discretion, and we may stop and subsequently resume selling additional ETNs at any time. If we limit, restrict or stop selling additional ETNs or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected.

**	The scheduled Maturity Date is initially April 24, 2037, but the maturity of the ETNs may be extended at our option for up to two (2) additional five-year periods, as described herein.

Credit Suisse sold a portion of the ETNs on the Inception Date and received proceeds equal to 100% of their stated principal amount as of the Inception Date. The agents for this offering, UBS Securities and CSSU, are our affiliates. In exchange for providing certain services relating to the distribution of the ETNs, UBS Securities and CSSU, each a member of the Financial Industry Regulatory Authority (“FINRA”), or another FINRA member may receive all or a portion of the Daily Investor Fee. In addition, UBS Securities and CSSU will charge investors an Early Redemption Charge per ETN of 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date. UBS Securities, UBS Financial Services Inc., CSSU and our other U.S.-registered broker-dealer subsidiaries or affiliates may also profit from hedging activity related to these offerings, even if the value of the ETNs declines. Please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement for more information.

The ETNs are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. The ETNs will not have the benefit of any agency or governmental guarantee.

UBS Investment Bank

May 31, 2024

Key Terms

Issuer:	UBS AG (“UBS”), acting through its Nassau Branch (and effective upon the Branch Substitution, its London Branch).

Index:	The return on the ETNs is based on the performance of the price return version of the Credit Suisse Nasdaq WTI Crude Oil FLOWS™ 106 Index (the “Index”), as reflected by their Indicative Value, calculated as set forth below. The Index is reported on Bloomberg under ticker symbol “QUSOI <Index>”.

The Index measures the return of a “covered call” strategy on the shares of the United States Oil Fund® (Bloomberg ticker symbol “USO UP <Equity>”) by reflecting changes in the price of the Reference Oil Shares and the notional option premiums received from the notional sale of monthly call options on the Reference Oil Shares less notional costs incurred in connection with the implementation of the covered call strategy (the “Notional Transaction Costs”). The Notional Transaction Costs reflect the monthly transaction costs of hypothetically buying and selling the call options and selling the Reference Oil Shares and equal 0.03%, 0.03% and 0.01%, respectively, times the closing price of the Reference Oil Shares on the date of such notional transactions and, which, on an annual basis, are expected to be approximately 0.84%. The actual cost will vary depending on the value of the Reference Oil Shares on the date of such transactions. The Index strategy consists of a hypothetical notional portfolio that takes a “long” position in Reference Oil Shares and sells a succession of notional, approximately one-month, call options on the Reference Oil Shares with a strike price of approximately 106% of the price of the Reference Oil Shares exercisable on the option expiration date (the “Options” and together with the long position in Reference Oil Shares, the “Index Components”). The notional sale of the Options is “covered” by the notional long position in the Reference Oil Shares. The long position in the Reference Oil Shares and the “short” call options are held in equal notional amounts (i.e., the short position in each Option is “covered” by the long position in the Reference Oil Shares). This strategy is intended to provide exposure to West Texas Intermediate light sweet crude oil (“WTI crude oil”) futures contract prices through the notional positions in the Reference Oil Shares and the Options that together seek to (i) generate periodic cash flows that a direct long-only ownership position in the Reference Oil Shares would not, (ii) provide a limited offset to losses from downside market performance in the Reference Oil Shares via the cash flows from option premiums and (iii) provide limited potential upside participation in the performance of the Reference Oil Shares. The level of the Index on any day reflects the value of (i) the notional long position in the Reference Oil Shares; (ii) the notional Option premium; and (iii) the notional short position in the Options then outstanding; net of the Notional Transaction Costs. The ETNs will not participate in the potential upside of the Reference Oil Shares beyond the applicable strike price of the Options and the level of the Index will be reduced by the Notional Transaction Costs. For more information on the Index, see “The Index” in this pricing supplement. The Index is subject to the policies of the Index Sponsors and is subject to the Index Sponsors’ discretion, including with respect to the implementation of, and changes to, the rules governing the Index methodology.

Index Sponsors:	Credit Suisse International (“CSi”) and Nasdaq, Inc.

CUSIP | ISIN Number:	Credit Suisse implemented a 1-for-20 reverse split, effective at the open of trading on September 27, 2022:

	Reverse Split-Adjusted CUSIP 22539U602	Reverse Split-Adjusted ISIN: US22539U6029

Payment at Maturity:	If your ETNs have not previously been redeemed or accelerated, at maturity you will receive for each $500.00 stated principal amount of your ETNs a cash payment equal to the “Final Indicative Value”, equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Final Valuation Period (the “Payment at Maturity”). The “Final Valuation Period” shall be a period of five (5) consecutive Trading Days ending on and including the “Final Valuation Date”, which is initially April 21, 2037, subject to extension as described below under “Valuation Date” and postponement as a result of a Market Disruption Event as described under “Specific Terms of the ETNs—Market Disruption Events”. Any payment on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the Payment at Maturity be less than zero.

Valuation Date:	Any Trading Day in the Final Valuation Period or the Accelerated Valuation Period and any Early Redemption Valuation Date, as applicable.*** If we exercise our option to extend the maturity of the ETNs (as described below), the Final Valuation Date for the ETNs will be the third scheduled Business Day prior to the scheduled Maturity Date, as extended.

*** Any Valuation Date is subject to postponement if such date is not a Trading Day or as a result of a Market Disruption Event; any Valuation Date in the Final Valuation Period or the Accelerated Valuation Period is subject to postponement if a preceding Valuation Date in the Final Valuation Period or the Accelerated Valuation Period is postponed; the Maturity Date will be postponed if the scheduled Maturity Date is not a Business Day or if the scheduled Final Valuation Date is not a Trading Day or if a Market Disruption Event occurs or is continuing on the scheduled Final Valuation Date; any Early Redemption Date will be postponed if such date is not a Business Day or a Market Disruption Event occurs or is continuing on the corresponding Early Redemption Valuation Date; and the Acceleration Date will be postponed if the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, as described herein under “Specific Terms of the ETNs—Market Disruption Events”. No interest or additional payment will accrue or be payable as a result of any postponement of any Valuation Date, the Maturity Date, any Early Redemption Date or the Acceleration Date, as applicable.

Closing Indicative Value:	The Closing Indicative Value on the Inception Date was $25.00 (the “Initial Indicative Value”).

The “Closing Indicative Value” on each calendar day following the Inception Date will be calculated by the Index Calculation Agent and will be equal to (1) the Current Principal Amount for such calendar day plus (2) for any day on or after the Index Distribution Date but prior to the Ex-Coupon Date for a given month, any accrued but unpaid Coupon Amount.

The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. The Closing Indicative Value is not the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from their Indicative Value at such time. See “Description of the ETNs”. If the ETNs undergo a subsequent split or reverse split, the Closing Indicative Value (including the Current Principal Amount (as defined below)) of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement).

Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment. See “Risk Factors—Risks Relating to the Return on the ETNs—If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, you will lose all of your investment”.

The Closing Indicative Value for the ETNs on May 28, 2024 was $73.8391 and the closing price on May 28, 2024 on the NASDAQ exchange (ticker symbol “USOI”) was $73.65.

The ETNs underwent a 1-for-20 reverse split, effective September 27, 2022. Since September 27, 2022, the Closing Indicative Value has been expressed in an amount per denomination and stated principal amount of $500.00 based on the split-adjusted Current Principal Amount.

The Closing Indicative Value of the ETNs is not the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Indicative Value of the ETNs at such time. See “Risk Factors—Risks Relating to the Return on the ETNs—The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market” and “Risk Factors—Risks Relating to the Return on the ETNs—The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value” in this pricing supplement.

Current Principal Amount:	The “Current Principal Amount” on each calendar day following the Inception Date will be equal to (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day minus (2) the Daily Investor Fee on such calendar day. The Current Principal Amount on the Inception Date was $25.00.

The ETNs underwent a 1-for-20 reverse split, effective September 27, 2022. For the purposes of determining the Current Principal Amount on September 27, 2022, the Current Principal Amount on September 26, 2022, multiplied by 20 and rounded to 8 decimal places, shall be used in the formula above. Since September 27, 2022, the Current Principal Amount has been expressed in an amount per denomination and stated principal amount of $500.00.

Intraday Indicative Value:	The “Intraday Indicative Value” of the ETNs will be calculated and published by the Index Calculation Agent every fifteen (15) seconds on each Trading Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a Trading Day, as determined by the Calculation Agent). If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.

The Intraday Indicative Value is a calculated value and is not the same as the trading price of the ETNs, nor is it a price at which you can buy or sell the ETNs in the secondary market. The Intraday Indicative Value does not take into account the factors that influence the trading price of the ETNs, such as, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads. Because the Intraday Indicative Value is based on the intraday levels of the Index, however, it will reflect lags and other disruptions and suspensions that affect the Index. See “Risk Factors—Risks Relating to the Return on the ETNs—The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market” and “Risk Factors—Risks Relating to the Return on the ETNs—The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value” in this pricing supplement.

Indicative Value:	The “Indicative Value” of the ETNs is the Intraday Indicative Value or the Closing Indicative Value of the ETNs, as applicable.

The Indicative Value for the ETNs is designed to reflect the economic value of the ETNs at a given time. The Indicative Value is a calculated value and is not the same as the trading price of the ETNs and is not a price at which you can buy or sell the ETNs in the secondary market. The Indicative Value does not take into account the factors that influence the trading price of the ETNs, such as imbalances of supply and demand, lack of liquidity and credit considerations. The actual trading price of the ETNs in the secondary market may vary significantly from their Indicative Value.

Indicative Value Ticker Symbol of the ETNs:	The Intraday Indicative Value and the Closing Indicative Value will be calculated by the Index Calculation Agent referred to below and published on each Trading Day under the Bloomberg ticker symbol “USOIIV” and may also be calculated and published by other sources. The publishing of such values by the Index Calculation Agent or by others is subject to delay or postponement and published values may be inaccurate as a result of miscalculations, human error, or systems and technology errors. UBS does not (i) guarantee the completeness or accuracy of any published Indicative Value, (ii) make any representation or warranty with regard to any published Indicative Value, or (iii) assume responsibility for losses or damages arising out of your use of any published Indicative Value or any subsequent corrections or amendments to any published Indicative Value.

Investors can compare the trading price (if such concurrent trading price is available) of the ETNs against the Indicative Value to determine whether the ETNs are trading in the secondary market at a premium or a discount to the economic value of the ETNs at any given time. Investors are cautioned that paying a premium purchase price over the Indicative Value at any time could lead to the loss of any premium in the event the investor sells the ETNs when such premium has declined or is no longer present in the market place or at maturity or upon early redemption or acceleration. It is also possible that the ETNs will trade in the secondary market at a discount below the Indicative Value and that investors would receive less than the Indicative Value if they had to sell their ETNs in the market at such time.

Calculation Agent:	CSi, UBS Securities LLC (“UBS Securities”) or any successor calculation agent appointed by the Issuer.

Index Calculation Agent:	Nasdaq, Inc.

Daily Index Factor:	The “Daily Index Factor” on any Index Business Day will equal (a) the Closing Level of the Index on such Index Business Day divided by (b) the Closing Level of the Index on the immediately preceding Index Business Day. The Daily Index Factor is deemed to be one on any day that is not an Index Business Day.

Daily Investor Fee:	On any calendar day, the “Daily Investor Fee” will be equal to the product of (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day times (2)(a) the Investor Fee Rate divided by (b) 365. The “Investor Fee Rate” will be equal to 0.85%.

The ETNs underwent a 1-for-20 reverse split, effective September 27, 2022. For the purposes of determining the Daily Investor Fee on September 27, 2022, the Current Principal Amount on September 26, 2022, multiplied by 20 and rounded to 8 decimal places, shall be used in the formula above.

The Daily Investor Fee reduces the Indicative Value of the ETNs and the amount of your payment at maturity or upon early redemption or acceleration, and therefore the level of the Index must increase by an amount sufficient to offset the Daily Investor Fee (and the Early Redemption Charge, if you offer your ETNs for early redemption) in order for you to receive at least your investment in the ETNs at maturity or upon early redemption or acceleration. If the level of the Index decreases or does not increase sufficiently to offset the Daily Investor Fee (and in the case of early redemption, the Early Redemption Charge) over the term of the ETNs, you will receive less, and possibly significantly less, at maturity or upon early redemption or acceleration of the ETNs than the amount of your investment.

Closing Level:	The Closing Level of the Index on any Trading Day will be the closing level published on Bloomberg under the ticker symbol “QUSOI <Index>” or any successor page on Bloomberg or any successor service, as applicable; provided that in the event a Market Disruption Event (as defined below in “Specific Terms of the ETNs—Market Disruption Events”) exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index for such Valuation Date, if necessary, as described below in “Specific Terms of the ETNs—Market Disruption Events”.

Coupon Amount:	On each Coupon Payment Date, for each $500.00 stated principal amount of the ETNs, you will be entitled to receive a variable cash payment equal to the Closing Indicative Value on the Index Business Day immediately preceding the relevant Index Distribution Date multiplied by the Coupon Percentage for that Index Distribution Date (the “Coupon Amount”). No Coupon Amount will be due or payable in the event you elect to offer your ETNs for early redemption or we accelerate the maturity of the ETNs. The initial Index Distribution Date was May 15, 2017 and the initial Coupon Payment Date was May 25, 2017.

Coupon Percentage; Distribution:	The “Coupon Percentage” in respect of an Index Distribution Date will be the Distribution for such Index Distribution Date divided by the Closing Level of the Index on the Index Business Day immediately preceding the Index Distribution Date. The “Distribution” represents the notional monthly call premium earned on the sale of the call options written on the Reference Oil Shares during the immediately preceding Index Rebalancing Period pursuant to the Index methodology described in this pricing supplement.

Index Distribution Date:	The date on which the Distribution is subtracted from the level of the Index pursuant to the rules of the Index, which will occur on the last Roll Date of a given Index Rebalancing Period. The initial Index Distribution Date was May 15, 2017.

Coupon Payment Date:	The later of (a) the 25th day of each calendar month, provided that, if such day is not a Business Day, the Coupon Amount will be paid on the first following Business Day, unless the first following Business Day is in the next calendar month, in which case the Coupon Amount will be paid on the immediately preceding day that is a Business Day, and (b) the day that is six (6) Business Days following the Index Distribution Date; provided that, in the event that any adjustment is made to the Coupon Payment Date, the relevant Coupon Amount shall not be affected by such adjustment and no additional amount will accrue or be payable in respect of such originally scheduled Coupon Payment Date. The initial Coupon Payment Date was May 25, 2017.

Coupon Record Date:	With respect to each Coupon Payment Date, the third scheduled Business Day prior to such Coupon Payment Date.

Ex-Coupon Date:	With respect to each Coupon Amount, the first Trading Day on which the ETNs trade without the right to receive such Coupon Amount.

Splits; Reverse Splits:	If the ETNs undergo a subsequent split or reverse split, the Current Principal Amount, Closing Indicative Value and Intraday Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement).

Neither the Closing Indicative Value nor the Intraday Indicative Value is the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Closing Indicative Value and Intraday Indicative Value of the ETNs at such time.

Credit Suisse implemented a 1-for-20 reverse split, effective September 27, 2022.

Secondary Market:	The ETNs are listed on the NASDAQ exchange under the ticker symbol “USOI”. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system. Under certain circumstances, the ETNs may be subject to delisting by NASDAQ. We have not and do not intend to list the ETNs on any other exchange. No PRIIPs or U.K. PRIIPs key information document (KID) has been prepared as the ETNs are not available to retail investors in the European Economic Area or the United Kingdom.

Early Redemption:	Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable minimum number of your ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until April 14, 2037 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us on any day after the Trading Day preceding the start of the Accelerated Valuation Period related to the acceleration of all outstanding ETNs. If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will be entitled to receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

You must offer for redemption at least 10,000 ETNs at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or the Calculation Agent may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a subsequent split or reverse split, the minimum number of ETNs needed to exercise your right to cause us to redeem your ETNs will remain the same.

Because the Early Redemption Amount you will receive for each ETN will not be determined until the close of trading on the applicable Early Redemption Valuation Date, you will not know the applicable Early Redemption Amount at the time you exercise your redemption right and will bear the risk that your ETNs will decline in value between the time of your exercise and the time at which the Early Redemption Amount is determined.

Early Redemption Mechanics:	You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to UBS. If your Redemption Notice is delivered prior to 4:00 p.m. New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. See “Specific Terms of the ETNs—Procedures for Early Redemption” in this pricing supplement.

Early Redemption Date:	The third Business Day following an Early Redemption Valuation Date.***

Early Redemption Amount:	A cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge.

Early Redemption Charge:	The “Early Redemption Charge” per ETN will equal 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date.

Optional Acceleration:	On any Business Day on or after May 9, 2017, we have the right to accelerate all, but not less than all, of the issued and outstanding ETNs (an “Optional Acceleration”). Upon an Optional Acceleration, you will be entitled to receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period.

The “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two (2) Business Days after the date on which we give notice of such Optional Acceleration. The Accelerated Redemption Amount will be payable on the third Business Day following the last Trading Day in the Accelerated Valuation Period (such payment date the “Acceleration Date”). We will give notice of any Optional Acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.

Trading Day:	A day which is (i) an Index Business Day, (ii) an ETN Business Day and (iii) an Index Component Business Day for each of the Index Components.

Index Business Day:	A day on which the level of the Index is calculated and published.

Index Component Business Day:	With respect to any Index Component, a day on which trading is generally conducted on any markets on which such Index Component is traded.

ETN Business Day:	A day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca and NASDAQ.

Business Day:	A Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.

You should read this pricing supplement together with the accompanying prospectus supplement dated May 31, 2024 and the prospectus dated May 31, 2024, relating to our senior debt securities of which these ETNs are a part. This pricing supplement amends, restates and supersedes pricing supplement No. ETN-20/A20 dated April 18, 2024 (together with any previous supplements or amendments) in its entirety. You should rely only on the information contained or incorporated by reference in this pricing supplement No. ETN-20/A21 and the documents listed below in making your decision to invest in the ETNs. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

Prospectus supplement and prospectus dated May 31, 2024:

https://www.sec.gov/Archives/edgar/data/1114446/000119312524151518/d819684d424b2.htm

Our Central Index Key, or CIK, on the SEC website is 1114446.

This pricing supplement, together with the documents listed above, contains the terms of the ETNs and supersedes all other prior or contemporaneous oral statements as well as any other written materials, including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. We may, without the consent of the registered holder of the ETNs and the owner of any beneficial interest in the ETNs, amend the ETNs to conform to its terms as set forth in this pricing supplement and the documents listed above, and the trustee is authorized to enter into any such amendment without any such consent. You should carefully consider, among other things, the matters set forth in “Risk Factors” in this pricing supplement and any risk factors we describe in the Annual Report on Form 20-F of UBS for the financial year ended December 31, 2023 and subsequent annual reports on Form 20-F filed by UBS with the SEC incorporated by reference therein, and any additional risk factors we describe in future filings we make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the ETNs involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisers before deciding to invest in the ETNs. You should rely only on the information contained in this document or in any documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these ETNs. The information in this document may only be accurate on the date of this document.

The distribution of this pricing supplement and the accompanying prospectus supplement and prospectus and the offering of the ETNs in some jurisdictions may be restricted by law. If you possess this pricing supplement, you should find out about and observe these restrictions.

PRIIPS REGULATION / PROHIBITION OF SALES TO EEA RETAIL INVESTORS:

The ETNs are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of:

i

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the ETNs or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the ETNs or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

U.K. PRIIPS REGULATION / PROHIBITION OF SALES TO U.K. RETAIL INVESTORS:

The ETNs are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“U.K.”). For these purposes, a retail investor means a person who is one (or more) of:

(i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); or

(ii) a customer within the meaning of the provisions of the U.K. Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “U.K. PRIIPs Regulation”) for offering or selling the ETNs or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the ETNs or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation.

The ETNs are currently listed on the NASDAQ under the ticker symbol “USOI”. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. Although the ETNs are currently listed on the NASDAQ, a trading market for your ETNs may not continue for the term of the ETNs. We have no obligation to maintain any listing on the NASDAQ or any other exchange or quotation system. Under certain circumstances, the ETNs may be subject to delisting by the NASDAQ. We have not and do not intend to list the ETNs on any other exchange. No PRIIPs or U.K. PRIIPs key information document (KID) has been prepared as the ETNs are not available to retail investors in the EEA or the United Kingdom.

In this pricing supplement and the accompanying prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to “UBS”, the “Company”, “we”, “us” and “our” are to UBS AG, acting through its Nassau Branch (and effective upon the Branch Substitution, its London Branch), and references to “dollars” and “$” are to United States dollars.

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SUMMARY

The following is a summary of terms of the ETNs, as well as a discussion of risks and other considerations you should take into account when deciding whether to invest in the ETNs. References to the “prospectus” mean our accompanying prospectus, dated May 31, 2024, and references to the “prospectus supplement” mean our accompanying prospectus supplement, dated May 31, 2024.

We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. We may consolidate the additional ETNs to form a single class with the outstanding ETNs. However, we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, including by adding conditions on such additional issuances and sales at our sole discretion, and we may stop and subsequently resume selling additional ETNs at any time. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected. Unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price.

Additionally, a suspension of additional issuances of the ETNs could result in a significant reduction in the number of outstanding ETNs if investors subsequently exercise their right to have the ETNs redeemed by us. Accordingly, the number of outstanding ETNs could vary substantially over the term of the ETNs and adversely affect the liquidity of the ETNs.

What are the ETNs and how do they work?

The ETNs are senior debt securities of UBS AG (“UBS”), the return of which is linked to the performance of the price return version of the Credit Suisse Nasdaq WTI Crude Oil FLOWS™ 106 Index (the “Index”), as reflected by their Indicative Value.

The ETNs provide for a variable monthly Coupon Amount based on the Index distribution of the notional premium received in connection with the notional sale of the Options as described in this pricing supplement. Since the monthly Coupon Amount is uncertain and could be zero, investors should not expect to receive regular periodic interest payments.

The ETNs do not have a minimum payment at maturity or upon early redemption or acceleration and are fully exposed to any decline in the underlying Index. A decline in the level of the Index will reduce the payment at maturity or upon early redemption or acceleration of your ETNs, and you could lose your entire investment.

For a description of how the Coupon Amount, payment at maturity or upon early redemption or acceleration is calculated, please refer to the “Specific Terms of the ETNs—Coupon Amount,” “—Payment at Maturity,” “—Payment Upon Early Redemption” and “—Optional Acceleration” sections in this pricing supplement.

Prior to September 27, 2022, the denomination and stated principal amount of each ETN was $25.00. Credit Suisse implemented a 1-for-20 reverse split of the ETNs, effective September 27, 2022. As of September 27, 2022, the denomination and stated principal amount of each ETN is $500.00. ETNs may be issued at a price that is higher or lower than the stated principal amount, based on the Indicative Value of the ETNs at that time. You will not have the right to receive physical certificates evidencing your ownership except under limited circumstances. Instead, we will issue the ETNs in the form of a global certificate, which will be held by DTC or its nominee. Direct and indirect participants in DTC will record beneficial ownership of the ETNs by individual investors. Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the ETNs through the accounts those systems maintain with DTC. You should refer to the section “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement and the section “Description of Debt Securities—Book-Entry System” in the accompanying prospectus.

The ETNs may be subject to a split or reverse split with a corresponding adjustment to the Closing Indicative Value, the Intraday Indicative Value, the Coupon Amount(s) and the Payment at Maturity due with respect to each ETN which is subject to a split or reverse split. A split or reverse split of the ETNs will not affect the aggregate stated principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the Current Principal Amount, the denominations used for trading purposes and the trading price, and may affect the liquidity, of the ETNs on the exchange. See “Description of the ETNs—Split or Reverse Split of the ETNs”.

An investment in the ETNs involves significant risks and is not appropriate for every investor. The ETNs are intended for investors who are familiar with covered call strategies and the risks associated with options and options transactions. Accordingly, the ETNs should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index which implements a covered call strategy on Reference Oil Shares. Investors should consider their investment horizon as well as potential transaction costs when evaluating an investment in the ETNs and should regularly monitor their holdings of the ETNs to ensure that they remain consistent with their investment strategies.

What is the Index and who publishes the level of the Index?

The ETNs are linked to the price return version of the Credit Suisse Nasdaq WTI Crude Oil FLOWS™ 106 Index. The level of the Index will be published by Nasdaq, Inc., as Index Calculation Agent. See “The Index”.

The Index measures the return of a “covered call” strategy on the Reference Oil Shares by reflecting changes in the price of the Reference Oil Shares and the notional option premiums received from the notional sale of monthly call options on the Reference Oil Shares. The Index strategy consists of a hypothetical notional portfolio that takes a “long” position in Reference Oil Shares and sells a succession of notional, approximately one-month, call options on the Reference Oil Shares with a strike price of approximately 106% of the price of the Reference Oil Shares exercisable on the option expiration date (the “Options” and, together with the long position in Reference Oil Shares, the “Index Components”). The notional sale of the Options is “covered” by the notional long position in the Reference Oil Shares. The long position in the Reference Oil Shares and the “short” call options are held in equal notional amounts (i.e., the short position in each Option is “covered” by the long position in the Reference Oil Shares).

This strategy is intended to provide exposure to WTI crude oil futures contract prices through the notional positions in the Reference Oil Shares and the Options that together seek to (i) generate periodic cash flows that a direct long-only ownership position in the Reference Oil Shares would not, (ii) provide a limited offset to losses from downside market performance in the Reference Oil Shares via the cash flows from option premiums and (iii) provide limited potential upside participation in the performance of the Reference Oil Shares. The level of the Index on any day reflects the value of (i) the notional long position in the Reference Oil Shares; (ii) the notional Option premium; and (iii) the notional short position in the Options then outstanding; net of the Notional Transaction Costs. The Index and, as a result, the ETNs will not participate in the potential upside of the Reference Oil Shares beyond the applicable strike price of the Options. As a result, the monthly appreciation of the Index is limited by the strike price of each Option during its term, which appreciation may be partially offset by the Notional Transaction Costs in implementing the covered call strategy. The Notional Transaction Costs reflect the monthly transaction costs of hypothetically buying and selling the call options and selling the Reference Oil Shares and equal 0.03%, 0.03% and 0.01%, respectively, times the closing price of the Reference Oil Shares on the date of such notional transactions and, which, on an annual basis, are expected to be approximately 0.84%. The actual cost will vary depending on the value of the Reference Oil Shares on the date of such transactions. By contrast, the Index’s exposure to any decline in the price of the Reference Oil Shares is not limited. In addition, because the notional Option premiums will be notionally distributed out of the Index each month (rather than being reinvested in the Index), the level of the Index and the value of the ETNs should be expected to decline each month in connection with the Index Distribution and Coupon Amount.

The Index measures the performance of the Index Components by incorporating the value of the option premiums deemed received from selling notional call options on the Reference Oil Shares, which value is paid to holders of the ETNs in the form of a variable monthly Coupon Amount based on the Index distribution of the notional premium received in connection with the sale of the Options. The premiums generated from the notional sales of the Options will be subtracted monthly from the Index at the end of the following roll period and paid to holders of the ETNs in the form of a Coupon Amount.

The rules for the Index were developed by CSi and Nasdaq, Inc. (the “Index Sponsors”). The Index was established on September 26, 2016 (the “Index Inception Date”) with a base date of May 21, 2007 (the “Index Base Date”) and a base value of 10,000.

Nasdaq, Inc., or another party designated by the Index Sponsors, will act as the index calculation agent (the “Index Calculation Agent”) and will be responsible for the calculation of the level of the Index, using the data and methodologies described herein and as determined by the Index Sponsors. The Index is reported on Bloomberg under the ticker symbol “QUSOI <Index>” and the Closing Level of the Index for each Trading Day is published by 5:00 p.m. (New York City time) on each such day. For more information, please refer to “The Index” in this pricing supplement.

What is a covered call?

Generally, call options give the purchaser of the call option the right to buy an underlying asset, such as the Reference Oil Shares, for a fixed price (the “strike” or “exercise” price) on a certain date (the “expiration”). The buyer of a call option is long the underlying asset at the strike price. A covered call is a transaction in which a seller of call options owns a corresponding amount of the underlying asset, such as the Reference Oil Shares. The option seller’s long position in the underlying asset is said to provide the “cover” as the underlying asset can be delivered to the buyer of the call if the buyer decides to exercise its call option. Writing or selling a call option generates income in the form of the premium paid by the option buyer.

If the price of the underlying asset ends up at or below the strike price, the return (compared to a long-only position in the underlying asset) is increased by the premium received. If the price of the underlying asset ends up above the strike price then the return is capped at a price equivalent to the strike plus the premium received. However, the market risk of the underlying asset is not eliminated. Covered call strategies are not appropriate for all market environments. In a consistently upward-trending market or in an extremely volatile market, a covered call strategy can underperform a long-only investment in the underlying asset, because it will fail to capture all of the potential upside and can miss out on significant gains. Additionally, if the underlying asset price declines, a covered call strategy may result in a loss.

How will the Coupon Amounts be determined for the ETNs?

On each Coupon Payment Date, for each $500.00 stated principal amount of the ETNs, you will be entitled to receive a variable cash payment equal to the Closing Indicative Value on the Index Business Day immediately preceding the relevant Index Distribution Date multiplied by the Coupon Percentage for that Index Distribution Date. The Coupon Amount will be paid on the Coupon Payment Date to the holder of record on the applicable Coupon Record Date. No Coupon Amount will be due or payable in the event you elect to offer your ETNs for early redemption or we accelerate the maturity of the ETNs. The initial Index Distribution Date was May 15, 2017 and the initial Coupon Payment Date was May 25, 2017.

The “Coupon Percentage” in respect of an Index Distribution Date will be the Distribution for such Index Distribution Date divided by the Closing Level of the Index on the Index Business Day immediately preceding the Index Distribution Date. The “Distribution” represents the notional monthly call premium earned on the sale of the call options written on the Reference Oil Shares during the immediately preceding Index Rebalancing Period pursuant to the Index methodology described herein.

The premiums generated from the notional sales of the Options will be subtracted monthly from the Index and paid to holders of the ETNs in the form of a Coupon Amount, the amount of which is determined based on the notional premiums received from the sale of the Options during the preceding Index Rebalancing Period as described below.

The “Index Rebalancing Period” refers to the five (5) consecutive Index Calculation Days beginning on and including the Index Calculation Day that is ten (10) calendar days prior to the Expiry Date (as defined below under “The Index—The Index Rebalancing Period”) of the relevant Options (each, a “Roll Date”). The Index will be rebalanced at the end of each Roll Date in accordance with the following steps:

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First, on the Index Calculation Day (as defined herein) preceding the first Roll Date of each month, the strike price of the new Option is determined. The strike price will be the lowest listed strike price that is above 106% (the “Target Strike”) multiplied by the price per Reference Oil Share as of 4:00 p.m. New York City time on such date of determination. Then, the Index will roll its monthly exposure over the next five (5) consecutive Index Calculation Days. The roll percentage is the proportion of the expiring position being rolled into a new position on each Roll Date and generally will equal 20%. In the event that one or more roll disruptions result in there being fewer than five (5) scheduled Index Calculation Days prior to Option expiration, the roll percentage will be greater than 20%, and in the event of an extraordinary roll disruption, the roll percentage may be up to 100%.

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At the end of the first Roll Date, and on each successive Roll Date of such Index Rebalancing Period, the Index will notionally sell the new Option. Additionally, as of the end of each such Roll Date, the Index will hypothetically close out through repurchase 20% (or such greater amount in the event roll disruptions) of the Options notionally sold during the previous Index Rebalancing Period (the expiring Options); the Index will notionally liquidate Reference Oil Shares in an amount sufficient to fund the notional repurchase.

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Finally, on the last Roll Date of such Index Rebalancing Period, the Index will determine the amount of the notional Option premium, which will, on the close of the last Roll Date of the next following Index Rebalancing Period, be subtracted from the Index as a Distribution and paid to holders of the ETNs in the form of the Coupon Amount.

When will the Coupon Amount be paid?

The “Coupon Payment Date” will be the later of (a) the 25th day of each calendar month, provided that, if such day is not a Business Day, the Coupon Amount will be paid on the first following Business Day, unless the first following Business Day is in the next calendar month, in which case the Coupon Amount will be paid on the immediately preceding day that is a Business Day, and (b) the day that is six (6) Business Days following the Index Distribution Date; provided that in the event that any adjustment is made to the Coupon Payment Date, the relevant Coupon Amount shall not be affected by such adjustment and no additional amount will accrue or be payable in respect of such originally scheduled Coupon Payment Date. The Coupon Amount will be paid on the Coupon Payment Date to the holder of record on the applicable Coupon Record Date. The “Coupon Record Date” will be the third scheduled Business Day prior to such Coupon Payment Date. The initial Index Distribution Date was May 15, 2017 and the initial Coupon Payment Date was May 25, 2017.

An “Index Distribution Date” will be the date on which the Distribution is subtracted from the level of the Index pursuant to the rules of the Index, which will occur on the last Roll Date of a given Index Rebalancing Period.

The Coupon Amount is calculated by reference to the notional Distribution from the Index, which will decrease the level of the Index (and therefore the value of the ETNs), as the Distribution comes directly from the notional portfolio reflected by the Index Components. When the Distribution is subtracted from the Index on the Index Distribution Date, the Coupon Amount will be added to the Closing Indicative Value and the Intraday Indicative Value of the ETNs up to the Ex-Coupon Date. At the market opening on the Ex-Coupon Date, the ETNs will trade on an ex-coupon basis, adjusted for the Coupon Amount, meaning that the Coupon Amount will no longer be included in the Closing Indicative Value or the Intraday Indicative Value of the ETNs. For a holder to receive the upcoming Coupon Amount, the holder must own the ETNs on the Coupon Record Date.

The “Ex-Coupon Date”, with respect to each Coupon Amount, will be the first Trading Day on which the ETNs trade without the right to receive such Coupon Amount.

Will I receive fixed periodic interest on the ETNs?

No. We will not make any fixed periodic payments of interest during the term of the ETNs, although you will be entitled to receive variable monthly Coupon Amounts based on the Index distribution of the notional option premiums received from the notional sale of monthly call options on the Reference Oil Shares, as described in this pricing supplement. Since the monthly Coupon Amount is uncertain and could be zero, investors should not expect to receive regular periodic interest payments.

Unless the ETNs are redeemed or accelerated, you will not receive any other payments on the ETNs prior to maturity of the ETNs. In addition, no Coupon Amount will be due or payable in the event you elect to offer your ETNs for early redemption or we accelerate the maturity of the ETNs.

Will a “covered call” strategy track the performance of the underlying asset?

A covered call strategy limits participation in the appreciation of the underlying asset, in this case the Reference Oil Shares. The maximum gain on the appreciation of Reference Oil Shares that comprise the Index is limited, and thus will affect the value of your ETNs. The Options included in the Index limit the Index’s participation in the appreciation of the Reference Oil Shares to the strike price of each Option during its term. In general, if the price of the Reference Oil Shares increases above the strike price of the Options by an amount that exceeds the premium received from the sale of the Options, the value of the covered call strategy will be less than the value of a direct investment in the Reference Oil Shares. You will not benefit from any increase in the Reference Oil Shares above the call strike price. As a result, the monthly appreciation of the Index is limited by the strike price of each Option during its term, which appreciation may be partially offset by the Notional Transaction Costs in implementing the covered call strategy. Consequently, the Index will not participate as fully in the appreciation of the Reference Oil Shares as would an investment linked directly to the Reference Oil Shares. The Index’s exposure to any decline in the price of the Reference Oil Shares is not limited.

Will my investment track the performance of the Reference Oil Shares or the spot price of WTI crude oil?

The value of the ETNs is linked to the performance of the Index, as reflected by their Indicative Value. The Daily Investor Fee, based on an annual Investor Fee Rate of 0.85%, reduces the Indicative Value of the ETNs and the amount of your payment at maturity or upon early redemption or acceleration. The amount of your payment upon early redemption is further reduced by the Early Redemption Charge. The Index measures the return of a “covered call” strategy on Reference Oil Shares and is comprised of notional long positions in Reference Oil Shares and notional short positions in the Options. The Index reflects price changes in the Reference Oil Shares (up to the strike price of the related Options) and the Option premiums generated from the notional sale of monthly call options on the Reference Oil Shares, less the Notional Transaction Costs incurred in connection with the implementation of the covered call strategy. Furthermore, the Reference Oil Shares are subject to expenses which accrue daily. The annual expense ratio of the Oil Fund for the year ended December 31, 2023 was 0.70%. Accordingly, the value of the ETNs will not track the performance of the Reference Oil Shares.

In addition, changes in the value of the Reference Oil Shares reflected in the Index may not correlate with changes in the spot price of WTI crude oil. The assets of the Oil Fund consist primarily of investments in WTI crude oil futures contracts and include futures contracts for light, sweet crude oil, other types of crude oil, heating oil, gasoline, natural gas, and other petroleum-based fuels and other oil interests such as cash-settled options on such oil futures contracts, forward contracts for oil, and over-the-counter transactions that are based on the price of oil, other petroleum based fuels, oil futures contracts and indices based on the foregoing. The correlation between changes in prices of the Reference Oil Shares and the spot price of WTI crude oil may at times be only approximate. The degree of imperfection of correlation depends upon supply and demand for the Reference Oil Shares in the secondary market, circumstances such as variations in the speculative oil market, supply of and demand for WTI crude oil futures contracts and other oil-related investments, and technical influences in oil futures trading.

The ETNs should not be expected to track the performance of the Reference Oil Shares or the spot price of WTI crude oil because of the fees and expenses applied to each of the Reference Oil Shares and the ETN, the design of the Index methodology which includes Notional Transaction Costs and limits upside participation in any appreciation of the Reference Oil Shares, as well as lack of correlation between changes in prices of the Reference Oil Shares and the spot price of WTI crude oil. The Index, the Reference Oil Shares and the ETNs are each subject to fees and costs. The level of the Index is reduced by the Notional Transaction Costs. The expenses of the Reference Oil Shares are accrued daily. The annual expense ratio of the Oil Fund for the year ended December 31, 2023 was 0.70%. The Indicative Value of the ETNs and the amount of your payment at maturity or upon early redemption or acceleration are reduced by the Daily Investor Fee and in the case of an early redemption, your payment is further reduced by the Early Redemption Charge. In addition, the level of the Index and, therefore, the value of the ETNs will decline each month in connection with the Index Distribution and Coupon Amount.

For all of the foregoing reasons, the performance of the ETNs should not be expected to mirror the performance of the Reference Oil Shares or the spot price of WTI crude oil.

How will payment at maturity or upon early redemption or acceleration be determined for the ETNs?

Unless your ETNs have been previously redeemed or accelerated, the ETNs will mature on April 24, 2037 (the “Maturity Date”), provided that the maturity of the ETNs may be extended at our option as described herein under “Specific Terms of the ETNs—Payment at Maturity”.

Payment at Maturity

If your ETNs have not been previously redeemed or accelerated, at maturity you will be entitled to receive a cash payment per ETN equal to the “Final Indicative Value”, which will be the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Value on each of the immediately preceding five (5) Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). We refer to the amount of such payment as the “Payment at Maturity”. If the Final Indicative Value is zero, the Payment at Maturity will be zero. If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. In addition, if a Market Disruption Event occurs or is continuing on the Final Valuation Date, the Maturity Date will be postponed until the date three (3) Business Days following the Final Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. Any payment on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the Payment at Maturity be less than zero.

The “Closing Indicative Value” on the Inception Date was $25.00 (the “Initial Indicative Value”). The Closing Indicative Value on each calendar day following the Inception Date will be calculated by the Index Calculation Agent and will be equal to (1) the Current Principal Amount for such calendar day plus (2) for any day on or after the Index Distribution Date but prior to the Ex-Coupon Date for a given month, any accrued but unpaid Coupon Amount. The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. The ETNs underwent a 1-for-20 reverse split, effective September 27, 2022. Since September 27, 2022, the Closing Indicative Value has been expressed in an amount per denomination and stated principal amount of $500.00 based on the split-adjusted Current Principal Amount. If the ETNs undergo a subsequent split or reverse split, the Closing Indicative Value (including the Current Principal Amount) of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement). Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment. See “Risk Factors—Risks Relating to the Return on the ETNs—If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, you will lose all of your investment”. Such adjustment may adversely affect the trading price and liquidity of the ETNs. The Index Calculation Agent is responsible for computing and disseminating the Closing Indicative Value.

The “Current Principal Amount” on each calendar day following the Inception Date will be equal to (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day minus (2) the Daily Investor Fee on such calendar day. On the Inception Date, the Current Principal Amount was $25.00. The ETNs underwent a 1-for-20 reverse split, effective September 27, 2022. For the purposes of determining the Current Principal Amount on September 27, 2022, the Current Principal Amount on September 26, 2022, multiplied by 20 and rounded to 8 decimal places, shall be used in the formula above. Since September 27, 2022, the Current Principal Amount has been expressed in an amount per denomination and stated principal amount of $500.00.

The “Intraday Indicative Value” of the ETNs will be calculated and published by the Index Calculation Agent every fifteen (15) seconds on each Trading Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a Trading Day, as determined by the Calculation Agent). At any time at which a Market Disruption Event has occurred and is continuing, there shall be no Intraday Indicative Value. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement.

If the ETNs undergo a subsequent split or reverse split, the Current Principal Amount, Closing Indicative Value and Intraday Indicative Value of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement). Neither the Closing Indicative Value nor the Intraday Indicative Value is the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Closing Indicative Value and Intraday Indicative Value of the ETNs at such time.

The “Daily Index Factor” on any Index Business Day will equal (a) the Closing Level of the Index on such Index Business Day divided by (b) the Closing Level of the Index on the immediately preceding Index Business Day. The Daily Index Factor is deemed to be one on any day that is not an Index Business Day.

A “Business Day” is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.

A “Trading Day” is a day which is (i) an Index Business Day, (ii) an ETN Business Day and (iii) an Index Component Business Day for each of the Index Components.

An “Index Business Day” is a day on which the level of the Index is calculated and published.

With respect to any Index Component, an “Index Component Business Day” is a day on which trading is generally conducted on any markets on which such Index Component is traded.

An “ETN Business Day” is a day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca and NASDAQ.

On any calendar day, the “Daily Investor Fee” will be equal to the product of (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day times (2)(a) the Investor Fee Rate divided by (b) 365. The “Investor Fee Rate” will be equal to 0.85%. The ETNs underwent a 1-for-20 reverse split, effective September 27, 2022. For the purposes of determining the Daily Investor Fee on September 27, 2022, the Current Principal Amount on September 26, 2022, multiplied by 20 and rounded to 8 decimal places, shall be used in the formula above.

The ETNs do not guarantee any return of your investment. If the level of the Index decreases or does not increase sufficiently to offset the Daily Investor Fee (and in the case of early redemption, the Early Redemption Charge) over the term of the ETNs, you will receive less, and possibly significantly less, at maturity or upon early redemption or acceleration of the ETNs than the amount of your investment.

See “Hypothetical Examples” and “Risk Factors—Risks Relating to the Return on the ETNs—Even if the Closing Level of the Index on the applicable Valuation Date exceeds the initial Closing Level of the Index on the date of your investment, you may receive less than your investment amount of your ETNs” in this pricing supplement for additional information on how the Daily Investor Fee affects the overall value of the ETNs.

The “Closing Level” of the Index on any Trading Day will be the closing level published on Bloomberg under the ticker symbol “QUSOI <Index>” or any successor page on Bloomberg or any successor service, as applicable; provided that, in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index for such Valuation Date, if necessary, as described below in “Specific Terms of the ETNs—Market Disruption Events”.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

For a further description of how your Payment at Maturity will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Payment Upon Early Redemption

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption Amount or more of your ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until April 14, 2037 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us on any day after the Trading Day preceding the start of the Accelerated Valuation Period related to the acceleration of all outstanding ETNs. If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will be entitled to receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to UBS. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. See “Specific Terms of the ETNs—Procedures for Early Redemption” in this pricing supplement.

You must offer for redemption at least 10,000 ETNs at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or the Calculation Agent may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a subsequent split or reverse split, the minimum number of ETNs needed to exercise your right to cause us to redeem your ETNs will remain the same.

The “Early Redemption Date” is the third Business Day following an Early Redemption Valuation Date.

The “Early Redemption Charge” per ETN will equal 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date.

The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, calculated by the Calculation Agent.

Payment Upon Optional Acceleration

On any Business Day on or after May 9, 2017, we have the right to accelerate all, but not less than all, of the issued and outstanding ETNs (an “Optional Acceleration”). Upon an Optional Acceleration, you will be entitled to receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period.

The “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two (2) Business Days after the date on which we give notice of such Optional Acceleration. The Accelerated Redemption Amount will be payable on the third Business Day following the last Trading Day in the Accelerated Valuation Period (such payment date the “Acceleration Date”). We will give notice of any Optional Acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due. See “Specific Terms of the ETNs—Optional Acceleration” in this pricing supplement.

For a further description of how your payment at maturity or upon early redemption or acceleration will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Understanding the value of the ETNs

The value of the ETNs is linked to the performance of the Index, as reflected by their Indicative Value. There are various ways to determine this value, using either the Indicative Value or the market value of the ETNs as reference. The Initial Indicative Value on the Inception Date was $25.00. Prior to September 27, 2022, the denomination and stated principal amount of each ETN was $25.00. Credit Suisse implemented a 1-for-20 reverse split of the ETNs, effective September 27, 2022. As of September 27, 2022, the denomination and stated principal amount of each ETN is $500.00. ETNs may be issued at a price that is higher or lower than the stated principal amount, based on the Indicative Value of the ETNs at that time.

The Initial Indicative Value, Intraday Indicative Value, Closing Indicative Value, Early Redemption Amount, Accelerated Redemption Amount and Payment at Maturity are not the same as the trading price, which is the price at which you may be able to buy or sell your ETNs in the secondary market. The Closing Indicative Value will be calculated and published by the Index Calculation Agent on each Trading Day under the Bloomberg ticker symbol “USOIIV”. The Intraday Indicative Value will be calculated and published by the Index Calculation Agent every fifteen (15) seconds on each Trading Day during normal trading hours under the Bloomberg ticker symbol “USOIIV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The trading price of the ETNs in the secondary market is available under the ticker symbol “USOI” and reflects the last reported trading price of the ETNs, regardless of the date and time of such trading price. The publishing of such values is subject to delay or postponement. The Closing Indicative Value and the Intraday Indicative Value may be published by parties other than the Index Calculation Agent; however, such publishing by other sources may be inaccurate and may be subject to delay or postponement. The Closing Indicative Value and the Intraday Indicative Value is calculated as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

Suspensions or disruptions to the calculation of the Index, whether due to application of the Index methodology, human error, Index Sponsors’ discretion or otherwise, can result in lags, delays and distortions to the Index. Because the Intraday Indicative Value is based on the intraday levels of the Index, it will reflect lags and other disruptions and suspensions that affect the Index. See “Risk Factors—Risks Relating to the Return on the ETNs—Suspensions or disruptions to the calculation of the Index may adversely affect the value of your ETNs”.

An explanation of each valuation is set forth below.

Closing Indicative Value

The Closing Indicative Value for the ETNs is designed to reflect the end-of day economic value of the ETNs. The Closing Indicative Value on each calendar day following the Inception Date will be calculated by the Index Calculation Agent and will be equal to (1) the Current Principal Amount for such calendar day plus (2) for any day on or after the Index Distribution Date but prior to the Ex-Coupon Date for a given month, any accrued but unpaid Coupon Amount. In no event, however, will the Closing Indicative Value be less than zero. The ETNs underwent a 1-for-20 reverse split, effective September 27, 2022. Since September 27, 2022, the Closing Indicative Value has been expressed in an amount per denomination and stated principal amount of $500.00 based on the split-adjusted Current Principal Amount.

See “How will payment at maturity or upon early redemption or acceleration be determined for the ETNs?—Payment at Maturity” in this pricing supplement.

Current Principal Amount

The Current Principal Amount on each calendar day following the Inception Date will be equal to (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day minus (2) the Daily Investor Fee on such calendar day. The Current Principal Amount on the Inception Date was $25.00.

The ETNs underwent a 1-for-20 reverse split, effective September 27, 2022. For the purposes of determining the Current Principal Amount on September 27, 2022, the Current Principal Amount on September 26, 2022, multiplied by 20 and rounded to 8 decimal places, shall be used in the formula above. Since September 27, 2022, the Current Principal Amount has been expressed in an amount per denomination and stated principal amount of $500.00.

See “How will payment at maturity or upon early redemption or acceleration be determined for the ETNs?—Payment at Maturity” in this pricing supplement.

Intraday Indicative Value

The “Indicative Value” of the ETNs is designed to reflect the economic value of the ETNs at a given time. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a Trading Day, as determined by the Calculation Agent).

Because the Intraday Indicative Value is based on the intraday levels of the Index, it will reflect lags and other disruptions and suspensions that affect the Index. See “Description of the ETNs—The actual trading price of the ETNs at any time may vary significantly from the Indicative Value at such time. The trading price of the ETNs at any time is the price that you may be able to sell your ETNs in the secondary market at such time, if one exists”, “Risk Factors—Risks Relating to the Return on the ETNs—Suspension or disruptions of market trading in options or futures contracts may adversely affect the value of your ETNs” and “Risk Factors—Risks Relating to the Return on the ETNs—The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value”.

See “Description of the ETNs—Intraday Indicative Value” in this pricing supplement. The Index Calculation Agent is responsible for computing and disseminating the Intraday Indicative Value.

Trading Price

The market value of the ETNs at any given time, which we refer to as the trading price, is the price at which you may be able to buy or sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs in the secondary market is not the same as the Indicative Value of the ETNs at any time, even if a concurrent trading price in the secondary market were available at such time. The trading price of the ETNs at any time may vary significantly from the Indicative Value of the ETNs at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads. Furthermore, any premium over or discount to the Intraday Indicative Value reflected in the trading price of the ETNs may be reduced or eliminated at any time. Paying a premium purchase price over the Indicative Value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium has declined or is no longer present in the market place or at maturity or upon early redemption or acceleration, in which case you will be entitled to receive a cash payment based on the Closing Indicative Value on the relevant Valuation Date(s). Investors should consult their financial advisors before purchasing or selling the ETNs, especially for ETNs trading at a premium over or a discount to their Indicative Value.

See “Risk Factors—Risks Relating to the Return on the ETNs—The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market” in this pricing supplement.

Early Redemption Amount

If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will be entitled to receive a cash payment per ETN on the Early Redemption Date equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, which will equal 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date, calculated by the Calculation Agent.

See “How will payment at maturity or upon early redemption or acceleration be determined for the ETNs?—Payment Upon Early Redemption” in this pricing supplement.

Accelerated Redemption Amount

On any Business Day on or after May 9, 2017, we have the right to accelerate all, but not less than all, of the issued and outstanding ETNs (an “Optional Acceleration”). Upon an Optional Acceleration, you will be entitled to receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period.

The “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two (2) Business Days after the date on which we give notice of such Optional Acceleration. The Accelerated Redemption Amount will be payable on the third Business Day following the last Trading Day in the Accelerated Valuation Period (such payment date the “Acceleration Date”). We will give notice of any Optional Acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.

See “How will payment at maturity or upon early redemption or acceleration be determined for the ETNs?—Payment Upon Early Redemption” in this pricing supplement.

Payment at Maturity

If your ETNs have not been previously redeemed or accelerated, at maturity you will be entitled to receive for each $500.00 stated principal amount of your ETNs a cash payment equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Value on each of the immediately preceding five Trading Days to and including the Final Valuation Date, subject to Market Disruption Events as described herein.

See “How will payment at maturity or upon early redemption or acceleration be determined for the ETNs?—Payment at Maturity” in this pricing supplement.

How do you sell your ETNs?

The ETNs are listed on the NASDAQ exchange under the ticker symbol “USOI”. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system. Under certain circumstances, the ETNs may be subject to delisting by NASDAQ. We have not and do not intend to list the ETNs on any other exchange. No PRIIPs or U.K. PRIIPs key information document (KID) has been prepared as the ETNs are not available to retail investors in the European Economic Area or the United Kingdom.

The trading price of the ETNs at any time is the price at which you may be able to buy or sell your ETNs in the secondary market at that time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. The trading price of the ETNs at any time may vary significantly from the Indicative Value of the ETNs at such time. Paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium has declined or is no longer present in the market place or at maturity or upon early redemption or acceleration, in which case you will be entitled to receive a cash payment based on the Closing Indicative Value on the relevant Valuation Date(s).

How do you offer your ETNs to UBS for early redemption?

If you wish to offer your ETNs to UBS for redemption, your broker or other person with whom you hold your ETNs must follow the following procedures:

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Deliver a notice of redemption, in substantially the form of Annex A (the “Redemption Notice”), to UBS via email or other electronic delivery as requested by UBS. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If UBS receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, UBS will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. UBS or its affiliate must acknowledge to your broker acceptance of the Redemption Notice in order for your redemption request to be effective;

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Notwithstanding the foregoing, UBS may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by UBS that a written indication of an offer for early redemption has otherwise been accepted by UBS. Any such written indication that is delivered after 4:00 p.m., New York City time, on any Business Day, will be deemed to have been made on the following Business Day. For the avoidance of doubt, you may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by UBS;

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Cause your DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and

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Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).

You are responsible for (i) instructing or otherwise causing your broker to provide the Redemption Notice and (ii) your broker satisfying the additional requirements as set forth in the second and third bullets above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If UBS does not (i) receive the Redemption Notice from your broker by 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to your broker accepting your redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and UBS will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which UBS receives a valid confirmation in accordance with the procedures described above will be irrevocable after UBS confirms your offer for early redemption.

Because the Early Redemption Amount you will receive for each ETN will not be determined until the close of trading on the applicable Early Redemption Valuation Date, you will not know the applicable Early Redemption Amount at the time you exercise your redemption right and will bear the risk that your ETNs will decline in value between the time of your exercise and the time at which the Early Redemption Amount is determined.

What are some of the risks of the ETNs?

An investment in the ETNs involves significant risks. Investing in the ETNs is not equivalent to investing directly in the Index or the Index Components. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in “Risk Factors” in this pricing supplement.

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You may lose some or all of your investment – The ETNs are designed for investors who seek exposure to the Index which is comprised of notional long positions in Reference Oil Shares and notional short positions in the Options. The ETNs do not guarantee any return of your investment. For each ETN, investors will receive a cash payment at maturity or upon early redemption or acceleration that will be linked to the performance of the Index times a Daily Index Factor and less a Daily Investor Fee. If the closing level of the Index at maturity or upon early redemption or acceleration is less than the level of the Index at the time you purchased your ETNs, you will lose some or all of your investment.

•	You are not guaranteed to receive a Coupon Amount – You will not receive fixed periodic payments on the ETNs; the amount of the monthly Coupon Amount is uncertain and could be zero.

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The ETNs are subject to market risk – When you purchase the ETNs you are exposed not only to the risk associated with purchasing an ETN that is subject to the credit risk of the Issuer but also to the risks of the underlying Index, the Reference Oil Shares and the Options. Investors should fully comprehend that in exchange for the right to receive a variable monthly Coupon Amount depending on the notional premiums received in connection with the sale of the Options, investing in the ETNs also means unlimited exposure to any decline in the value of the Reference Oil Shares. The level of the Index and the value of the Options and the Reference Oil Shares are affected by a variety of market and economic factors, interest rates, commodity prices and economic, financial, political, regulatory, judicial or other events, as well as risks relating to other events that affect the markets generally.

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Fees reduce the value of the ETNs – Your payment at maturity or upon early redemption or acceleration will be reduced by fees and charges associated with the ETNs and the Index. If the level of the Index decreases or does not increase sufficiently during the relevant period to offset the negative effect of (i) the Daily Investor Fee and (ii) if you redeem your ETNs, the Early Redemption Charge, your investment may result in a loss, even if the Closing Level of the Index is higher at the time you sell or redeem your ETNs, the ETNs mature or the ETNs are accelerated than at the time you purchased them.

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Indicative Values are not the same as the closing price or any other trading price of the ETNs – The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price, which is the price at which you may be able to buy or sell your ETNs in the secondary market, if one exists. The trading price of the ETNs at any time may vary significantly from the Indicative Value of the ETNs at such time, due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads.

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Our credit risk may affect the trading price of the ETNs – The ETNs are our senior unsecured debt obligations and are not, either directly or indirectly, an obligation of any third party. If we default on our obligations, you may not receive any amounts owed to you under the terms of the ETNs. Any payments you are entitled to receive on your ETNs are subject to the ability of UBS to pay its obligations as they become due and as a result, our actual and perceived creditworthiness will affect the market value, if any, of the ETNs before payments become due at maturity or upon an earlier redemption or acceleration.

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There may not be an active trading market in the ETNs – Although the ETNs are listed on the NASDAQ exchange we are not obligated to maintain any listing and, under certain circumstances, the ETNs may be subject to delisting by NASDAQ. In addition, we may cease issuances and/or suspend sales of the ETNs at any time, at our sole discretion. If the ETNs are delisted or if we choose not to issue additional ETNs or to suspend sales of the ETNs from our inventory, this will impact supply and demand for the ETNs and may materially and adversely impact the liquidity and price of the ETNs in the secondary market, if one exists. As a result, if you buy or sell your ETNs on the secondary market, the price that you pay or receive may be higher or lower than if the ETNs had remained listed or if we had decided to issue additional ETNs or not to cease or suspend sales of the ETNs from our inventory at that time, as the case may be. The factors that may interfere with an active trading market in the ETNs may also amplify any discrepancies between secondary market prices and the Indicative Values of the ETNs or the amounts that would be payable on the ETNs at maturity or upon early redemption or acceleration. Any such discrepancies could impair your ability to accurately assess the intrinsic value of the ETNs as compared to their then current market price, including any premium or discount thereto.

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Limited participation in appreciation of the Reference Oil Shares – Because a covered call strategy limits participation in any appreciation of the underlying asset, in this case the Reference Oil Shares, above the strike price of the Option, the Index will not participate in any appreciation of the Reference Oil Shares in excess of the strike price of the Options during their term, as would an investment linked directly to the Reference Oil Shares. The Index’s exposure to any decline in the value of the Reference Oil Shares will not be limited. The use of options, which will limit participation in appreciation of the Reference Oil Shares while maintaining full downside exposure, may render an investment in ETNs linked to the Index Components inappropriate as the focus of an investment portfolio.

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Volatility risk – The ETNs are exposed to volatility risk related to the Reference Oil Shares and the Options. Greater expected volatility with respect to the Reference Oil Shares indicates an increased risk that investors will not participate fully in any appreciation in the price of the Reference Oil Shares and an increased risk of loss of principal on the ETNs as the result of declines in the price of the Reference Oil Shares. Commodity futures prices, including the price of WTI crude oil futures contracts, are characterized by high and unpredictable volatility, which could lead to high and unpredictable volatility in the Index. The potential for high volatility and the cyclical nature of commodity markets may render an investment in ETNs linked to the Index inappropriate as the focus of an investment portfolio.

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We have potential conflicts – We and our affiliates play a variety of roles in connection with the issuance of the ETNs, including acting as Calculation Agent, an Index Sponsor and as an agent of the Issuer for the offering of the ETNs, making certain calculations and determinations that may affect the value of the ETNs and hedging our obligations under the ETNs. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the ETNs, which may create an additional incentive to sell the ETNs to you. Our affiliates will, among other things, calculate the arithmetic average of the Closing Indicative Values where applicable, the amount payable in respect of your ETNs at maturity, the Early Redemption Amount, the Accelerated Redemption Amount, make determinations with respect to Market Disruption Events, splits and reverse splits of the ETNs, the replacement of the Index with a Successor Index and any other calculations or determinations to be made by the Calculation Agent as specified herein. In addition, the Index Sponsors are responsible for the calculations used to determine the level of the Index. In addition, our affiliates or third parties with whom we transact, may engage in trading activities relating to the Index, the Reference Oil Shares, the Options or listed or over-the-counter options, futures contracts, swaps or other instruments linked to the Index, certain exchange-traded notes issued by UBS or the Reference Oil Shares or trading activities in commodities and related contracts. In performing these activities, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the ETNs.

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Early redemption is subject to restrictions – You must offer at least the applicable Minimum Redemption Amount of your ETNs to UBS and satisfy the other requirements described herein for your offer for redemption to be considered. On exercise of your right to require UBS to redeem your ETNs you will incur an Early Redemption Charge per ETN of 0.125% of the Closing Indicative Value on the Early Redemption Valuation Date, which will reduce the Early Redemption Amount. Since the early redemption settlement amount is determined after we receive your Redemption Notice and you may not rescind such notice, you will be exposed to market risk.

•

We may accelerate the ETNs at our option at any time – UBS may accelerate your ETNs at any time, and upon any such acceleration you may receive less than, and possibly may lose all of, your original investment in the ETNs.

•

UBS is subject to Swiss regulation – As a Swiss bank, UBS is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects UBS to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that UBS is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to write down or convert into equity debt instruments and other liabilities of UBS. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the ETNs and/or the ability of UBS to make payments thereunder and you may not receive any amounts owed to you under the ETNs

•

Uncertain tax treatment – No ruling is being requested from the Internal Revenue Service (“IRS”) with respect to the tax consequences of the ETNs. There is no direct authority dealing with securities such as the ETNs, and there can be no assurance that the IRS will accept, or that a court will uphold, the tax treatment described in this pricing supplement. See “Material United States Federal Income Tax Considerations”. In addition, you should note that the IRS and the U.S. Treasury Department (the “Treasury”) have announced a review of the tax treatment of prepaid financial contracts. Accordingly, no assurance can be given that future tax legislation, regulations or other guidance may not change the tax treatment of the ETNs. Potential investors should consult their tax advisors regarding the United States federal income tax consequences of an investment in the ETNs, including possible alternative treatments.

Is this the right investment for you?

The ETNs may be a suitable investment for you if you understand and acknowledge each of the following:

•	You seek an investment with a return linked to the performance of the Index which is comprised of notional long positions in Reference Oil Shares and notional short positions in the Options.

•

You are familiar with covered call strategies and understand the investment strategy underlying the Index and are willing to be exposed to notional long positions in Reference Oil Shares, notional short positions in the Options, the risks associated with options transactions and the Notional Transaction Costs associated with implementing the Index strategy.

•	You seek an investment with variable periodic payments, which may be zero and are dependent on the monthly call premium earned on the sale of the notional call options.

•

You are willing to accept the risk of fluctuations in the price of futures contracts on WTI crude oil generally and the price of the Reference Oil Shares, the value of the related Options and the level of the Index in particular.

•

You are willing to be exposed to the trading price of the ETNs and you understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time and that paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when such premium has declined or is no longer present in the market place or at maturity or upon early redemption or acceleration.

•	You are willing to actively and frequently monitor your investment in the ETNs.

•	You accept the risk that UBS may accelerate all of your ETNs at any time.

•	You have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions and the merits and risks of an investment in the ETNs.

•

You understand that the price of WTI crude oil futures contracts which the Reference Oil Shares seek to track may not correlate with spot price of WTI crude oil and you appreciate that an investment in the ETNs is not the same as an investment in WTI crude oil spot prices, futures contracts on WTI crude oil or buying or holding WTI crude oil.

•

You believe the value of the Index Components will increase by an amount sufficient to offset the Notional Transaction Costs incurred in connection with the implementation of the covered call strategy of the Index.

•

You believe the level of the Index will increase by an amount sufficient to offset the Daily Investor Fee and in the case of early redemption, the Early Redemption Charge over your intended holding period of the ETNs and to provide you with a satisfactory return on your investment during the time you hold the ETNs.

•

You are willing to accept that the strategy of the Index limits the upside participation in any appreciation in the value of the Reference Oil Shares while exposure to any decline in the value of the Reference Oil Shares will not be limited.

•	You believe that the price of the Reference Oil Shares will not increase by an amount that exceeds the Option strike prices over your intended holding period of the ETNs.

•	You understand the terms of the investment in the ETNs and you are familiar with the behavior of the Index and options, commodities and financial markets generally.

•	You do not seek a guaranteed return of your investment and understand that if the Index declines, you may lose up to 100% of your investment.

•	You have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment.

•	You understand that the Notional Transaction Costs, Daily Investor Fee and the Early Redemption Charge will reduce your return (or increase your loss, as applicable) on your investment.

•	You are willing to make an investment in the ETNs, the payments on which depend on the creditworthiness of UBS, as Issuer of the ETNs.

The ETNs are not a suitable investment for you if:

•	You do not seek an investment with a return linked to the performance of the Index which is comprised of notional long positions in Reference Oil Shares and notional short positions in the Options.

•

You are not familiar with covered call strategies or do not understand the investment strategy underlying the Index or are not willing to be exposed to notional long positions in Reference Oil Shares, notional short positions in the Options, risks associated with options transactions or the Notional Transaction Costs associated with implementing the Index strategy.

•

You seek fixed periodic interest payments on your investment and are not willing to accept variable periodic payments, which may be zero and are dependent on the monthly call premium earned on the notional sale of call options.

•

You are not willing to be exposed to fluctuations in the price of futures contracts on WTI crude oil generally or the price of the Reference Oil Shares, the value of the related Options and the level of the Index in particular.

•

You are not willing to be exposed to the trading price of the ETNs or you do not understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time and that paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when such premium has declined or is no longer present in the market place or at maturity or upon early redemption or acceleration.

•	You are not willing to actively and frequently monitor your investment in the ETNs.

•	You are not willing to accept the risk that UBS may accelerate all of your ETNs at any time.

•	You do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.

•

You prefer a direct investment in the spot price of WTI crude oil, Reference Oil Shares, futures contracts on WTI crude oil or buying or holding WTI crude oil rather than exposure to the Reference Oil Shares and Options comprising the Index tracked by the ETN.

•

You believe the value of the Index Components will decrease or will not increase by an amount sufficient to offset the Notional Transaction Costs incurred in connection with the implementation of the covered call strategy of the Index.

•

You believe the level of the Index will decrease or will not increase by an amount sufficient to offset the Daily Investor Fee and in the case of early redemption, the Early Redemption Charge, over your intended holding period of the ETNs.

•

You seek an investment that does not limit the upside participation in any appreciation in the value of the Reference Oil Shares or one that limits exposure to any decline in the value of the Reference Oil Shares.

•

You believe that the value of the Reference Oil Shares will either (i) decline by an amount that exceeds the monthly notional call option premiums reflected in the Index or (ii) appreciate above the strike price of the notional Options.

•	You do not understand the terms of the investment in the ETNs or you are not familiar with the behavior of the Index and options, commodities and financial markets generally.

•	You seek a guaranteed return of your investment.

•

You do not have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment, and prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings.

•

You do not want to incur the Notional Transaction Costs associated with the Index or to pay the Daily Investor Fee and in the case of early redemption, the Early Redemption Charge, which are charged on the ETNs and will reduce your return (or increase your loss, as applicable) on your investment.

•	You are not willing to be exposed to the credit risk of UBS, as Issuer of the ETNs.

Investors considering purchasing ETNs should be experienced with covered call strategies and options and the risks associated with options transactions and should reach an investment decision only after carefully considering, with their advisers, the suitability of the ETNs in light of their particular circumstances.

Does an investment in the ETNs entitle you to any ownership interests in the Index Components comprising the Index?

No. An investment in the ETNs does not entitle you to any ownership interest or rights in the Index Components comprising the Index. You will not have any interests or rights with respect to any Index Component as a result of your ownership of the ETNs.

Who calculates and publishes the Index?

The level of the Index is calculated by Nasdaq, Inc. in its capacity as Index Calculation Agent approximately every fifteen (15) seconds during normal trading hours, and the Closing Level of the Index is published on each Trading Day. Index information, including the Closing Level of the Index, is available from Bloomberg under the ticker symbol “QUSOI <Index>”. The historical performance of the Index is not indicative of the future performance of the Index or the level of the Index used to calculate the Early Redemption Amount, Accelerated Redemption Amount and Payment at Maturity, as the case may be. The Index is subject to the policies of the Index Sponsors and is subject to the Index Sponsors’ discretion, including with respect to the implementation of, and changes to, the rules governing the Index methodology.

Will the ETNs be distributed by our affiliates?

Our affiliate, Credit Suisse Securities (USA) LLC (“CSSU”), a member of the Financial Industry Regulatory Authority (“FINRA”) has participated in the distribution of the ETNs from the Initial Settlement Date to the date of this pricing supplement and may participate in future distributions of the ETNs. As a result of the Merger, UBS became the issuer under the certain distribution agreement originally entered into between Credit Suisse and CSSU, which, inter alia, governs the distribution of the ETNs. On March 26, 2024, UBS Securities LLC (“UBS Securities”), which is also a member of FINRA, became a distributor under such distribution agreement and thus will likely participate in any future distribution of the ETNs.

UBS Securities and CSSU are expected to charge normal commissions for the purchase of any ETNs and may also receive all or a portion of the Daily Investor Fee. Any offering in which UBS Securities or CSSU participates will be conducted in compliance with the requirements set forth in Rule 5121 of the Conduct Rules of FINRA regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with Rule 5121 of the Conduct Rules of FINRA, UBS Securities and CSSU may not make sales in offerings of the ETNs to any of its discretionary accounts without the prior written approval of the customer. Please see the section entitled “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

What is the United States federal income tax treatment of an investment in the ETNs?

Please refer to “Material United States Federal Income Tax Considerations” in this pricing supplement for a discussion of material United States federal income tax considerations for making an investment in the ETNs.

What is the role of our affiliates?

Our affiliates, UBS Securities and CSSU, are the underwriter for the offering and sale of the ETNs. UBS Securities, CSSU and/or other of our affiliated dealers currently intend, but are not obligated, to buy and sell the ETNs to create a secondary market for holders of the ETNs, and may engage in other activities described in the section “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement, the accompanying prospectus supplement and prospectus. However, neither UBS Securities, CSSU nor any of these affiliates will be obligated to engage in any market-making activities, or continue those activities once it has started them.

The Calculation Agent, which is an affiliate of ours, will among other things, calculate the arithmetic average of the Closing Indicative Values where applicable, the amount payable in respect of your ETNs at maturity, the Early Redemption Amount, the Accelerated Redemption Amount, make determinations with respect to Market Disruption Events, splits and reverse splits of the ETNs, the replacement of the Index with a Successor Index and any other calculations or determinations to be made by the Calculation Agent as specified herein. In addition, CSi is one of the Index Sponsors and in this role is responsible for the calculations used to determine the level of the Index. These determinations may be adverse to you. You should refer to “Risk Factors—Risks Relating to the Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of UBS—We or our affiliates may have economic interests adverse to those of the holders of the ETNs” in this pricing supplement.

Can you tell me more about the effect of UBS’s hedging activity?

We expect to hedge our obligations under the ETNs through one or more of our affiliates. This hedging activity may involve purchases or sales of Reference Oil Shares and listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Reference Oil Shares and/or issuing or trading other ETNs, including certain exchange-traded notes issued by UBS. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Valuation Date. We, our affiliates or third parties with whom we transact may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index or the Index Components. Any of these hedging activities could affect the value of the Reference Oil Shares and the Options, and accordingly the value of your ETNs and the amount we will pay on the ETNs determined on the Final Valuation Date, or, in the case of early redemption or acceleration of the ETNs, the relevant Valuation Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. You should refer to “Risk Factors—Risks Relating to the Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of UBS—Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments relating to the ETNs and the Index may impair the value of your ETNs” and “Risk Factors—Risks Relating to the Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of UBS—We or our affiliates may have economic interests adverse to those of the holders of the ETNs” and “Supplemental Use of Proceeds and Hedging” in this pricing supplement.

HYPOTHETICAL EXAMPLES

Hypothetical Coupon Amount Calculation

The hypothetical Coupon Amounts set forth below are for illustrative purposes only and are not expected to be the actual Coupon Amounts with respect to any Coupon Payment Date. The actual Coupon Amount on any Coupon Payment Date will be determined by reference to the Closing Indicative Value on the Index Business Day immediately preceding the Index Distribution Date and the Coupon Percentage for the relevant Coupon Payment Date and may be substantially different from any amounts set forth below. The Coupon Percentage in respect of an Index Distribution Date will be the Distribution for such Index Distribution Date divided by the Closing Level of the Index the Index Business Day immediately preceding the Index Distribution Date. The Distribution represents the notional monthly call premium earned on the notional sale of the call options written on the Reference Oil Shares pursuant to the Index methodology described in this pricing supplement.

Example 1. Assumptions: This example assumes that, on the Index Business Day immediately preceding the relevant Index Distribution Date, the level of the Index is equal to 5,000.00 and the Closing Indicative Value is equal to $15.00 and that, on the Index Distribution Date, the Distribution is equal to 50.00. The Coupon Amount will be $0.1500, and will be paid on the Coupon Payment Date to the holders of record on the Coupon Record Date.

Index Level	Distribution	Coupon Percentage (Distribution/Index Level)	Closing Indicative Value	Coupon Amount (Closing Indicative Value * Coupon Percentage)
5,000.00	50.00	1.000%	$15.00	$0.1500

The Coupon Percentage will be calculated as follows:

Distribution	=	50.00	=	1.000%
Index Level		5,000.00

The Coupon Amount will be calculated as follows:

Closing Indicative Value	x	Coupon Percentage	=	$15.00	x	1.000%	=	$0.15

Example 2. Assumptions: This example assumes that, on the Index Business Day immediately preceding the relevant Index Distribution Date, the level of the Index is equal to 10,000.00 and the Closing Indicative Value is equal to $28.00 and that, on the Index Distribution Date, the Distribution is equal to 110.00. The Coupon Amount will be $0.3080, and will be paid on the Coupon Payment Date to the holders of record on the Coupon Record Date.

Index Level	Distribution	Coupon Percentage (Distribution/Index Level)	Closing Indicative Value	Coupon Amount (Closing Indicative Value * Coupon Percentage)
10,000.00	110.00	1.1000%	$28.00	$0.3080

The Coupon Percentage will be calculated as follows:

Distribution	=	110.00	=	1.1000%
Index Level		10,000.00

The Coupon Amount will be calculated as follows:

Closing Indicative Value	x	Coupon Percentage	=	$28.00	x	1.1000%	=	$0.3080

Example 3. Assumptions: This example assumes that, on the Index Business Day immediately preceding the relevant Index Distribution Date, the level of the Index is equal to 2,000.00 and the Closing Indicative Value is equal to $7.70 and that, on the Index Distribution Date, the Distribution is equal to 10.00. The Coupon Amount will be $0.0385, and will be paid on the Coupon Payment Date to the holders of record on the Coupon Record Date.

Index Level	Distribution	Coupon Percentage (Distribution/Index Level)	Closing Indicative Value	Coupon Amount (Closing Indicative Value * Coupon Percentage)
2,000.00	10.00	0.5000%	$7.70	$0.0385

The Coupon Percentage will be calculated as follows:

Distribution	=	10.00	=	0.5000%
Index Level		2,000.00

The Coupon Amount will be calculated as follows:

Closing Indicative Value	x	Coupon Percentage	=	$7.70	x	0.5000%	=	$0.0385

Hypothetical Examples of the Payment at Maturity

The following examples show how the ETNs would perform in hypothetical circumstances, assuming an initial Index level of 10,000 and a $25.00 stated principal amount of each ETN and reflecting the Investor Fee Rate of 0.85% per annum. As of September 27, 2022, the actual denomination and stated principal amount per ETN is $500.00. For purposes of the calculation in this table, each year is assumed to have 365 days. It is further assumed that no Coupon Amounts are paid during the term of the ETNs and that the Distribution for each Index Distribution Date is zero. Because of daily compounding, the actual Investor Fee Rate may exceed 0.85% per annum. We have included examples in which the level of the Index (i) increases at a constant rate of 2.5% each year, (ii) increases at a constant rate of 3% for five (5) years and then falls at a constant rate of 9% for five (5) years, (iii) decreases and increases alternatively each year, (iv) decreases at an accelerating rate and (v) increases and then decreases over the term of the ETNs. These examples highlight the behavior of the Closing Indicative Value of the ETNs at the end of each year in different circumstances. The figures in these examples have been rounded for convenience. Although your payment upon early redemption or acceleration would be based on the Closing Indicative Value of the ETNs on the applicable Valuation Date (the calculation of which includes the Daily Investor Fee based on the Investor Fee Rate of 0.85% per annum), which is calculated in the manner illustrated in the examples below, you should be aware that CSSU, our agent for any redemption at your option, will charge a fee of 0.125% per ETN redeemed. The Early Redemption Charge is not included in the examples below. Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

The figures set forth in the examples below are for purposes of illustration only and are not actual historical results. For information relating to the historical performance of the Index, please refer to “The Index—Historical Information” in this pricing supplement.

Example 1. This example assumes that the level of the Index (Column B) has increased by 2.5% each year from the inception date of the ETNs to the end of year 10.

A	B	C	D	E
Year	Index Level	Closing Indicative Value(1)	Annualized Index Return	Annualized ETN Return
0	10,000.00	$25.00	n/a	n/a
1	10,250.00	$25.41	2.50%	1.63%
2	10,506.25	$25.82	2.50%	1.63%
3	10,768.91	$26.24	2.50%	1.63%

A	B	C	D	E
Year	Index Level	Closing Indicative Value(1)	Annualized Index Return	Annualized ETN Return

4	11,038.13	$26.67	2.50%	1.63%
5	11,314.08	$27.10	2.50%	1.63%
6	11,596.93	$27.54	2.50%	1.63%
7	11,886.86	$27.99	2.50%	1.63%
8	12,184.03	$28.45	2.50%	1.63%
9	12,488.63	$28.91	2.50%	1.63%
10	12,800.85	$29.38	2.50%	1.63%

Hypothetical return on the Index after 10 years: 28.01%

Hypothetical return on the ETNs after 10 years: 17.53%

(1)

The Closing Indicative Value presented in this table are based on a hypothetical $25.00 denomination and stated principal amount. As of September 27, 2022, the actual denomination and stated principal amount is $500.00.

Example 2. This example assumes that the level of the Index (Column B) has increased by approximately 3% each year from the inception date of the ETNs to the end of year 5, and decreased by 9% each year until the end of year 10.

A	B	C	D	E
Year	Index Level	Closing Indicative Value(1)	Annualized Index Return	Annualized ETN Return
0	10,000.00	$25.00	n/a	n/a
1	10,300.00	$25.53	3.00%	2.12%
2	10,609.00	$26.07	3.00%	2.12%
3	10,927.27	$26.63	3.00%	2.12%
4	11,255.09	$27.19	3.00%	2.12%
5	11,592.74	$27.77	3.00%	2.12%
6	10,549.39	$25.06	-9.00%	-9.77%
7	9,599.95	$22.61	-9.00%	-9.77%
8	8,735.95	$20.40	-9.00%	-9.77%
9	7,949.72	$18.40	-9.00%	-9.77%
10	7,234.24	$16.61	-9.00%	-9.77%

Hypothetical return on the Index after 10 years: -27.66%

Hypothetical return on the ETNs after 10 years: -33.58%

Example 3. This example assumes that the level of the Index (Column B) has decreased and increased by 3% alternatively each year from the inception date of the ETNs to the end of year 10.

A	B	C	D	E
Year	Index Level	Closing Indicative Value(1)	Annualized Index Return	Annualized ETN Return
0	10,000.00	$25.00	n/a	n/a
1	9,700.00	$24.04	-3.00%	-3.82%
2	9,991.00	$24.55	3.00%	2.12%
3	9,691.27	$23.62	-3.00%	-3.82%
4	9,982.01	$24.12	3.00%	2.12%
5	9,682.55	$23.19	-3.00%	-3.82%
6	9,973.02	$23.69	3.00%	2.12%
7	9,673.83	$22.78	-3.00%	-3.82%
8	9,964.05	$23.27	3.00%	2.12%

A	B	C	D	E
Year	Index Level	Closing Indicative Value(1)	Annualized Index Return	Annualized ETN Return
9	9,665.13	$22.38	-3.00%	-3.82%
10	9,955.08	$22.85	3.00%	2.12%

Hypothetical return on the Index after 10 years: -0.45%

Hypothetical return on the ETNs after 10 years: -8.59%

(1)

The Closing Indicative Value presented in this table are based on a hypothetical $25.00 denomination and stated principal amount. As of September 27, 2022, the actual denomination and stated principal amount is $500.00.

Example 4. This example assumes that the level of the Index (Column B) has decreased at an accelerating rate from the inception date of the ETNs to the end of year 10.

A	B	C	D	E
Year	Index Level	Closing Indicative Value(1)	Annualized Index Return	Annualized ETN Return
0	10,000.00	$25.00	n/a	n/a
1	9,500.00	$23.55	-5.00%	-5.81%
2	8,550.00	$21.01	-10.00%	-10.77%
3	7,267.50	$17.71	-15.00%	-15.72%
4	5,814.00	$14.05	-20.00%	-20.68%
5	4,360.50	$10.45	-25.00%	-25.64%
6	3,052.35	$7.25	-30.00%	-30.60%
7	1,984.03	$4.67	-35.00%	-35.55%
8	1,190.42	$2.78	-40.00%	-40.51%
9	654.73	$1.52	-45.00%	-45.47%
10	327.36	$0.75	-50.00%	-50.43%

Hypothetical return on the Index after 10 years: -96.73%

Hypothetical return on the ETNs after 10 years: -96.99%

Example 5. This example assumes that the level of the Index (Column B) has increased each year from the inception date to the end of year 3, and decreased at an increasing rate from the end of year 4 to the end of year 10.

A	B	C	D	E
Year	Index Level	Closing Indicative Value(1)	Annualized Index Return	Annualized ETN Return
0	10,000.00	$25.00	n/a	n/a
1	10,800.00	$26.77	8.00%	7.08%
2	11,232.00	$27.60	4.00%	3.12%
3	11,344.32	$27.64	1.00%	0.14%
4	11,003.99	$26.59	-3.00%	-3.82%
5	10,233.71	$24.52	-7.00%	-7.79%
6	9,108.00	$21.63	-11.00%	-11.76%
7	7,741.80	$18.23	-15.00%	-15.72%
8	6,270.86	$14.64	-19.00%	-19.69%
9	4,828.56	$11.18	-23.00%	-23.65%
10	3,524.85	$8.09	-27.00%	-27.62%

Hypothetical return on the Index after 10 years: -64.75%

Hypothetical return on the ETNs after 10 years: -67.64%

(1)

The Closing Indicative Value presented in this table are based on a hypothetical $25.00 denomination and stated principal amount. As of September 27, 2022, the actual denomination and stated principal amount is $500.00.

RISK FACTORS

The ETNs are senior unsecured debt obligations of UBS AG (“UBS”). The ETNs are senior debt securities as described in the accompanying prospectus supplement and prospectus and are considerably riskier than ordinary unsecured debt securities. The return on the ETNs is based on the performance of the Index, as reflected by their Indicative Value. Investing in the ETNs is not equivalent to investing directly in WTI crude oil or WTI crude oil futures contracts, the Index Components or the Index itself. See “The Index” below for more information on the Index.

This section describes the most significant risks relating to an investment in the ETNs. You should read the following information about these risks, together with the other information in or incorporated by reference into this pricing supplement and the accompanying prospectus supplement and prospectus before investing in the ETNs.

Risks Relating to the Return on the ETNs

You may lose all or a significant part of your investment in the ETNs. If the level of the Index decreases or does not increase sufficiently to offset the Daily Investor Fee (and in the case of early redemption, the Early Redemption Charge) over the term of the ETNs, you will receive less, and possibly significantly less, at maturity or upon early redemption or acceleration of the ETNs than the amount of your investment

The terms of the ETNs differ from those of ordinary debt securities in that the ETNs do not guarantee payment of the stated principal amount at maturity or upon early redemption or acceleration, and you may incur a loss of your investment. Because the payment due at maturity may be less than the amount originally invested in the ETNs, the return on the ETNs (the effective yield to maturity) may be negative. Even if it is positive, your return on the ETNs may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The Early Redemption Amount, Accelerated Redemption Amount and Payment at Maturity, as applicable (each, a “Redemption Amount”), will each depend on the change in the level of the Index. You may lose all or a significant amount of your investment in the ETNs if the level of the Index decreases or does not increase sufficiently. Additionally, any payment on the ETNs will be reduced, and possibly significantly reduced, if the level of the Index decreases or does not increase sufficiently to offset the Daily Investor Fee (and in the case of early redemption, the Early Redemption Charge) over the term of the ETNs. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.

Even if the amount payable on your ETNs on the Early Redemption Date, Acceleration Date or the Maturity Date, as applicable, is greater than the price you paid for your ETNs, it may not compensate you for a loss in value due to inflation and other factors relating to the value of money over time. Thus, even in those circumstances, the overall return you earn on your ETNs may be less than what you would have earned by investing in a debt security that bears interest at a prevailing market rate.

Your payment at maturity or upon early redemption or acceleration will be reduced by the fees and charges associated with the ETNs and the Index

As an investor in the ETNs, you will be exposed to fees and costs at two levels. First, the value of the Index used to calculate the payment at maturity or upon early redemption or acceleration will be reduced by the Notional Transaction Costs incurred in connection with the implementation of the covered call strategy of the Index. The Notional Transaction Costs reflect the monthly transaction costs of hypothetically buying and selling the call options and selling the Reference Oil Shares and equal 0.03%, 0.03% and 0.01%, respectively, times the closing price of the Reference Oil Shares on the date of such notional transactions and, which, on an annual basis, are expected to be approximately 0.84%. The actual cost will vary depending on the value of the Reference Oil Shares on the date of such transactions. These costs are built into the calculation of the level of the Index and, as a result, the Closing Level of the Index will be less than it would be if such costs were not included, subsequently reducing the value of, and your return on, the ETNs. Such reduction may be significant.

Second, the Daily Investor Fee, which is based on an annual Investor Fee Rate of 0.85% per annum, (and the Early Redemption Charge, if you offer your ETNs for early redemption) reduces the amount of your payment at maturity or upon early redemption or acceleration. If the level of the Index decreases or does not increase sufficiently to offset the impact of the Daily Investor Fee (and the Early Redemption Charge, if you offer your ETNs for early redemption), you will receive less, and possibly significantly less, than the initial amount of your investment in the ETNs.

The ETNs do not pay fixed periodic interest payments

We will not pay fixed periodic interest on the ETNs. Instead you will be entitled to receive a variable monthly Coupon Amount as described herein. The Coupon Amount will depend on the Index distribution of the notional premium received in connection with the sale of the monthly strike call options of approximately 106% on the Reference Oil Shares. Premiums on sales of such call options are affected by numerous factors, including the price of the Reference Oil Shares, the level at which the strike price is set, the change in the price of Reference Oil Shares during the roll period, interest rates and volatility in the markets generally. Accordingly, the Coupon Amount is uncertain and could be zero. You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including other of our debt securities, since the Payment at Maturity is based on the appreciation or depreciation of the Index. Because the payment due at maturity may be less than the amount originally invested in the ETNs, the return on the ETNs (the effective yield to maturity) may be negative. Even if it is positive, the return payable on the ETNs may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

You are not guaranteed any Coupon Amount on your ETNs

Your Coupon Amounts, if any, are not fixed and could be zero with respect to any Coupon Payment Date. To the extent the Coupon Percentage on an Index Distribution Date is equal to or less than zero, there will be no Coupon Amount made on the corresponding Coupon Payment Date. In addition, if you offer your shares for redemption, the Early Redemption Amount will be the sole payment in respect of the ETNs and no Coupon Amount will be due or payable.

You should regularly monitor your holdings of the ETNs to ensure that they remain consistent with your investment strategies

The ETNs are designed to reflect a long exposure to the performance of the Index which is comprised of notional long positions in Reference Oil Shares and short positions in call options on the Reference Oil Shares. You should regularly monitor your holdings of the ETNs to ensure that they remain consistent with your investment strategies.

The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price of the ETNs in the secondary market

The return on the ETNs is linked to the performance of the Index, as reflected by their Indicative Value. The Intraday Indicative Value and the Closing Indicative Value are not the same as the closing price or any other trading price, which is the price at which you may be able to buy or sell your ETNs in the secondary market, if one exists. The Closing Indicative Value reflects the Indicative Value of the ETN at the end of the relevant trading day and reflects the performance of the Index, less the Daily Investor Fee. The Closing Indicative Value on each calendar day following the Inception Date will be calculated by the Index Calculation Agent and will be equal to (1) the Current Principal Amount for such calendar day plus (2) for any day on or after the Index Distribution Date but prior to the Ex-Coupon Date for a given month, any accrued but unpaid Coupon Amount. The Closing Indicative Value will never be less than zero. The Closing Indicative Value will be zero on and subsequent to any calendar day on which the Intraday Indicative Value is less than or equal to zero at any time or the Closing Indicative Value equals zero.

By contrast, the trading price of the ETNs at any time is the price at which you may be able to buy or sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to sell your ETNs at a particular time. A premium or discount in the trading price of the ETNs as compared to their Indicative Value can arise quickly and under a variety of circumstances. See “—The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value” in this pricing supplement.

We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs. However, we are under no obligation to issue or sell additional ETNs at any time, and we may suspend issuances and sales of new ETNs at any time without providing you notice or obtaining your consent. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs in the secondary market could be materially and adversely affected, including an increase or decline in the premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs. Before trading in the secondary market, you should compare the Closing Indicative Value and Intraday Indicative Value with the then-prevailing trading price of the ETNs. The Intraday Indicative Value and the Closing Indicative Value will be calculated by the Index Calculation Agent referred to below and published on each Trading Day under the Bloomberg ticker symbol “USOIIV” and may also be calculated and published by other sources. The publishing of such values by the Index Calculation Agent or by others is subject to delay or postponement and published values may be inaccurate as a result of miscalculations, human error, or systems and technology errors. UBS does not (i) guarantee the completeness or accuracy of any published Indicative Value, (ii) make any representation or warranty with regard to any published Indicative Value, or (iii) assume responsibility for losses or damages arising out of your use of any published Indicative Value or any subsequent corrections or amendments to any published Indicative Value.

The ETNs may trade at a substantial premium to or discount from the Closing Indicative Value and/or Intraday Indicative Value

If you sell your ETNs on the secondary market, you will receive the market price for your ETNs, which may be substantially above or below the Closing Indicative Value and/or the Intraday Indicative Value. Paying a premium purchase price over the Intraday Indicative Value could lead to significant losses if you sell or redeem your ETNs at a time when such premium has declined or is no longer present in the market place or if we exercise our right to redeem the ETNs. Furthermore, if you sell your ETNs at a price which reflects a discount below the Closing Indicative Value, you may experience a significant loss.

A premium or discount in the trading price of the ETNs as compared to their Indicative Value can arise quickly and under a variety of circumstances. For example, a premium or discount may arise due to imbalances in the supply and demand of the ETNs (including as a result of any decision of ours to issue, stop issuing or resume issuing additional ETNs), the Index Components or derivatives related to the ETNs and the Index Components, the performance of the options on the Reference Oil Shares included in the Index, trading disruptions or limitations in any of the foregoing or the occurrence or continuation of a Market Disruption Event. Premiums and discounts can also arise as a result of transaction costs, credit considerations and bid-offer spreads related to the ETNs, the Index Components or derivatives related to the ETNs and the Index Components. Technological issues or human error, such as mistakes by service providers, market participants and others can cause dislocations between the trading price of the ETNs and their Indicative Value. Low trading volumes of the ETNs can result in mismatches between the trading price and the Indicative Value. Finally, premiums or discounts can arise during periods of severe volatility.

The ETNs may not be a suitable investment for you

The ETNs are not a suitable investment for you if:

•	You do not seek an investment with a return linked to the performance of the Index which is comprised of notional long positions in Reference Oil Shares and notional short positions in the Options.

•

You are not familiar with covered call strategies or do not understand the investment strategy underlying the Index or are not willing to be exposed to notional long positions in Reference Oil Shares, notional short positions in the Options, risks associated with options transactions or the Notional Transaction Costs associated with implementing the Index strategy.

•

You seek fixed periodic interest payments on your investment and are not willing to accept variable periodic payments, which may be zero and are dependent on the monthly call premium earned on the notional sale of call options.

•

You are not willing to be exposed to fluctuations in the price of WTI crude oil futures contracts generally or the price of the Reference Oil Shares, the value of the related Options and the level of the Index in particular.

•

You are not willing to be exposed to the trading price of the ETNs or you do not understand that the trading price of the ETNs at any time may vary significantly from the Intraday Indicative Value and the Closing Indicative Value of the ETNs at such time and that paying a premium purchase price over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell the ETNs at a time when such premium has declined or is no longer present in the market place or at maturity or upon early redemption or acceleration.

•	You are not willing to actively and frequently monitor your investment in the ETNs.

•	You are not willing to accept the risk that UBS may accelerate all of your ETNs at any time.

•	You do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions or the merits and risks of an investment in the ETNs.

•

You prefer a direct investment in the spot price of WTI crude oil, Reference Oil Shares, futures contracts on WTI crude oil or buying or holding WTI crude oil rather than exposure to the Reference Oil Shares and Options comprising the Index tracked by the ETN.

•

You believe the value of the Index Components will decrease or will not increase by an amount sufficient to offset the Notional Transaction Costs incurred in connection with the implementation of the covered call strategy of the Index.

•

You believe the level of the Index will decrease or will not increase by an amount sufficient to offset the Daily Investor Fee and in the case of early redemption, the Early Redemption Charge, over your intended holding period of the ETNs.

•

You seek an investment that does not limit the upside participation in any appreciation in the value of the Reference Oil Shares or one that limits exposure to any decline in the value of the Reference Oil Shares.

•

You believe that the value of the Reference Oil Shares will either (i) decline by an amount that exceeds the monthly notional call option premiums reflected in the Index or (ii) appreciate above the strike price of the notional Options.

•	You do not understand the terms of the investment in the ETNs or you are not familiar with the behavior of the Index and options, commodities and financial markets generally.

•	You seek a guaranteed return of your investment.

•

You do not have sufficient financial resources and liquidity to bear the risks of an investment in the ETNs, including the risk of loss of such investment, and prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings.

•

You do not want to incur the Notional Transaction Costs associated with the Index or to pay the Daily Investor Fee and in the case of early redemption, the Early Redemption Charge, which are charged on the ETNs and will reduce your return (or increase your loss, as applicable) on your investment.

•	You are not willing to be exposed to the credit risk of UBS, as Issuer of the ETNs.

Investors considering purchasing ETNs should be experienced with covered call strategies and options and the risks associated with options transactions and should reach an investment decision only after carefully considering, with their advisers, the suitability of the ETNs in light of their particular circumstances.

The “covered call” strategy of the Index may not result in an increase in the level of the Index and any gains of the Index are limited by the strike price of the notional call options. If the Index decreases or does not increase enough to offset the fees and cost of the ETNs, you may lose all or a significant portion of your investment in the ETNs

The ETNs are linked to an Index which measures the return of a covered call strategy on the Reference Oil Shares by reflecting price changes in the Reference Oil Shares and the option premiums generated from the notional sale of monthly call options on the Reference Oil Shares. The Index is subject to the Notional Transaction Costs of hypothetically buying and selling the call options and selling the Reference Oil Shares equal to 0.03%, 0.03% and 0.01%, respectively, times the closing price of the Reference Oil Shares on the date of such notional transactions and, which, on an annual basis, is expected to be approximately 0.84%. The actual cost will vary depending on the value of the Reference Oil Shares on the date of such transactions. You should understand the risk of this strategy before you invest.

A covered call strategy limits participation in the appreciation of the underlying asset, in this case the Reference Oil Shares. As a result, an investment in the ETNs is not the same as an investment directly linked to the performance of the Reference Oil Shares or WTI crude oil or WTI crude oil futures contracts. The assets of the Oil Fund consist primarily of investments in WTI crude oil futures contracts. The Options included in the Index limit the Index’s participation in the appreciation of the Reference Oil Shares to the strike price of each Option during its term. Consequently, the Index may not participate as fully in the appreciation of the Reference Oil Shares as would an investment linked directly to the Reference Oil Shares or a direct investment in WTI crude oil or WTI crude oil futures contracts. In general, if the price of the Reference Oil Shares increases above the strike price of the Options by an amount that exceeds the premium received from the sale of the Options, the value of the covered call strategy will be less than the value of a direct investment in the Reference Oil Shares.

The maximum gains on the appreciation of Reference Oil Shares that comprise the Index are limited, and thus will affect the value of your ETNs. You will not benefit from any increase in the Reference Oil Shares above the call strike price. If the price of the Reference Oil Shares is at the strike price, the covered call strategy will not experience additional gains because gains in the price of the Reference Oil Shares will generally be offset by the value of the outstanding Options. While the strike price of the Options included in the Index will operate to limit the Index’s participation in any increase in the value of the Reference Oil Shares, the Index’s exposure to any decline in the value of the Reference Oil Shares will not be limited. In addition, the level of the Index is reduced by the Notional Transaction Costs described above and the Indicative Value of the ETNs is reduced by the Daily Investor Fee based on an annual Investor Fee Rate of 0.85%.

Changing prices of the Index Components will affect the value of the ETNs

The Index includes Options which are rolled each month. As an Option approaches expiration, it is replaced by a contract that has a later expiration. This process is referred to as “rolling”. First, on the Index Calculation Day preceding the first Roll Date of each month, the strike price of the new Option is determined. The roll period for the Index is, normally, the five (5) consecutive Index Calculation Days beginning on and including the Index Calculation Day that is ten (10) calendar days prior to the Expiry Date of the relevant Options (each, a “Roll Date”). The roll percentage is the proportion of the expiring position being rolled into a new position on each Roll Date and generally will equal 20%. In the event that one or more roll disruptions result in there being fewer than five (5) scheduled Index Calculation Days prior to Option expiration, the roll percentage will be greater than 20%, and in the event of an extraordinary roll disruption, the roll percentage may be up to 100%. The Index will be rebalanced at the end of each

Roll Date and will be exposed to changes in the price of the Reference Oil Shares, changes in interest rates and market volatility generally during the roll period. These factors can lead to reduced notional Option premiums being received during the roll period, which could adversely affect the amount of the Distribution, the level of the Index and, accordingly, the value of the ETNs and the Coupon Amounts.

Additionally, the Index will be exposed to increases in the value of the Options that were sold during the immediately prior roll period, which are reflected as a short position in the Index and are notionally repurchased during the subsequent roll period. Any increase in the value of these Options after the roll period in which such Options are notionally sold could adversely affect the level of the Index and, accordingly, the value of the ETNs.

The value of the ETNs will not track the performance of the Reference Oil Shares or the spot price of WTI crude oil

The value of the ETNs is linked to the performance of the Index, as reflected by their Indicative Value. The Daily Investor Fee, based on an annual Investor Fee Rate of 0.85%, reduces the Indicative Value of the ETNs and the amount of your payment at maturity or upon early redemption or acceleration. The amount of your payment upon early redemption is further reduced by the Early Redemption Charge. The Index measures the return of a “covered call” strategy on Reference Oil Shares and is comprised of notional long positions in Reference Oil Shares and notional short positions in the Options. The Index reflects price changes in the Reference Oil Shares (up to the strike price of the related Options) and the Option premiums generated from the notional sale of monthly call options on the Reference Oil Shares, less the Notional Transaction Costs incurred in connection with the implementation of the covered call strategy. Furthermore, the Reference Oil Shares are subject to expenses which accrue daily. The annual expense ratio of the Oil Fund for the year ended December 31, 2023 was 0.70%. Accordingly, the value of the ETNs will not track the performance of the Reference Oil Shares.

In addition, changes in the value of the Reference Oil Shares reflected in the Index may not correlate with changes in the spot price of WTI crude oil. The assets of the Oil Fund consist primarily of investments in WTI crude oil futures contracts and include futures contracts for light, sweet crude oil, other types of crude oil, heating oil, gasoline, natural gas, and other petroleum-based fuels and other oil interests such as cash-settled options on such oil futures contracts, forward contracts for oil, and over-the-counter transactions that are based on the price of oil, other petroleum based fuels, oil futures contracts and indices based on the foregoing. The correlation between changes in prices of the Reference Oil Shares and the spot price of WTI crude oil may at times be only approximate. The degree of imperfection of correlation depends upon supply and demand for the Reference Oil Shares in the secondary market, circumstances such as variations in the speculative oil market, supply of and demand for WTI crude oil futures contracts and other oil-related investments, and technical influences in oil futures trading.

The ETNs should not be expected to track the performance of the Reference Oil Shares or the spot price of WTI crude oil because of the fees and expenses applied to each of the Reference Oil Shares and the ETN, the design of the Index methodology which includes Notional Transaction Costs and limits upside participation in any appreciation of the Reference Oil Shares, as well as lack of correlation between changes in prices of the Reference Oil Shares and the spot price of WTI crude oil. The Index, the Reference Oil Shares and the ETNs are each subject to fees and costs. The level of the Index is reduced by the Notional Transaction Costs. The expenses of the Reference Oil Shares are accrued daily. The annual expense ratio of the Oil Fund for the year ended December 31, 2023 was 0.70%. The Indicative Value of the ETNs and the amount of your payment at maturity or upon early redemption or acceleration are reduced by the Daily Investor Fee and in the case of an early redemption, your payment is further reduced by the Early Redemption Charge. In addition, the level of the Index and, therefore, the value of the ETNs will decline each month in connection with the Index Distribution and Coupon Amount.

For all of the foregoing reasons, the performance of the ETNs should not be expected to mirror the performance of the Reference Oil Shares or the spot price of WTI crude oil.

The Coupon Amount you are entitled to receive and the level of the Index are affected by market factors that interrelate in complicated ways. Any potential increase in the value of the Options may reflect a greater likelihood that you will not participate fully in the appreciation of the Reference Oil Shares or a higher likelihood that the Index will be exposed to a decline in the value of the Reference Oil Shares, which in either case could adversely affect the level of the Index and the value of the ETNs

The ETNs are linked to an Index which measures the return of a covered call strategy on Reference Oil Shares by reflecting price changes in the Reference Oil Shares (up to the strike price of the related Options) and the Option premiums generated from the notional sale of monthly call options on the Reference Oil Shares. The ETNs are subject to the Daily Investor Fee and the Index is subject to the Notional Transaction Costs. Because the covered call methodology applied by the Index reflects a notional short position in the Options (the Index is a notional seller of call options), the level of the Index will not increase beyond the strike price of the Options, even if the price of the Reference Oil Shares appreciates significantly. The Index notionally sells the Options and receives the call premium; it does not receive any gain if the Reference Oil Share price increases above the strike price.

The Coupon Amount payable on the ETNs depends on the notional premium received in connection with the sale of the Options and the value of the Options during their term. The value of the Options varies with the value of the underlying Reference Oil Shares over time. The premiums reflect the “likelihood” or chance of the Options finishing “in-the-money” or above the strike price. The Option premium generally will be higher when the Options have more time to expire and when the underlying Reference Oil Shares show more volatility. Accordingly, a higher premium reflects a view of a greater likelihood that the price of the Reference Oil Shares will increase above the strike price of the Options. Because the Index will reflect a notional short position in the Options after the premium is generated, the level of the Index will be adversely affected in situations where market participants attribute a greater potential value to such Options.

For example, it is possible that the price of the Reference Oil Shares may increase over the course of the roll period, during which time the Options are sold. Because the strike level of the Options to be sold was selected immediately prior to the roll period, the strike level of the options may be less than 106% of the level of the Reference Oil Shares on the day that such Options are sold. While this type of movement would be likely to increase the premium received for the sale of the options, investors will not participate in any further increase in the appreciation of the level of the Reference Oil Shares above the strike level determined immediately prior to the roll period. In this situation, there is a greater likelihood that investors will not fully participate in the appreciation of the level of the Reference Oil Shares.

Additionally, in times of greater expected volatility in the price of the Reference Oil Shares, market expectations reflect a higher possibility that the price of the Reference Oil Shares is likely to move upwards or downwards from the current price of the Reference Oil Shares and that such movement could be substantial. During such times, market participants may be willing to pay more for call options in order to access potential appreciation in the price of the Reference Oil Shares while avoiding any potential downside exposure to the Reference Oil Shares. In this type of environment, there is a larger likelihood that the level of the Reference Oil Shares will increase above the strike price of the options or decrease below the current level. The level of the Index and, consequently, the value of the ETNs, will be fully exposed to any decline in the value of the Reference Oil Shares, but the level of the Index and, consequently, the value of the ETNs, will not participate in any appreciation in the value of the Reference Oil Shares above the strike price of the call options.

The above factors, as well as other factors that may affect the Coupon Amount, may adversely affect the level of the Index and the value of your ETNs. You should understand the risk of the covered call strategy implemented by the Index before you invest.

The manner in which the Index is calculated, including the Notional Transaction Costs and daily value of the Options reflected in the Index, may have a negative impact on the level of the Index compared to alternative methods for implementing a covered call strategy

Although the Index is intended to measure the return of a covered call strategy on the Reference Oil Shares, the manner in which the Index is calculated may have a negative impact on the level of the Index and the value of the ETNs.

For example, when an Option is hypothetically sold by the Index, the premium generated is calculated using the last published “bid price” for the related listed option on such day. This “bid price” is the price at which purchasers have indicated they are willing to purchase such option and may be lower than the last price at which the sale of an option was completed. Additionally, the amount of any premium will be reduced by a “trading adjustment” equal to 0.0003 times the closing price of the Reference Oil Shares on such date.

Similarly, when an Option position is hypothetically repurchased by the Index, the cost of such repurchase is calculated using the last published “ask price” for the related listed option on such day. This “ask price” is the price at which sellers have indicated they are willing to sell such option. This “ask price” will be higher than the corresponding “bid price” for the option, which will increase the cost of repurchasing the Options. Additionally, the cost of repurchasing the Options will be increased by a “trading adjustment” equal to 0.0003 times the closing price of the Reference Oil Shares on such date.

In connection with the notional repurchase of Expiring Options, the Index will decrease the number of Reference Oil Shares held by the Index, reflecting a hypothetical sale of Reference Oil Shares to fund the repurchase of the Options. The notional proceeds generated by the sale of Reference Oil Shares will be reduced by a “trading adjustment” equal to 0.0001 times the closing price of the Reference Oil Shares on such date.

In addition, because the calculation of the level of the Index reflects a hypothetical short position in the Option, the level of the Index on any day decreases with any increase in the value attributed to the Options on such date. The value attributed to the Options on a given date is calculated using the “mid price” on such date, which is the average of the “ask price” and the “bid price” for the related listed option. It is possible that a “bid price” will not exist for the option on a given date, reflecting that no market participants have indicated that they are willing to purchase the option at any price. In this case, the Index will calculate the bid price by reference to the outstanding “ask price”. If the adjusted “bid price” is greater than zero, this will increase the value attributed to the Options and will consequently decrease the level of the Index.

Accordingly, the manner in which the Index is calculated may have a negative impact on the level of the Index. Any decrease in the level of the Index will decrease the value of your ETNs. It is possible that your return will be less than if you had invested in an alternative covered call strategy. You should understand the manner in which the Index is calculated and carefully review “The Index” in this pricing supplement before you invest.

A substantial delay will exist between the hypothetical sale of any options and the delivery of any premium received in the form of a Coupon Amount, and you will not be compensated for any such delay

Any Coupon that you may be entitled to receive on your ETNs will be calculated based on the Coupon Percentage on the Index Distribution Date and paid on the corresponding Coupon Payment Date. The Coupon Percentage will be calculated based on the notional premium generated from the sale of options from the prior month, which will be reflected in the Index during the period prior to the Index Distribution Date. As a result, a delay of approximately one month, and possibly more, will exist between the dates on which the notional premium is reflected in the Index and the Index Distribution Date based on which the corresponding Coupon Percentage is calculated. The amount available for distribution included in the Index will not accrue interest during this time period. Moreover, a delay of up to two (2) weeks may exist between the Index Distribution Date and the Coupon Payment Date, and any Coupon Amount you are entitled to receive will not accrue further interest during this time period.

As a result, a substantial delay will exist between the notional receipt of any options premium and any associated Coupon Amount on your ETNs, and you will not be compensated for this delay.

Disruption Events may adversely affect the Closing Level of the Index and the value of the ETNs

The Index includes Options which are rolled each month during the Index Rebalancing Period. During this process, Options that are nearing their expiration are notionally repurchased, and Reference Oil Shares are notionally sold in order to cover the cost of this repurchase. New Options are then sold, and the notional proceeds from such sale are included in the level of the Index and will affect the subsequent Coupon Amount on the ETN. If an Index Disruption Event (as defined herein) occurs, the Index will postpone the repurchase of the expiring Options, the sale of the Reference Oil Shares, and the sale of the new Options until the next Index Calculation Day on which an Index Disruption Event does not occur, even if trading in all such Index Components was not disrupted. The price on the next Index Calculation Day of the Reference Oil Shares or Options that are being sold may be lower than the price of such Index Component on the day on which the Index Disruption Event occurred, and the price on the next Index Calculation Day of the Options being repurchased may be higher than on the day on which the Index Disruption Event occurred, which could in either case adversely affect the level of the Index and, accordingly, the value of the ETNs.

Additionally, the roll period for the Index is, normally, the five (5) consecutive Index Calculation Days beginning on and including the Index Calculation Day that is ten (10) calendar days prior to the Expiry Date for the Options sold during the previous Index Rebalancing Period. In the event that Index Disruption Events result in fewer than five (5) Index Calculation Days occurring prior to the day on which such Options expire, the Index will roll its position over such fewer Index Calculation Days, which could result in more than 20% of the notional position of the Index Components being rolled on an Index Calculation Day. Because we expect to hedge our obligations relating to the ETNs and will be transacting in the Reference Oil Shares and the Option during the roll period, the notional position being rolled could adversely affect the level of the Index and, accordingly, the value of the ETNs. See “—Risks Relating to the Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of UBS—Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments relating to the ETNs and the Index may impair the value of your ETNs”.

In the event that Index Disruption Events result in a failure of the Index to notionally repurchase all of the expiring Options prior to the day on which such Options are scheduled to expire, the first Index Calculation Day on which an Index Disruption Event does not occur will constitute an “Extraordinary Roll Date” on which all such Options will be deemed to be repurchased by the Index. The price at which the Index is deemed to repurchase such expiring Options will be adjusted to reflect the Notional Transaction Costs associated with such repurchase and/or any exercise of the Options prior to the Index Calculation Day. The impact of any such adjustment could be substantial. The Notional Transaction Costs associated with such repurchase of the expiring Options will adversely affect the level of the Index and, accordingly, the value of the ETNs.

For more information on how Index Disruption Events may affect the level of the Index and therefore the value of the ETNs, see “The Index—Roll Percentage and Disruptions”.

Concentration risks associated with the ETNs

The return on the ETNs is linked to the performance of the Index, as reflected by their Indicative Value, which measures the return of a “covered call” strategy on the Reference Oil Shares and the option premiums generated from the notional sale of monthly call options on the Reference Oil Shares less the Notional Transaction Costs incurred in connection with the implementation of the covered call strategy. The Reference Oil Shares seek to mirror the performance of the prices of specified futures contracts on WTI crude oil and other oil-related futures contracts, before fees and expenses. Consequently, the ETNs reflect a concentrated exposure to a single asset and, therefore, could experience greater volatility than a more diversified investment and are exposed to significant market risks. An investment in securities linked to the performance of a single asset lacks diversification and does not have the benefit of other offsetting components which may increase when other components are decreasing. The price of futures contracts on WTI crude oil may not correlate to the price of commodities generally and may diverge significantly from the prices of commodities generally. Because the ETNs are linked to an Index reflecting a concentrated investment strategy, they carry greater risk and may be more volatile than a security linked to the prices of multiple assets or a broad-based index.

If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, you will lose all of your investment

If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero and you will lose all of your investment in the ETNs. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment. See “Risk Factors—Risks Relating to the Index, the Oil Fund, Reference Oil Shares and WTI Crude Oil—Risks associated with Reference Oil Shares”.

UBS may accelerate the ETNs prior to maturity

We have the right to accelerate all, but not less than all, of the issued and outstanding ETNs (an “Optional Acceleration”). Upon an Optional Acceleration, you will be entitled to receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period.

The “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two (2) Business Days after the date on which we give notice of such Optional Acceleration. The Accelerated Redemption Amount will be payable on the third Business Day following the last Trading Day in the Accelerated Valuation Period (such payment date the “Acceleration Date”). We will give notice of any Optional Acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due. See “Specific Terms of the ETNs—Optional Acceleration” in this pricing supplement for further information.

Furthermore, if we choose to exercise our right to effect an Optional Acceleration and the ETNs are accelerated, you will lose the opportunity to continue to hold your ETNs and participate in any future performance of the Index, as applicable, and you may be unable to invest in other securities with a risk/return profile similar to that of the ETNs.

The Index has limited performance history and may perform in unexpected ways. Any historical and retrospectively calculated performance of the Index should not be taken as an indication of the future performance of the Index

Publication of the Index began on September 26, 2016. Accordingly, the Index has limited historical data, and that historical data may not be representative of the Index’s potential performance under other market conditions. Because the Index has limited performance history, an investment in the ETNs may involve a greater risk than an investment in a financial product linked to one or more indices with a longer record of performance. A longer history of actual performance may have provided more reliable information on which to assess the validity of the Index’s proprietary methodology as the basis for an investment decision. Furthermore, any back-tested or historical performance of the Index is not an indication of how the Index will perform in the future.

Index levels prior to September 26, 2016 represent the retrospectively calculated performance of the Index, had it existed at the relevant time, based on certain data, assumptions and estimates, not all of which may be specified herein. These data, assumptions and estimates may be different from those that someone else might use to retrospectively calculate the Index levels. In calculating the retrospectively calculated performance of the Index, we have assumed that no disruption events or modifications to the methodology occurred during the period prior to September 26, 2016. There can be no assurance that there will not be any such disruption events or modifications which would adversely affect the level of the Index in the future. Retrospectively calculated Index levels based on different assumptions or for a different time period may produce different results. In any event, no information presented on the prior performance of the Index, whether actual or retrospectively calculated, should be relied on as an indicator of the future performance of the Index. It is impossible to know whether the level of the Index will rise or fall in the future.

The historical performance of the Index set forth in this pricing supplement does not give effect to the Daily Investor Fee, Early Redemption Charge or other charges on the ETNs. The Daily Investor Fee and Early Redemption Charge will adversely affect your return on the ETNs. See “Risk Factors—Risks Relating to the Return on the ETNs—Your payment at maturity or upon early redemption or acceleration will be reduced by the fees and charges associated with the ETNs and the Index” in this pricing supplement.

We may extend the scheduled Maturity Date for up to two additional five-year periods

The scheduled Maturity Date is initially April 24, 2037. We may at our option extend the maturity of the ETNs for up to two (2) additional five-year periods. We may only extend the scheduled Maturity Date for five (5) years at a time. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for the ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.

Even if the Closing Level of the Index on the applicable Valuation Date exceeds the initial Closing Level of the Index on the date of your investment, you may receive less than your investment amount of your ETNs

Because the Daily Investor Fee and in the case of early redemption, the Early Redemption Charge, reduces the amount due to you at maturity or upon early redemption or acceleration of the ETNs, the level of the Index must increase significantly in order for you to receive at least your investment amount at maturity or upon early redemption or acceleration of your ETNs. If the level of the Index decreases or does not increase sufficiently to offset the effect of the Daily Investor Fee over the term of the ETNs and in the case of early redemption, the Early Redemption Charge, you will receive less, and possibly significantly less, at maturity of your ETNs or upon early redemption or acceleration of the ETNs than the amount of your investment. For more information on how the Daily Investor Fee affects your payment at maturity or upon early redemption or acceleration, see “Hypothetical Examples”.

There are restrictions on the minimum number of ETNs you may redeem and on the dates on which you may redeem them

You must offer at least 10,000 ETNs (the “Minimum Redemption Amount”) at one time to us for redemption on any Early Redemption Date during the term of the ETNs until April 14, 2037 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended); provided that we or the Calculation Agent, may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us on any day after the Trading Day preceding the start of the Accelerated Valuation Period. If the ETNs undergo a subsequent split or reverse split, the minimum number of ETNs needed to exercise your right to cause us to redeem your ETNs will remain the same. In addition, you must cause your broker or other person with whom you hold your ETNs to deliver a notice of redemption, substantially in the form of Annex A (the “Redemption Notice”), to UBS via email or other electronic delivery as requested by UBS. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If UBS receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, UBS will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. UBS or its affiliate must acknowledge to your broker acceptance of the Redemption Notice in order for your redemption request to be effective.

Also, because of the timing requirements of your offer to us for early redemption, settlement of any early redemption will be prolonged when compared to a sale and settlement in the secondary market. As your Redemption Notice is irrevocable, this will subject you to market risk in the event the market fluctuates after UBS confirms your offer.

The redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their Indicative Value. There can be no assurance that arbitrageurs will employ the redemption feature in this manner.

You may not request early redemption of your ETNs after April 14, 2037 or after the Trading Day preceding the start of the Accelerated Valuation Period

You may not request early redemption of your ETNs after April 14, 2037, which is the final Redemption Notice date. In such case, you will be entitled to receive any payment due on the scheduled Maturity Date.

You may not request early redemption of your ETNs if we deliver or have delivered a notice of acceleration of all outstanding ETNs and your request is received after the Trading Day preceding the start of the Accelerated Valuation Period related to such acceleration. In such case, your ETNs will instead be accelerated on the relevant Acceleration Date. The Accelerated Redemption Amount may differ from the Early Redemption Amount you would have received had you redeemed your ETNs and the Accelerated Redemption Amount may be payable on a different date than that of the Early Redemption Amount.

An Early Redemption Charge of 0.125% per ETN will be charged upon an early redemption at your election

UBS Securities and CSSU will act as our agents in connection with any offer by you of your ETNs for redemption and will charge a fee of 0.125% per ETN times the Closing Indicative Value per ETN on the Early Redemption Valuation Date. The imposition of this fee will mean that you will not receive the full amount of the Closing Indicative Value upon an early redemption at your election.

You will not know the Early Redemption Amount for any ETNs you elect to redeem prior to maturity at the time you make such election

In order to exercise your right to redeem your ETNs prior to maturity, you must cause your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to UBS (as defined herein) by no later than 4:00 p.m., New York City time, on the Business Day prior to your desired Valuation Date. The Early Redemption Amount cannot be determined until the Valuation Date, and as such you will not know the Early Redemption Amount for your ETNs at the time you make an election to redeem your ETNs, which becomes irrevocable after UBS confirms your offer. The Early Redemption Amount for your ETNs on the relevant Valuation Date may be substantially less than it would have been on the prior day and may be zero.

The formula for determining the Redemption Amount does not take into account all developments in the Index

Changes in the level of the Index during the term of the ETNs before the Valuation Date will not necessarily be reflected in the calculation of the Redemption Amount. The Calculation Agent will calculate the Redemption Amount by utilizing the Closing Indicative Value on the applicable Valuation Date(s). No other levels of the Index, Closing Indicative Values or Intraday Indicative Values will be taken into account. In addition, no Coupon Amount will be due or payable upon any redemption of the ETNs. As a result, you may lose a significant part of your investment even if the level of the Index has risen at certain times during the term of the ETNs.

The Calculation Agent will have the authority to make determinations that could affect the market value of your ETNs and the amount you receive at maturity

The Calculation Agent will have discretion in making various determinations that affect your ETNs, including calculation of the arithmetic average of the Closing Indicative Values where applicable, the amount payable in respect of your ETNs at maturity, the Early Redemption Amount, the Accelerated Redemption Amount, determinations with respect to the Market Disruption Events, splits and reverse splits of the ETNs, the replacement of the Index with a Successor Index and any other calculations or determinations to be made by the Calculation Agent as specified herein. The exercise of this discretion could adversely affect the value of your ETNs and may present the Calculation Agent with a conflict of interest of the kind described below under “—Risks Relating to the Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of UBS—We or our affiliates may have economic interests adverse to those of the holders of the ETNs”.

Suspensions or disruptions to the calculation of the Index may adversely affect the value of your ETNs

Suspensions or disruptions to the calculation of the Index, whether due to application of the Index methodology, human error, Index Sponsors’ discretion or otherwise, can result in lags, delays and distortions to the Index. Under these circumstances, a comparison of the then-current Intraday Indicative Value of the ETNs to the then-prevailing secondary market price, if any, may impair your ability to accurately assess the intrinsic value of the ETNs as compared to their then current market price, including any premium or discount thereto. You should proceed with extreme caution in trading the ETNs during such time.

The market value of your ETNs may be influenced by many unpredictable factors

The market value of your ETNs will fluctuate between the date you purchase them and the applicable Valuation Date. You may also sustain a significant loss if you sell the ETNs in the secondary market. In addition to others, the following factors, many of which are beyond our control, will influence the market value of your ETNs, as well as the Redemption Amount:

•	the level of the Index at any time,

•	the expected volatility of the Index,

•	the volatility of the Index Components or of any options or futures contracts relating to the Index or the Index Components,

•	the liquidity of the Index Components or of any options or futures contracts relating to the Index or the Index Components,

•	the Index Components and changes to those Index Components over time,

•	the Notional Transaction Costs incurred in connection with the implementation of the covered call strategy of the Index and the Daily Investor Fee,

•

economic, financial, regulatory, political, judicial, military, geopolitical, public health, weather and other events that affect commodities markets generally, the Index or the relevant options contracts relating to the Index and the Index Components,

•

supply and demand for the ETNs in the secondary market, including but not limited to, inventory positions with any market maker or other person or entity who is trading the ETNs (supply and demand for the ETNs will be affected by the total issuance of ETNs, and we are under no obligation to issue additional ETNs to increase the supply),

•

global supply and demand for WTI crude oil, which is influenced by such factors as forward selling by WTI crude oil producers, purchases made by WTI crude oil producers, WTI crude oil hedge positions, other purchases and sales of WTI crude oil, and production and cost levels in major oil producing countries,

•	interest, yield rates, rate spreads and currency exchange rates in the markets,

•	speculation and trading activities in commodities and related contracts,

•	the time remaining until your ETNs mature, and

•	the actual or perceived creditworthiness of UBS.

You cannot predict the future performance of the Index based on the historical or retrospectively calculated performance of the Index or the historical performance of the Index Components. The factors above interrelate in complex ways, and the effect of one factor on the market value of your ETNs may offset or enhance the effect of another factor.

You will not have any rights in the Reference Oil Shares, in call options relating to such shares, in WTI crude oil futures contracts or in WTI crude oil

As an owner of the ETNs, you will not have rights that holders of the Reference Oil Shares or holders of call options on the Reference Oil Shares may have. In addition, you will have no ownership interest in WTI crude oil futures contracts, the price of which the Reference Oil Shares seek to track or in WTI crude oil, the underlying physical commodity referenced by such WTI crude oil futures contracts. Additionally, the return on the ETNs, if any, may be less than the return on a direct investment in the Index Components tracked by the Index due to the Notional Transaction Costs incurred in connection with the implementation of the covered call strategy of the Index. Also, the return on the ETNs, if any, may be less than the return on a similar investment in other instruments tracking the Index due to the Daily Investor Fee (and the Early Redemption Charge, if you offer your ETNs for early redemption). Any amounts due on your ETNs will be subject to the ability of the Issuer to satisfy its obligations and will be paid in cash. You will have no ownership rights in, or right to receive delivery of, any Index Component.

Reference Oil Share and Option prices may change unpredictably, affecting the level of the Index and the value of the ETNs in unforeseeable ways

Trading in the Reference Oil Shares and Options that comprise the Index Components is speculative and can be extremely volatile. Market prices of the Index Components may fluctuate rapidly based on numerous factors, including the supply and demand characteristics of the market, including the availability of alternate investment opportunities and changes in interest and yield rates in the market. See “Risk Factors—Risks Relating to the Index, the Oil Fund, Reference Oil Shares and WTI Crude Oil—Risks associated with Reference Oil Shares”.

These factors may affect the level of the Index and the value of your ETNs in varying ways, and different factors may cause the prices of the Index Components, and the volatilities of their prices, to move in inconsistent directions at inconsistent rates.

The Maturity Date may be postponed

In addition to the postponement for Market Disruption Events described above, if the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. We may also, at our option, extend the maturity of the ETNs for up to two (2) additional five-year periods following the originally scheduled Maturity Date of April 24, 2037.

Suspension or disruptions of market trading in options or futures contracts may adversely affect the value of your ETNs

Options markets like the Chicago Board Options Exchange (CBOE), the market for the Options included in the Index, are subject to temporary lags, distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and other market participants, human error and government and exchange regulation and intervention. These circumstances could affect the level of the Index and therefore could adversely affect the value of your ETNs.

In addition, suspensions or disruptions to the calculation of the Index, whether due to trading in the Index Components, application of the Index methodology, human error, Index Sponsors’ discretion or otherwise, can result in lags, delays and distortions to the Index. Under these circumstances, a comparison of the then current Intraday Indicative Value of the ETNs to the then prevailing secondary market price, if any, may impair your ability to accurately assess the intrinsic value of the ETNs as compared to their then current market price, including any premium or discount thereto. You should proceed with extreme caution in trading the ETNs during such time.

The ETNs are not regulated by the Commodity Futures Trading Commission

The proceeds to be received by us from the sale of the ETNs will not be used to purchase or sell any commodity futures contracts or options on futures contracts (collectively, “futures”), or swaps for your benefit. An investment in the ETNs thus neither constitutes an investment in futures, swaps nor a collective investment vehicle that trades in futures or swaps (i.e., the ETNs will not constitute a direct or indirect investment by you in futures or swaps), and you will not benefit from the regulatory protections of the Commodity Futures Trading Commission (the “CFTC”). Among other things, this means that the Issuer is not registered with the CFTC as a futures commission merchant (an “FCM”) and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures on a regulated futures exchange through a registered FCM. For example, the price you pay to purchase the ETNs will be used by us for our own purposes and will not be subject to customer funds segregation requirements provided to customers that trade futures on an exchange regulated by the CFTC.

Unlike an investment in the ETNs, an investment in a collective investment vehicle that invests in futures or swaps on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator (a “CPO”), unless it qualifies for an exemption from such registration requirements. Because the ETNs will not be interests in a commodity pool, the ETNs will not be regulated by the CFTC as a commodity pool, UBS will not be registered with the CFTC as a CPO, and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

Risks Relating to the Index, the Oil Fund, Reference Oil Shares and WTI Crude Oil

Owning the ETNs is not the same as directly owning Reference Oil Shares or options contracts related to the Reference Oil Shares

The return on your ETNs will not reflect the return you would realize if you actually purchased the Reference Oil Shares or sold call options relating to such shares. You will not have any rights that holders of such assets or instruments have. Although you have no ownership rights or interests in the Index Components, you are exposed to risks associated with such components, as more fully described below.

Commodity prices, including the price of WTI crude oil, are characterized by high and unpredictable volatility, which could lead to high and unpredictable volatility in the Index

WTI crude oil spot and futures contract prices are primarily affected by the global demand for and supply of crude oil, but are also influenced significantly from time to time by speculative actions and by currency exchange rates. Crude oil spot and futures contract prices are generally more volatile and subject to dislocation than spot and futures contract prices of other commodities. Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil. Crude oil’s end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel. Potential for substitution in most areas exists, although considerations including relative cost often limit substitution levels. Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions. Demand is also influenced by government regulations, such as environmental or consumption policies. In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil producing regions of the world. Such events tend to affect oil prices worldwide, regardless of the location of the event, although regional factors may disproportionately impact either WTI crude oil futures in comparison to crude oil futures generally or to one another. Supply for crude oil may increase or decrease depending on many factors. These include production decisions by the Organization of the Petroleum Exporting Countries (“OPEC”) and other crude oil producers. Crude oil prices are determined with significant influence by OPEC. OPEC has the potential to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply. In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, weather, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. Crude oil prices also vary depending on a number of factors affecting supply including geopolitical risk associated with wars (such as the current war between Russia and Ukraine), terrorist attacks and tensions between countries, including sanctions imposed as a result of the foregoing that can adversely affect oil and other energy trade flows by limiting or disrupting trade between countries or regions. Crude oil spot and futures contract prices may also be affected by short-term changes in supply and demand because of trading activities in the oil market and seasonality (e.g., weather conditions such as hurricanes). It is not possible to predict the aggregate effect of all or any combination of these factors. See “Risk Factors—Risks Relating to the Index, the Oil Fund, Reference Oil Shares and WTI Crude Oil—Risks associated with Reference Oil Shares”.

The markets for futures contracts and options on futures contracts, including those futures contracts related to WTI crude oil, are subject to extensive statutory, regulatory and exchange-imposed requirements, and the regulation of commodity transactions in the U.S. and other countries is subject to ongoing modification by government and judicial action. The effects of any future regulatory change or exchange requirement on the value of the ETNs are impossible to predict, but could be substantial and adverse to the interests of securityholders. The CFTC’s final position limit requirements expand the application of federal position limits for certain futures and option contracts in the major energy markets and for swaps that are their economic equivalents. The CFTC’s related final aggregation rule requires market participants to aggregate their positions with certain other persons under common ownership or control, unless an exemption applies, for purposes of determining whether the position limits have been exceeded. Such position limit rules may have the effect of making the futures markets, including those futures and options related to WTI crude oil, less liquid and more volatile, which could adversely affect the value of the ETNs.

These factors may have a larger impact on commodity futures prices, including the price of WTI crude oil futures contracts, and on commodity-linked instruments than on traditional fixed-income and equity securities and creates additional investment risks that cause the value of the ETNs to be more volatile than the values of traditional securities. These and other factors may affect the level of the Index, and, therefore, the value of the ETNs, in unpredictable or unanticipated ways. The potential for high volatility and the cyclical nature of commodity markets may render an investment in ETNs linked to the Index inappropriate as the focus of an investment portfolio.

The price of crude oil is subject to emerging markets’ political and economic risks

Crude oil may be produced in emerging market countries which are more exposed to the risk of swift political change and economic downturns than their industrialized counterparts. Indeed, in recent years, many emerging market countries have undergone significant political, economic and social change. In many cases, far-reaching political changes have resulted in constitutional and social tensions, and, in some cases, instability and reaction against market reforms has occurred. There can be no assurance that future political changes will not adversely affect the economic conditions of an emerging market country. Political or economic instability may significantly impact crude oil and crude oil futures prices, which will affect the level of the Index, and consequently, could adversely affect the return on your investment in the ETNs.

Trading in international markets could expose the Oil Fund to credit and regulatory risk

The Oil Fund invests primarily in oil futures contracts, a significant portion of which are traded on United States exchanges, including the New York Mercantile Exchange. However, a portion of the Oil Fund’s trades may take place on markets and exchanges outside the United States. Trading on such non-U.S. markets or exchanges presents risks because they are not subject to the same degree of regulation as their U.S. counterparts, including potentially different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, the Oil Fund is subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables may significantly impact the level of the Index and, consequently, adversely affect the return on your investment in the ETNs.

Risks associated with Reference Oil Shares

Although the Reference Oil Shares are listed for trading on a national securities exchange and a number of similar products have been traded on various national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the Reference Oil Shares or that there will be liquidity in the trading market. In addition, because the Reference Oil Shares are traded on an exchange and are subject to market supply and investor demand, the market value of one Reference Oil Share may differ from the net asset value per Reference Oil Share. Furthermore, the Oil Fund is subject to management risk, which is the risk that the Oil Fund’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. Pursuant to the Oil Fund’s investment strategy, the investment advisor for the Oil Fund may add, delete or substitute the assets held by the Oil Fund. In April 2020, the Oil Fund announced changes in the oil futures contracts that it tracks, such as seeking exposure to later months in the oil futures contracts than the tenor of the Benchmark Oil Futures Contract (as defined below). Significant tracking deviations are likely to occur as a result of the effects from contango, resulting in deviations between the performance of the Oil Fund’s investments and the Benchmark Oil Futures Contract and the Oil Fund may not be able to track the Benchmark Oil Futures Contract or meet its investment objective. Any of these actions or circumstances could adversely affect the price of the Reference Oil Shares and consequently the value of the ETNs. In addition, if one or more of the oil futures contracts or other oil-related investments held by the Oil Fund has a negative value, the Index level may decrease substantially, including to a level at or below zero, resulting in the Indicative Value of the ETNs decreasing substantially, potentially to zero.

The Reference Oil Shares track futures contract prices which may not correlate to changes in the spot price of oil

Price movements in futures contracts on commodities may not correlate with changes in the spot prices of commodities. A commodity futures contract is an agreement to buy a set amount of an underlying physical commodity at a predetermined price during a stated delivery period. A futures contract reflects the expected value of the underlying physical commodity upon delivery in the future. A commodity’s “spot” price reflects the immediate delivery value of the commodity. The correlation between changes in prices of futures contracts on WTI crude oil and the spot price of WTI crude oil may at times be only approximate. The degree of imperfection of correlation depends upon circumstances such as variations in the speculative oil market, supply of and demand for the WTI crude oil futures contract and other oil-related investments, and technical influences in oil futures trading.

In addition, the Reference Oil Shares seek to mirror the performance of the prices of specified futures contracts on WTI crude oil, before fees and expenses. The expenses of the Reference Oil Shares are accrued daily and vary from time to time. Because of these potential discrepancies, the return on Reference Oil Shares may not correlate with the return on WTI crude oil futures and/or WTI crude oil over the same period. See “The Index—The United States Oil Fund®” in this pricing supplement.

Natural forces in the oil futures market known as “backwardation” and “contango” may increase the Reference Oil Shares’ tracking error to WTI crude oil and/or negatively impact the performance of the Reference Oil Shares

The Oil Fund generally seeks to achieve its investment objective primarily by investing in the Benchmark Oil Futures Contract (defined below) and in oil futures contracts for light, sweet crude oil traded on NYMEX and ICE Futures with the same maturity month as the Benchmark Oil Futures Contract. However, in April 2020, the Oil Fund announced its intent to invest in oil futures contracts with later maturities than the Benchmark Oil Futures Contract. The price relationships between the near month contract and the next month’s contracts will vary and may impact both the performance of the Reference Oil Shares and the degree to which it tracks crude oil prices. In cases in which the near month contract’s price is lower than the next month’s contracts’ prices (a situation known as “contango” in the futures markets), then, absent the impact of the overall movement in crude oil prices, the value of the benchmark contract would tend to decline as it approaches expiration. In cases in which the near month contract’s price is higher than the next month contract’s price (a situation known as “backwardation” in the futures markets), then, absent the impact of the overall movement in crude oil prices, the value of the benchmark contract would tend to rise as it approaches expiration.

Termination of the Oil Fund could adversely affect the value of the ETNs

The Oil Fund may terminate and liquidate. If the Oil Fund is terminated and liquidated, such termination and liquidation could occur at a time which is disadvantageous to you, such as when the price of the Reference Oil Shares is lower than the price of such shares at the time when you purchased your ETNs. In such circumstances, the Calculation Agent may have discretion with respect to identifying a successor index or determining the value of your ETNs and any action taken by the Calculation Agent may have an adverse impact on the value of your ETNs.

The Calculation Agent may modify the Index

The Calculation Agent may modify the Index or adjust the method of its calculation if it determines that the publication of the Index is discontinued and there is no successor index. In that case, the Calculation Agent will determine the level of the Index, and thus the Redemption Amount, using a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Calculation Agent determines that the Index, the Options or the method of calculating the Index is changed at any time in any respect—including whether the change is made by the Index Sponsors under their existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting the Reference Oil Shares or the Options, or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsors pursuant to the methodology described herein, then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Closing Level of the Index used to determine the Redemption Amount is equitable. The Calculation Agent may make any such modification or adjustment even if the Index Sponsors continue to publish the Index without a similar modification or adjustment.

Any modification to the Index or adjustment to its method of calculation will affect the amount you will receive at maturity or upon early redemption or acceleration and will result in the ETNs having a value different (higher or lower) from the value they would have had if there had been no such modification or adjustment.

You will not benefit from any increase in the level of the Index if such increase is not sufficient to offset applicable fees and reflected in the level of the Index on the applicable Valuation Date

If the Index does not increase by an amount sufficient to offset the effect of the Daily Investor Fee and, in the case of an early redemption, the Early Redemption Charge, between the relevant date of your investment and the applicable Valuation Date, we will pay you less than the your initial amount of the ETNs upon early redemption. This will be true even if the level of the Index as of some date or dates prior to the Valuation Date would have been sufficiently high to offset the effect of the Daily Investor Fee and Early Redemption Charge.

Past performance of the Index is not indicative of future performance

The actual performance of the Index over the term of the offered ETNs, as well as the amount payable on the relevant Early Redemption Date, Acceleration Date or the Maturity Date, may bear little relation to the historical and retrospectively calculated values of the Index or to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Index.

The policies of the Index Sponsors or the primary exchange on which the Index Components are traded, or changes to these policies, could affect the Redemption Amount of your ETNs and their market value

The policies of the Index Sponsors concerning the calculation of the level of the Index and the manner in which changes affecting the Index, the Reference Oil Shares, the Options or related listed options or futures are reflected in the level of the Index, as well as the policies of the primary exchange on which the Reference Oil Shares and the related options or futures are traded, could affect the Redemption Amount of your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date and the market value of your ETNs prior to that date. The Redemption Amount of your ETNs and their market value could also be affected if the Index Sponsors or the primary exchange on which the Index Components are traded changes these policies or make other methodological changes, for example by changing the manner in which it calculates the level of the Index, by adding, deleting or substituting the futures contracts relating to the Index, or if the Index Sponsors or the primary exchange on which the Index Components are traded discontinues, modifies or suspends calculation or publication of the level of the Index, in which case it may become difficult to determine the intrinsic value of your ETNs. One example may be if the Index Sponsors and/or the Index Calculation Agent holds the real-time calculation of intraday levels of an Index (commonly known as “auto holds”) based on certain thresholds, volatility or other factors as determined by the Index Sponsors, sometimes without prior notice. Under these circumstances, a comparison of the then current Intraday Indicative Value of the ETNs to the then prevailing secondary market price, if any, may impair your ability to accurately assess the intrinsic value of the ETNs as compared to their then current market price, including any premium or discount thereto. You should proceed with extreme caution in trading the ETNs during such time.

A listed option used as a reference for the Options on Reference Oil Shares may be replaced if such contract is terminated or replaced on the exchange where it is traded

The notional call Option contracts on the Reference Oil Shares constitute Index Components and are included in the calculation of the Index. The value of such Options is determined by reference to corresponding listed options on the Reference Oil Shares (“reference options”). If any such reference option were to be terminated or replaced by an exchange, a comparable options contract, if available, would be selected by the Index Sponsors to replace that reference option.

The termination or replacement of any reference option may have an adverse impact on the level of the Index or the Reference Oil Shares and, therefore, the value of your ETNs.

The occurrence of a Market Disruption Event will affect the calculation of the Daily Index Factor, certain valuations and delay certain payments under the ETNs

If a Market Disruption Event occurs or is continuing on any Index Business Day, the Calculation Agent will determine the Daily Index Factor on such Index Business Day using an appropriate Closing Level of the Index for such Index Business Day taking into account the nature and duration of such Market Disruption Event. In addition, if the Final Valuation Date, the Early Redemption Valuation Date or the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, due to a Market Disruption Event or otherwise, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three (3) Business Days following such Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date, any Early Redemption Date or the Acceleration Date. See “Specific Terms of the ETNs—Market Disruption Events” in this pricing supplement.

Risks Relating to Liquidity and the Secondary Market

We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, including by adding conditions on such additional issuances and sales at our sole discretion, and we may stop and subsequently resume selling additional ETNs at any time

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the stated principal amount, based on the Indicative Value of the ETNs at that time. The price of the ETNs in any subsequent sale may differ substantially (higher or lower) from the issue price paid in connection with any other issuance of such ETNs. Sales of the ETNs after the Inception Date will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Additionally, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. However, we are under no obligation to issue or sell any additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, including by adding conditions on such additional issuances and sales at our sole discretion, and we may stop and subsequently resume selling additional ETNs at any time. If we start selling additional ETNs, we may stop selling additional ETNs for any reason, which could materially and adversely affect the trading price and liquidity of such ETNs in the secondary market. Furthermore, unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price.

Suspension of additional issuances of the ETNs can also result in a significant reduction in the number of outstanding ETNs if investors subsequently exercise their right to have the ETNs redeemed by us. If the total number of outstanding ETNs has fallen to a level that is close to or below the minimum redemption amount, you may not be able to purchase enough ETNs to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the redemption right can result in the ETNs trading in the secondary market at discounted prices below the Intraday Indicative Value. Having to sell your ETNs at a discounted sale price below the Intraday Indicative Value of the ETNs could lead to significant losses. Prior to making an investment in the ETNs, you should take into account whether or not the trading price is tracking the Intraday Indicative Value of the ETNs.

The liquidity of the market for the ETNs may vary materially over time

Credit Suisse sold a portion of the ETNs on the Inception Date and additional ETNs will be issued and sold from time to time through UBS Securities, UBS Financial Services Inc., CSSU, or our other U.S.-registered broker-dealer subsidiaries or affiliates of ours. Also, the number of ETNs outstanding could be reduced at any time due to early redemption or acceleration of the ETNs as described in this pricing supplement. Additionally, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. Accordingly, the liquidity of the market for the ETNs could vary materially over the term of the ETNs. While you may redeem your ETNs prior to maturity, such redemption is subject to the restrictive conditions and procedures described elsewhere in this pricing supplement, including the condition that you must offer at least the applicable Minimum Redemption Amount to UBS at one time for redemption on any Early Redemption Date.

NASDAQ may halt trading in the ETNs or may limit the extent to which trading prices may change within specified time periods, which in either case would adversely impact investors’ ability to sell the ETNs

Trading in the ETNs may be halted due to market conditions or, in the judgment of the exchange, if necessary to protect investors or in the public interest. General exchange trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules based on a specified decline in a market index (e.g., the S&P 500® Index). In addition, the ETNs may be subject to “limit up” and “limit down” rules or trading pause requirements that are triggered by a significant change in the trading price of the ETNs within a specified period of time. These “limit up” and “limit down” and trading pause rules, if triggered, could prevent investors from transacting at the then prevailing Intraday Indicative Value or at all. If the level of the Index declines precipitously during the trading day, triggering a “limit down” mechanism or trading pause, you may be unable to sell your ETNs for some period of time, either because no trading at all is permitted or because the price that any purchaser would be willing to pay for them at the time may be significantly below the lowest price that a purchaser would be permitted to pay for them on the exchange. In that circumstance, by the time you are finally able to sell your ETNs, you may have incurred significantly greater losses than you would have incurred had you been able to sell them when you initially wanted to. Exchange rules relating to these matters are subject to change from time to time.

There may not be an active trading market for your ETNs; sales in the secondary market may result in significant losses

The ETNs are listed on the NASDAQ exchange under the ticker symbol “USOI” and the ETNs may trade in after-hours trading. As long as an active secondary market in the ETNs exists, we expect that investors will purchase and sell the ETNs primarily in this secondary market. We have no obligation to maintain any listing on any exchange or quotation system. Under certain circumstances, the ETNs may be subject to delisting by NASDAQ. We have not and do not intend to list the ETNs on any other exchange. No PRIIPs or U.K. PRIIPs key information document (KID) has been prepared as the ETNs are not available to retail investors in the European Economic Area or the United Kingdom. A trading market for the offered ETNs may not continue for the term of the ETNs. Even if there is a secondary market for your ETNs, it may not be sufficiently liquid to enable you to sell your ETNs readily and you may suffer substantial losses and/or sell your ETNs at prices substantially less than their Intraday Indicative Value or Closing Indicative Value, including being unable to sell them at all or only for a price of zero in the secondary market. In addition, if you sell your ETNs in the secondary market at a discount from the prevailing Indicative Value, you may receive sale proceeds that are lower than if you had otherwise sold your ETNs at a time when such discount was not present in the marketplace or if the ETNs had been redeemed or accelerated. Trading the ETNs during after-hours trading may involve trading at a time when there is no real-time Indicative Value available, which would impair your ability to accurately assess the intrinsic value of the ETNs relative to the price available during such after-hours trading, including any premium or discount thereto.

No assurance can be given as to the continuation of the listing for the life of the offered ETNs, or the liquidity or trading market for the offered ETNs. We are not required to maintain any listing of your ETNs on the NASDAQ exchange or any other exchange and the liquidity of the market for the ETNs could vary materially over the term of the ETNs.

Risks Relating to the Creditworthiness, Conflicts of Interest, Hedging Activities and Regulation of UBS

The ETNs are subject to the credit risk of UBS

Although the return on the ETNs is based on the performance of the Index, as reflected by their Indicative Value, the payment of any amount due on the ETNs, including any payment at maturity or upon early redemption or acceleration and any Coupon Amounts are subject to the credit risk of UBS. Investors are dependent on UBS’s ability to pay all amounts due on the ETNs, and therefore investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the market value of the ETNs prior to maturity.

Any decline in our credit ratings may affect the market value of your ETNs

Our credit ratings are an assessment of our ability to pay our obligations, including those on the offered ETNs. Consequently, actual or anticipated declines in our credit ratings may affect the market value of your ETNs.

Trading and other transactions by us, our affiliates or third parties with whom we transact in securities or financial instruments relating to the ETNs and the Index may impair the value of your ETNs

We expect to hedge our obligations relating to the ETNs by purchasing or selling short the options contracts relating to the Index or the Reference Oil Shares, listed or over-the-counter options, futures contracts, swaps, or other derivative instruments relating to the Index, or other instruments linked to the Index, certain exchange-traded notes issued by UBS, or the futures contracts relating to the Index or the Reference Oil Shares, and adjust the hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, and to unwind the hedge by selling any of the foregoing, perhaps on or before the Valuation Date. We, our affiliates, or third parties with whom we transact, may also enter into, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index. Any of these hedging activities may adversely affect the level of the Index—directly or indirectly by affecting the price of the Reference Oil Shares, the Options or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the Options—and, therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. It is possible that we, our affiliates or third parties with whom we transact could receive substantial returns with respect to these hedging activities while the value of your ETNs declines or becomes zero. Any profit in connection with such hedging activities will be in addition to any other compensation that we and our affiliates receive for the sale of the ETNs, which may create an additional incentive to sell the ETNs to you.

We, our affiliates or third parties with whom we transact may also engage in trading in options or futures contracts relating to the Index or the Reference Oil Shares, or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the Options, or instruments whose returns are linked to the Index or the Options, certain exchange-traded notes issued by UBS or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the futures contracts relating to the Index for our or their proprietary accounts, for other accounts under our or their management or to facilitate transactions, including block transactions, on behalf of customers. Any of these activities could adversely affect the level of the Index—directly or indirectly by affecting the price of the Reference Oil Shares or the Options or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the Options—and, therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. We may also issue, and we, our affiliates or third parties with whom we transact may also issue or underwrite, other ETNs or financial or derivative instruments with returns linked to changes in the level of the Index or the Reference Oil Shares or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the Reference Oil Shares. By introducing competing products into the marketplace in this manner, we, our affiliates or third parties with whom we transact could adversely affect the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date.

We or our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the ETNs. Any such research, opinions or recommendations could affect the market price of the Reference Oil Shares, the level of the Index or the market value of the ETNs

We, our affiliates or third parties with whom we transact, the Calculation Agent and their affiliates may have published, and in the future may publish, research reports with respect to the Reference Oil Shares and with respect to the Index. Any of these activities by us, our affiliates or third parties with whom we transact, the Calculation Agent or any of their affiliates may affect the levels of the Index and, therefore, the market value of your ETNs and the amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. Moreover, any such research reports should not be viewed as a recommendation or endorsement of the Reference Oil Shares, the Index or the ETNs in any way, and investors must make their own independent investigation of the merits of this investment.

We or our affiliates may have economic interests adverse to those of the holders of the ETNs

As noted above, we, our affiliates or third parties with whom we transact, may engage in trading activities relating to the Index, the Reference Oil Shares, the Options or listed or over-the-counter options, futures contracts, swaps or other instruments linked to the Index, certain exchange-traded notes issued by UBS or the Reference Oil Shares or the underlying commodities. These trading activities may present a conflict between your interest in your ETNs and the interests we, our affiliates or third parties with whom we transact will have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their customers and in accounts under our or their management. These trading activities, if they influence the level of the Index, could be adverse to your interests as a beneficial owner of your ETNs.

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the stated principal amount, based on the Indicative Value of the ETNs at that time, and any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs. See “—We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, including by adding conditions on such additional issuances and sales at our sole discretion, and we may stop and subsequently resume selling additional ETNs at any time” above.

We and our affiliates also may issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked or related to the performance of the Index or the Index Components. By introducing competing products into the marketplace in this manner, we or our affiliates could adversely affect the value of the ETNs.

There are potential conflicts of interest between you and the Calculation Agent

CSi, UBS Securities, or another affiliate of ours will act as the Calculation Agent for the ETNs. As Calculation Agent, CSi or UBS Securities (or any other affiliate designated to act as the Calculation Agent) will make certain calculations and determinations that may impact the Closing Indicative Value of the ETNs. Among other things, the Calculation Agent is responsible for calculation of the arithmetic average of the Closing Indicative Values where applicable, the amount payable in respect of your ETNs at maturity, the Early Redemption Amount, the Accelerated Redemption Amount, determinations with respect to Market Disruption Events, splits and reverse splits of the ETNs, the replacement of the Index with a Successor Index and any other calculations or determinations to be made by the Calculation Agent as specified herein. In addition, CSi is one of the Index Sponsors and in this role is responsible for the calculations used to determine the level of the Index. In performing these activities, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the ETNs.

We are affiliated with one of the Index Sponsors and certain of our employees or employees of our affiliates will take action on behalf of the Index Sponsor; conflicts of interest may exist

The Index methodology and rules were developed by the Index Sponsors, including our affiliate, CSi. The Index Sponsors are responsible for the calculations used to determine the level of the Index, including actions that could affect the level of the Index or the amount due in respect of your ETNs. Because determinations made by the Index Sponsors may affect the amount owed to you in respect of the ETNs, potential conflicts of interest may exist between us and the Index Sponsors and you. In addition, because our employees or employees of our affiliates are members of one of the Index Sponsors, potential conflicts of interest may exist between this Index Sponsor and you. The Index Sponsors are the final authority on the Index and the interpretation of the Index methodology. Neither we nor the Index Sponsors will have any obligation to consider your interests as a holder of the ETNs in taking any actions that may affect the level of the Index and, therefore, the value of your ETNs.

UBS is subject to Swiss Regulation

As a Swiss bank, UBS is subject to regulation by governmental agencies, supervisory authorities and self-regulatory organizations in Switzerland. Such regulation is increasingly more extensive and complex and subjects UBS to risks. For example, pursuant to Swiss banking laws, the Swiss Financial Market Supervisory Authority (FINMA) may open resolution proceedings if there are justified concerns that UBS is over-indebted, has serious liquidity problems or no longer fulfills capital adequacy requirements. FINMA has broad powers and discretion in the case of resolution proceedings, which include the power to write down or convert into equity debt instruments and other liabilities of UBS. If one or more of these measures were imposed, such measures may adversely affect the terms and market value of the ETNs and/or the ability of UBS to make payments thereunder and you may not receive any amounts owed to you under the ETNs.

Risks Relating to Tax Consequences

The United States federal income tax treatment on the ETNs is uncertain and the terms of the ETNs require you to follow the treatment that we will adopt

The United States federal income tax consequences of an investment in your ETNs are uncertain, both as to the timing and character of any inclusion in income in respect of your ETNs. Some of these consequences are summarized below but you should read the more detailed discussion in “Material United States Federal Income Tax Considerations” in this pricing supplement, and also consult your tax advisor as to the tax consequences of investing in the ETNs.

By purchasing an ETN, you and we agree, in the absence of a change in law, an administrative determination or a judicial ruling to the contrary, to characterize such ETN for all United States federal income tax purposes as a pre-paid financial contract with respect to the Index. Under this characterization of the ETNs, you generally should recognize ordinary income upon receipt or accrual of the Coupon Amounts in accordance with your regular method of accounting, and, in addition, should recognize capital gain or loss upon the sale, redemption or maturity of your ETNs in an amount equal to the difference between the amount you receive at such time and the amount you paid for the ETNs.

Notwithstanding our agreement to treat the ETNs as a pre-paid financial contract with respect to the Index, the IRS could assert that the ETNs should be taxed in a manner that is different than described in this pricing supplement. As discussed further below, the IRS has issued a notice indicating that it and the Treasury are actively considering whether, among other issues, you should be required to accrue ordinary income over the term of an instrument such as the ETNs even though you will not receive any payments with respect to the ETNs until maturity and whether all or part of the gain you may recognize upon sale or maturity of an instrument such as the ETNs could be treated as ordinary income. The outcome of this process is uncertain and could apply on a retroactive basis.

THE INDEX

The Index is part of an index family originally developed by Credit Suisse called the Formula-Linked OverWrite Strategy. Each index within the family is designed to replicate a “covered call” strategy. In such a strategy, an investor holds a long position in an asset and writes (sells) call options on that same asset. The investor receives income from selling the options. In selling the call options, however, the investor forfeits the right to participate in the potential upside of the asset beyond the strike price of the call options during their term.

The price return version of the Credit Suisse Nasdaq WTI Crude Oil FLOWS™ 106 Index (the “Index”) is designed to track the return of a “covered call” strategy on the shares of the Oil Fund (Bloomberg ticker symbol “USO UP <Equity>”) by reflecting changes in the price of the Reference Oil Shares and the notional option premiums received from the sale of monthly call options on the Reference Oil Shares less the Notional Transaction Costs incurred in connection with the implementation of the covered call strategy. The Notional Transaction Costs reflect the monthly transaction costs of hypothetically buying and selling the call options and selling the Reference Oil Shares and equal 0.03%, 0.03% and 0.01%, respectively, times the closing price of the Reference Oil Shares on the date of such notional transactions and, which, on an annual basis, are expected to be approximately 0.84%. The actual cost will vary depending on the value of the Reference Oil Shares on the date of such transactions. The Index strategy consists of a hypothetical notional portfolio that takes a “long” position in Reference Oil Shares and sells a succession of notional, approximately one-month, call options on the Reference Oil Shares with a strike price of approximately 106% of the price of the Reference Oil Shares as observed on a particular day and expiring during the following month (the “Options” and together with the long position in Reference Oil Shares, the “Index Components”). The notional sale of the Options is “covered” by the notional long position in the Reference Oil Shares. The long position in the Reference Oil Shares and the “short” call options are held in equal notional amounts (i.e., the short position in each Option is “covered” by the long position in the Reference Oil Shares).

This strategy is intended to provide exposure to the prices of futures contracts on West Texas Intermediate light sweet crude oil (“WTI crude oil”) and other oil-related futures contracts through the notional positions in the Reference Oil Shares and the Options that together seek to (i) generate periodic cash flows that a direct long-only ownership position in the Reference Oil Shares would not, (ii) provide a limited offset to losses from downside market performance in the Reference Oil Shares via the cash flows from option premiums and (iii) provide limited potential upside participation in the performance of the Reference Oil Shares. The level of the Index on any day reflects the value of (i) the notional long position in the Reference Oil Shares; (ii) the notional Option premium; and (iii) the notional short position in the Options then outstanding; net of the Notional Transaction Costs. The Index and, as a result, the ETNs will not participate in the potential upside of the Reference Oil Shares beyond the applicable strike price of the relevant Options during the period in which such Options are held. There is no limit to the Index’s potential downside exposure to the performance of the Reference Oil Shares.

For example, if the value of the Reference Oil Shares is $100 on the Strike Observation Date, the Index will reflect a premium on the notional sale of a call option on the Reference Oil Shares with a strike price of $106. The Index will receive a notional premium for the sale of the Options and will not participate in any increase in the price of the Reference Oil Shares in excess of the strike price of the call option. Any decrease in the price of the Reference Oil Shares will have an adverse effect on the level of the Index and the potential adverse effect is not limited.

Each month, the notional proceeds from selling the Options will result in a monthly distribution (the “Distribution”) from the Index. The Index will never participate in the potential upside of the price of the Reference Oil Shares beyond the strike price of approximately 106% of the price of the Reference Oil Shares on the day that the strike price of the Options is selected. The strike price for each Option will be the lowest listed strike price that is above the Target Strike multiplied by the price per Reference Oil Share for that Index Rebalancing Period, as described below. In the price return version of the Index, each monthly Distribution will be subtracted from a notional portfolio of the Index and, therefore, the level of the price return version of the Index will decrease with each such Distribution. In the total return version of the Index, each such Distribution will not be subtracted. The ETNs are linked to the performance of the price return version of the Index, as reflected by their Indicative Value.

The Index was developed by Credit Suisse International and Nasdaq, Inc., and began publication on September 26, 2016. The level of the Index (the “Index Value”) was set to equal 10,000 on the Index Base Date of May 21, 2007. The Index has no actual performance prior to the Index Inception Date of September 26, 2016. You should refer to “Risk Factors—Risks Relating to the Return on the ETNs—The Index has limited performance history and may perform in unexpected ways. Any historical and retrospectively calculated performance of the Index should not be taken as an indication of the future performance of the Index”.

The Index replicates notional positions in the Index Components described below. There is no actual portfolio of assets in which any investor in the Index has any ownership or other interest.

You should carefully review the “Risk Factors” for a discussion of important risks relating to the Index. This description of the Index is only a summary.

Call Options

General

Call options give the purchaser of the call option the right to buy an underlying asset, such as the Reference Oil Shares, for a fixed price (the “strike” or “exercise” price) on a certain date (the “expiration”). The buyer of a call option is long the underlying asset at the strike price. Hypothetically, at expiration, if the price of the underlying asset is greater than the strike price, the option is “in the money” and the owner of the option would exercise it. If the price of the underlying asset is less than the strike price, the option would expire worthless and the owner does nothing (the option ends up “out of the money”).

The buyer of the call option must pay the seller (or the “writer”) for the option, and the seller of a call option has the obligation to deliver the underlying asset, such as the Reference Oil Shares, for the strike price in the event that the options are exercised. The price a buyer of the call option must pay the seller is called the option “premium”. The premium of a call option depends on a number of factors. Generally, the following factors have historically contributed to relatively higher call premiums: the longer the time period until expiration; higher interest rates; and greater volatility in the underlying shares. By contrast, the following factors have historically contributed to relatively lower call premiums: a higher strike price relative to the then current underlying asset price; low interest rates; and higher dividends paid by the underlying asset. The seller of a call option can “close out” its obligation under the call option by repurchasing the call option prior to expiration. In the case of the Index, the Options are not held until expiration. Rather, the Options are notionally repurchased prior to expiration, resulting in a gain or loss depending upon the premium initially received.

Covered Calls

A covered call is a transaction in which the seller of call options owns the corresponding amount of the underlying asset, such as the Reference Oil Shares. The long position in the underlying asset is said to provide the “cover” as the underlying asset can be delivered to the buyer of the call if the buyer decides to exercise its call option. Writing or selling a call option generates income in the form of the premium paid by the option buyer, and appreciation in the underlying asset will offset appreciation in the price of the options. However, the risk of ownership of the underlying asset is not eliminated. If the stock price declines by more than the premium received for the options, then the strategy will result in a loss.

Below is an illustration of the payoff of a covered call sold at a strike price higher than the current asset price (an “out-of-the-money” call).

If the price of the underlying asset ends up at or below the strike price, the return (compared to a long-only position in the underlying asset) is increased by the premium received. If the price of the underlying asset ends up above the strike price then the return is effectively capped at a price equivalent to the strike plus the premium received because appreciation of the underlying asset will result in appreciation in the value of the options.

An investor typically “writes a call” when he expects the price of the underlying instrument to stay below the call’s strike price. The writer (seller) of the call receives the premium up front. However, if the call buyer decides to exercise his option to buy, then the call writer has the obligation to sell the underlying instrument at the strike price. Covered call strategies are not appropriate for all market environments. In a consistently upward-trending market or in an extremely volatile market, a covered call strategy can underperform a long-only investment in the underlying shares because it will fail to capture all of the potential upside and can miss out on significant gains.

The Index Methodology

The reference options on the Reference Oil Shares used to calculate the level of the Index have successive terms of approximately one month and are listed on the Chicago Board Options Exchange. The Index incorporates the value of the option premiums received from selling notional call options on the Reference Oil Shares and makes a monthly distribution of such notional premiums. Each call option in the notional portfolio is automatically exercisable only at expiry and is notionally closed out by way of repurchase during each monthly roll period, subject to postponement in the event of a roll disruption event. On the last roll date of each roll period, the Distribution determined at the conclusion of the immediately preceding Index roll period is subtracted from the level of the Index.

Following the notional repurchase of the expiring call options, new strike call options of approximately 106% of the Reference Oil Share price are deemed written or sold and included in the value of the Index during the roll period. The new call options will expire approximately one month after the date of sale. The dates on which an existing call option is repurchased and a new call option is sold are referred to as “Roll Dates” and the process of replacing the existing options with the new options is referred to as the “roll”. The strike price of each new call option is equal to the lowest listed strike price that is above the Target Strike multiplied by the price per Reference Oil Share, observed as the last Reference Oil Share price at approximately 4:00 p.m. New York City time on the Index Calculation Day immediately preceding the first Roll Date of each month. For example, if the last price of the Reference Oil Shares is $100, then a new strike price of $106 is selected for the new call option to be incorporated into the Index.

Each month, once the strike price for each new call option has been determined, each new call option is deemed sold at a price determined on the relevant Roll Date in the manner set forth below. The option premiums deemed received from each new call option are subtracted at the conclusion of the next monthly roll from the notional portfolio of the Index as a Distribution.

Daily Calculation of the Index

On any Index Calculation Day, the level of the Index is equal to the value of the long position in the Reference Oil Shares plus the notional cash position accrued as a result of the hypothetical sale of Options during a roll period (as described below), reduced based on the value of the Options that are outstanding. During the roll period, this amount is reduced by the value of each of the Options that are outstanding multiplied by the corresponding hypothetical number of units that are outstanding after the roll has taken place, as described in “—The Index Rebalancing Period” below. The value of the Options is calculated as the “Option Mid Price”, which is the arithmetic average of the “Bid Price” and “Ask Price” described below. On any day that is not a Roll Date, the number of Reference Oil Shares, the number of Expiring Options, the number of New Options, and the amount of cash in the Index will all remain constant.

The Index Rebalancing Period

The “Index Rebalancing Period” refers to the five (5) consecutive Index Calculation Days (each, a “Roll Date”) beginning on and including the Index Calculation Day that is ten (10) calendar days prior to the “Expiry Date”, which is the date on which standard monthly options with the same term and strike price as those currently included in the Index expire (the “Listed Option Expiration Date”). If such day is not an Index Calculation Day, the Index Rebalancing Period will begin on the following Index Calculation Day. During the Index Rebalancing Period, the Options included in the Index immediately prior to the Index Rebalancing Period are referred to as the “Expiring Options”.

The Index will be rebalanced at the end of each Roll Date as set forth in the Index strategy diagram below in accordance with the following steps:

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First, based on the price of the Reference Oil Shares on the Index Calculation Day preceding the first actual Roll Date of each month, the strike price of the new Option is determined. The strike price will be the lowest strike price of the listed options that is above the Target Strike multiplied by the price per Reference Oil Share as of 4:00 p.m. New York City time on such date of determination. Then, the Index will roll its monthly exposure over the next five (5) consecutive Index Calculation Days. The roll percentage is the proportion of the expiring position being rolled into a new position on each Roll Date.

•

At the end of the first Roll Date, and on each successive Roll Date of such Index Rebalancing Period, the Index will notionally sell the new Option. Additionally, as of the end of each such Roll Date, the Index will hypothetically close out through repurchase 20% (or such greater amount in the event of roll disruptions) of the Options notionally sold during the previous Index Rebalancing Period (the expiring Options); the Index will notionally liquidate Reference Oil Shares in an amount sufficient to fund the notional repurchase.

•

Finally, on the last Roll Date of such Index Rebalancing Period, the Index will determine the amount of the notional Option premium, which will, on the close of the last Roll Date of the next following Index Rebalancing Period, be subtracted from the Index as a Distribution.

Index Strategy: Monthly Covered Calls on Reference Oil Shares

Expiring Options and New Options

An “Option Unit” is a hypothetical unit of the Option. At the end of each Roll Date, the Option currently held in the Index (“Expiring Option”) will be rolled into a new position (“New Option”) such that the total number of Option Units (that, when taken as a whole, constitute the notional short position in the Options) shall be equal to and opposite in sign (“short”) to that of the total amount of Share Units (“long”).

New Option Selection

The New Option position being opened will be deemed to have the following parameters:

•	Maturity: The New Option shall mature on the Expiry Date during the month following the current Roll Date;

•

Strike Price: The strike price shall be the strike price of the listed call option on the Reference Oil Shares expiring during the month following the current Roll Date with the lowest listed strike that is above the Target Strike multiplied by the price per Reference Oil Share on the primary exchange (the “Reference Option”), observed as the last price at the Strike Observation Time on the Strike Observation Date for that month;

•	Exercise: The New Option may only be exercised on its Expiry Date (European style);

•	Settlement: The New Option shall be settled in cash; and

•	Number: The number of Option Units will be calculated as described below.

Repurchase of Expiring Options

On each Roll Date, the Index will first repurchase a percentage of the Expiring Options that are included in the Index. The number of Expiring Option Units to be repurchased will equal 20% of the number of Expiring Options that were outstanding in the Index immediately prior to the Index Rebalancing Period, subject to adjustment as described in “Extraordinary Roll Dates” below. The cost of repurchasing the Expiring Option Units on a Roll Date is equal to the number of Expiring Option Units being repurchased on a Roll Date multiplied by the total cost associated with the repurchase of the Expiring Option Units. This total cost is equal to the price at which sellers of the Reference Options corresponding to the Expiring Options have indicated that they are willing to sell such options (the “Ask Price”), plus an adjustment equal to 0.0003 times the closing price of the Reference Oil Shares on such date.

Sale of Share Units

In order to fund the repurchase of the Expiring Option Units, the Index must decrease the notional position in the number of hypothetical units of the Reference Oil Shares in the Index (each, a “Share Unit”). The Index reduces the number of Share Units by calculating the number of Share Units that must be sold in order to repurchase the Expiring Option Units that are being repurchased on a given Roll Date. The number of Share Units that must be sold is equal to the price of repurchasing the Expiring Option Units on such Roll Date, divided by the notional proceeds from selling the Reference Oil Shares, which is equal to 0.9999 (reflecting an adjustment equal to 0.01% of the price of the Reference Oil Shares on such date) times the closing price of the Reference Oil Shares on such Roll Date. This amount is subtracted from the number of Share Units included in the Index on the prior Index Calculation Day.

Sale of New Options

After the Share Units have been sold in order to repurchase the Expiring Options on the Roll Date, the Index determines the number of New Option Units to be sold so that the sum of the absolute value of the number of Expiring Option Units and the absolute value of the number of New Option Units at the end of the Roll Date will be equal to the absolute value of the number of Reference Oil Shares at the end of the Roll Date. The Index then hypothetically sells that number of New Option Units.

When a New Option is hypothetically sold on a Roll Date, the notional proceeds generated from the sale of the New Option Units are added to the Index. The notional proceeds generated by such sale are equal to the number of New Option Units being sold on a Roll Date multiplied by the total amount of proceeds from the sale of the New Options. This amount is equal to the price at which purchasers of the Reference Options corresponding to the New Options have indicated that they are willing to purchase such options (the “Bid Price”), less an adjustment equal to 0.0003 times the closing price of the Reference Oil Shares on such date, provided that if this amount would be less than zero, this amount will be deemed to be zero.

On the last day of an Index Rebalancing Period, the notional proceeds included in the Index in connection with the prior Index Rebalancing Period will be subtracted from the Index as a “Distribution”.

Rounding Convention

The Index Values will be rounded to six decimal places and all subsequent Index Values refer to the preceding rounded Index Value.

Adjustments

In the event that either a Bid Price is not available or an Ask Price is not available for the Option), an “Adjusted Bid Price” or “Adjusted Ask Price”, as relevant, will be calculated for the Option and will replace the Bid Price or the Ask Price, as relevant, on such Roll Date. If a Bid Price is not available, the Adjusted Bid Price will be calculated to be equal to the Ask Price for the New Option on such date, less $0.01 (subject to a minimum price of zero). Likewise, if an Ask Price is not available, the Adjusted Ask Price will be calculated to be equal to the Bid Price for the Expiring Option on such date, plus $0.01. The Option Mid Price for that Option will then be calculated using these adjusted Option bid/ask prices as applicable.

In both cases, this number will be rounded to three digits after the decimal point. If neither a Bid Price nor an Ask Price is available for any Expiring Option or New Option on a given day, that day will not constitute an Index Calculation Day.

In the event the Reference Oil Shares are subject to a split or reverse split, there may be a corresponding adjustment with respect to the relevant calculations, such as the trading adjustment, the Share Units, the Option Units and any Extraordinary Roll Adjustment, to reflect such split or reverse split. A split or reverse split of the Reference Oil Shares will not affect the aggregate value of the Index Components.

Roll Percentage and Disruptions

In the event that a General Disruption Event or an Index Component Disruption Event (each, as defined below and each an “Index Disruption Event”) occurs on a day that would otherwise constitute Roll Date, such day will be considered a “Disrupted Day” and will not constitute an Index Calculation Day or a Roll Date.

In the determination of the Index Calculation Agent, each of the following events is a “General Disruption Event”:

•

a closure of the US dollar-denominated money markets, other than for ordinary public holidays, or a restriction or suspension in trading in these markets that would materially impact the determination arising in the construction or calculation of the Index Value; or

•

the failure, suspension or postponement of any calculation within the Index in respect of any Index Calculation Day, any event resulting in a breakdown in any means of communication or a procedure normally used to enable the determination of the Index Value, any other event that the Index Calculation Agent determines is likely to prevent the prompt or accurate determination of the Index Value, or a conclusion by the Index Calculation Agent that as a consequence of any such event that the last reported Index Value should not be relied upon.

In the determination of the Index Calculation Agent, each of the following events is an “Index Component Disruption Event”:

•	the occurrence or existence, in respect of any Index Component, of one of the following:

•

any suspension of or limitation imposed on trading by the relevant Exchange or otherwise, and whether by reason of movements in price exceeding limits permitted by the relevant Exchange or otherwise, relating to any Index Component; or

•

any event that disrupts or impairs, as determined by the Index Sponsors, the ability of market participants in general to effect transactions in, or obtain market values for, any Index Component, including closure on any Exchange Business Day of the Exchange in respect of any Index Component before its scheduled closing time, unless such earlier closing time is announced by such Exchange at least one hour before the earlier of (i) the actual closing time for the regular trading session on such Exchange on such Exchange Business Day and (ii) the submission deadline for orders to be entered into the Exchange system for execution at the scheduled closing time on such Exchange Business Day; or

•	any failure to publish the value of an Index Component for any reason on a day when the value of such Index Component is due to be published; or

•	any event that disrupts or impairs (as determined by the Index Calculation Agent) the ability of market participants to obtain market values for, any Index Component.

To mitigate the risk of trading large positions on a single day, the Index seeks to roll its monthly exposure gradually over the 5 Roll Dates in each month. However, the Index will attempt to close out of all Expiring Option Units prior to the Expiry Date. In the event that a series of Disrupted Days would reduce the number of scheduled Index Calculation Days remaining prior to the Expiry Date such that the roll period would be truncated, the Index will allocate the percentage of Expiring Option Units being repurchased so that such Expiring Option Units will be repurchased over the remaining scheduled Index Calculation Days prior to the Expiry Date.

Extraordinary Roll Dates

In the event that the number of Disrupted Days would prevent the Index from repurchasing all Expiring Options prior to the Expiry Date, the Index will liquidate all Expiring Options on the next Index Calculation Day (such day, an “Extraordinary Roll Date”). On any such Extraordinary Roll Date, an approximate cost of the Expiring Options will be calculated as set forth below, based on the type of Extraordinary Roll Date that has occurred (in each case, the “Extraordinary Option Ask Price”), and such Extraordinary Option Ask Price will be used as the Ask Price to calculate the cost associated with repurchasing such options. This Extraordinary Option Ask Price will likely increase the cost of repurchasing the Expiring Options and will therefore decrease the level of the Index. Additionally, because the Expiring Options may have expired prior to the Extraordinary Roll Date, the calculation of the Extraordinary Option Ask Price for such Expiring Options may be required to approximate the value of the Expiring Options using the value of the Reference Oil Shares, as no Listed Ask Price will exist for Expiring Options that have expired.

If the Extraordinary Roll Date is the Expiry Date for the Expiring Option, the Extraordinary Option Ask Price will be equal to the Listed Ask Price plus an adjustment (the “Extraordinary Roll Adjustment”) that will increase the cost of repurchasing the Expiring Options.

The Extraordinary Roll Adjustment will be calculated as a function of the price of the Reference Oil Shares relative to the strike price of the Expiring Options, and will be larger if the then-current price of the Reference Oil Shares is near or above the Strike of the Expiring Options. On such date, the Extraordinary Roll Adjustment will equal the greater of (1) $0.01 or (2)(i) 0.0001 times (ii) the closing price of the Reference Oil Shares if the closing price of the Reference Oil Shares on the Extraordinary Roll Date is less than 98% of the strike price of the Expiring Options, and will equal the greater of (1) $0.03 or (2)(i) 0.0003 times (ii) the closing price of the Reference Oil Shares if the closing price of the Reference Oil Shares on the Extraordinary Roll Date is greater than or equal to 98% of the strike price of the Expiring Options.

If the Reference Options corresponding to the Expiring Options have expired, the Extraordinary Option Ask Price will attempt to account for both the intrinsic value of the Expiring Options on the last Index Calculation Day as well as any potential cost associated with the possible exercise of the Reference Options corresponding to the Expiring Options, which would have resulted in Reference Oil Shares being called away under a covered call strategy and would require repurchase of such Reference Oil Shares on the next Index Calculation Day. The intrinsic value of the Expiring Options on the last Index Calculation Day is represented by the amount by which the strike price of the Expiring Options exceeded the Share Closing Price on such Index Calculation Day, and the cost of any possible exercise of the Expiring Options will be calculated as the amount by which the volume-weighted average price (“VWAP”) of the Reference Oil Shares on the Extraordinary Roll Date exceeds the strike price of the Expiring Options. The Extraordinary Option Ask Price will be the greater of these values, subject to a minimum of zero.

If an Exchange or any other relevant governing body extends the maturity for the Reference Options corresponding to the Expiring Options and the originally scheduled expiration of such Reference Options, resulting in such Reference Options remaining outstanding after the Listed Option Expiration Date, the intrinsic value of the Expiring Options will be calculated as of the Extraordinary Roll Date, as represented by the amount by which the strike price of the Expiring Options exceeds the Share Closing Price on the Extraordinary Roll Date; the Extraordinary Option Ask Price will otherwise be calculated as if the Expiring Options had expired, as set forth in the paragraph above.

General Index Terms

The “Exchange” refers to the Chicago Board Options Exchange (CBOE), the New York Stock Exchange (NYSE) or any other US exchange on which the Reference Oil Shares or Options are traded.

An “Exchange Business Day” is a scheduled trading day on which the Exchange is open for trading during its regular trading session, notwithstanding any such Exchange closing before its scheduled closing time.

An “Index Calculation Day” is any Exchange Business Day on which a value for each Index Component is published. A value shall be considered to be published if either a “bid” or “ask” level is published for Reference Oil Shares and Options on the relevant Exchange on such day. If any scheduled Index Calculation Day is a Disrupted Valuation Day, the Index Calculation Day shall be the following Index Calculation Day that is not a Disrupted Valuation Day, subject to the disrupted and extraordinary roll provisions described above.

The “Listed Ask Price” on any Index Calculation Day is the last price, rounded to two digits after the decimal point, at which the Reference Option corresponding to the Option in the Index was offered on that same date during regular market hours as reported by the relevant Exchange.

The “Listed Bid Price” on any Index Calculation Day is the last price, rounded to two digits after the decimal point, at which the Reference Option corresponding to the Option in the Index was bid on that same date during regular market hours as reported by the relevant Exchange.

The “Option Ask Price” on any Index Calculation Day is the ask price of the Option as of the close of that Index Calculation Day and will be calculated as follows:

•	If the Listed Ask Price is available, Option Ask Price – Listed Ask Price

•	If the Listed Ask Price is not available, Option Ask Price = Adjusted Ask Price

•	This number will be rounded to three digits after the decimal point.

The “Option Bid Price” on any Index Calculation Day is the bid price of the Option as of the close of that Index Calculation Day and will be calculated as follows:

•	If the Listed Bid Price is available, Option Bid Price = Listed Bid Price

•	If the Listed Bid Price is not available, Option Bid Price = Adjusted Bid Price

•	This number will be rounded to three digits after the decimal point.

The “Option Mid Price” on any Index Calculation Day is the mid price, rounded to three digits after the decimal point, of the Option as of the close of that Index Calculation Day and is equal to the arithmetic average of the Option Bid Price and Option Ask Price on such Index Calculation Day.

The “Share Closing Price” on any Index Calculation Day is the official closing price of the Reference Oil Shares on that Index Calculation Day rounded to four digits after the decimal point.

The “Strike Observation Date” is the Index Calculation Day preceding the first actual Roll Date of each month.

The “Strike Observation Time” is 4:00 p.m. New York City time.

The “Target Strike” is 106%.

Index Sponsors and Index Calculation Agent

The Index is sponsored by CSi and Nasdaq, Inc. (each, an “Index Sponsor”) and will be calculated by Nasdaq, Inc. (the “Index Calculation Agent”).

The Index Calculation Agent retains the right to delay publication of the Index Value if it reasonably believes there are circumstances that prevent the correct calculation of the Index.

The Index Value will be calculated by the Index Calculation Agent and published on Bloomberg page QUSOI <Index>. Calculation and publication of the Index Value in respect of each Index Calculation Day will take place at or shortly after 5:00 p.m. New York City time on each Index Calculation Day.

In the event that an Index Value published by the Index Calculation Agent is amended after it is initially published, but before the publication of the following Index Calculation Day’s Index Value, the amended Index Value will be considered the official fixing level and used in all applicable calculations. The Index may be replaced by a successor index.

The Index Sponsors may, in accordance with the conditions and other terms specified in the Index rules, supplement, amend (in whole or in part), revise, rebalance or withdraw the Index.

Historical and Retrospectively Calculated Performance of the Index

The Closing Level of the Index was set to equal 10,000 as of May 21, 2007 (the “Index Base Date”) and publication of the Index began on September 26, 2016 (the “Index Inception Date”). The Index has no actual performance prior to September 26, 2016. Therefore, the Index has limited actual performance history. No actual investment in securities linked to the Index was possible prior to the initial publication of the Index. We obtained the closing levels below from Bloomberg, without independent verification.

The graph and tables below do not represent the actual return you should expect to receive on the ETNs. Retrospectively calculated and historical performance of the Index below does not give effect to the Daily Investor Fee that will be deducted in calculating the daily Early Redemption Amount of the ETNs, any Early Redemption Charge or other charges on the ETNs. The Daily Investor Fee and Early Redemption Charge will adversely affect your return on the ETNs. See “Risk Factors—Risks Relating to the Return on the ETNs—Your payment at maturity or upon early redemption or acceleration will be reduced by the fees and charges associated with the ETNs and the Index” in this pricing supplement. Retrospectively calculated and historical performance of the Index is not indicative of future performance of the Index or your investment in the ETNs. The ETNs do not guarantee any return of, or on, your investment. Any payment on the ETNs is subject to our ability to satisfy our obligations as they become due.

The graph below sets out the retrospectively calculated performance from May 21, 2007 to September 25, 2016 and the historical performance from September 26, 2016 to May 28, 2024 of the Index. The Closing Level of the Index on May 28, 2024 was 50.72. For comparison purposes, the graph below also includes the retrospectively calculated performance of the Credit Suisse Nasdaq WTI Crude Oil FLOWS™ 106 Total Return Index (the “TR Index”), which is published on Bloomberg under the ticker symbol “QUSOITR <Index>”.

The TR Index reinvests Distributions whereas the Index subtracts the Distribution from the Index, in each case on a monthly basis. Payment on the ETNs is linked to the Index and not the TR Index. Distributions on the ETNs are not cumulative and are not reinvested in the Index.

The Distributions represent notional premiums received from the notional sale of monthly call options on the Reference Oil Shares pursuant to the Index methodology. The Chicago Board Options Exchange (CBOE) changed the monthly option expiry date for options expiring on or after February 15, 2015, from the Saturday following the third Friday of the month, to the third Friday of the month. The Index methodology tracks the applicable CBOE expiry dates to maintain continuity of the monthly expiry date of the Options and the calculation of the Index Value.

The table below shows the historical and retrospectively calculated annual returns of the Index and the TR Index from May 21, 2007 through May 28, 2024. Payment on the ETNs is linked to the Index and not the TR Index. Distributions on the ETNs are not cumulative and are not reinvested in the Index. The data in the table below consists of retrospectively calculated data for the period from May 21, 2007 until September 25, 2016 and actual historical data which is limited to the period from September 26, 2016 through May 28, 2024.

		Index (QUSOI)		TR Index (QUSOITR)
	Year	Ending Level	Annual Return	Ending Level	Annual Return
(Index Base Date: May 21, 2007)	2007	11,672.43		13,124.04
	2008	3,949.21	-66.17%	6,478.78	-50.63%
	2009	3,126.44	-20.83%	8,187.57	26.38%
	2010	2,742.55	-12.28%	8,673.12	5.93%
	2011	2,256.86	-17.71%	9,030.18	4.12%
	2012	1,812.90	-19.67%	8,583.53	-4.95%
	2013	1,824.00	0.61%	9,227.67	7.50%
	2014	1,022.11	-43.96%	5,414.23	-41.33%
	2015	509.14	-50.19%	3,587.38	-33.74%
(Index Inception Date: September 26, 2016)	2016	368.51	-27.62%	3,497.22	-2.51%
	2017	345.63	-6.21%	3,664.90	4.79%
	2018	251.80	-27.15%	2,925.94	-20.16%
	2019	283.10	12.43%	3,925.65	34.17%
	2020	62.33	-77.98%	1,424.68	-63.71%
	2021	69.97	12.25%	1,970.42	38.31%
	2022	56.58	-19.14%	2,265.71	14.99%
	2023	47.67	-15.74%	2,419.82	6.80%
(through May 28, 2024)	2024	50.72	6.40%	2,793.27	15.43%

The table below shows the historical and retrospectively calculated returns (both cumulative and annualized) of the Index and the TR Index from the Index Base Date of May 21, 2007 through May 28, 2024 and the actual historical returns (both cumulative and annualized) from the Index Inception Date of September 26, 2016 through May 28, 2024.

	Index (QUSOI)	TR Index (QUSOITR)
Cumulative Return from the Index Base Date (May 21, 2007)	-99.49%	-72.07%
Annualized Return from the Index Base Date (May 21, 2007)	-26.67%	-7.21%
Cumulative Return from the Index Inception Date (September 26, 2016)	-86.01%	-13.62%
Annualized Return from the Index Inception Date (September 26, 2016)	-22.61%	-1.89%

Historical and retrospectively calculated performance of the Index is not indicative of future results. Index information presented is as of May 28, 2024 and is furnished as a matter of information only. Historical and retrospectively calculated performance of the Index and the TR Index is not an indication of their future performance. Future performance of the Index and the TR Index may differ significantly from their historical and retrospectively calculated performance, either positively or negatively.

The United States Oil Fund®

The United States Oil Fund® (the “Oil Fund”) is a limited partnership, formed on May 12, 2005, designed to track the daily price movements of WTI crude oil, as measured by changes in the price of specified futures contracts, before fees and expenses. The annual expense ratio of the Oil Fund for the year ended December 31, 2023 was 0.70%. The Oil Fund trades under the ticker symbol “USO” on the NYSE Arca. The Oil Fund is managed and controlled by United States Commodity Funds LLC (“USCF”). The Bank of New York Mellon is the administrator (the “Administrator”) and the Custodian (the “Custodian”) for the Oil Fund.

Information provided to or filed with the Securities and Exchange Commission (the “SEC”) by the Oil Fund pursuant to the Securities Act of 1933, as amended (the “Securities Act”) can be located by reference to SEC file number 333-272617 and pursuant to the Exchange Act by reference to SEC file number 001-32834, through the SEC’s website at http://www.sec.gov. For additional information regarding the Oil Fund, the Oil Fund Prospectus, USCF, the Administrator and the Custodian, see the prospectus dated April 28, 2023, including any information incorporated by reference therein. In addition, information about the Oil Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the public website of the Oil Fund maintained by USCF at http://www.unitedstatescommodityfunds.com. Reference to this “uniform resource locator” or “URL” is made as an inactive textual reference for informational purposes only. Neither it nor other information found at this website or any other website referenced in this pricing supplement is incorporated by reference into this pricing supplement. We make no representations or warranty as to the accuracy or completeness of the information derived from these public sources. Information contained in the Oil Fund website is not incorporated by reference herein.

Investment Objective and Strategy

The investment objective of the Oil Fund is for the daily changes in percentage terms of the net asset value of the Reference Oil Shares to reflect the daily changes in percentage terms of the spot price of light, sweet crude oil delivered to Cushing, Oklahoma, as measured by the daily changes in the price of a specified short-term futures contract on light, sweet crude oil (the “Benchmark Oil Futures Contract”), plus interest earned on the Oil Fund’s collateral holdings, less the Oil Fund’s fees and expenses. The Oil Fund seeks to achieve its investment objective by investing so that the average daily percentage change in the net asset value for any period of 30 successive valuation days will be within plus/minus ten percent (10%) of the average daily percentage change in the price of the Benchmark Oil Futures Contract over the same period. The Benchmark Oil Futures Contract is the futures contract on light, sweet crude oil as traded on the New York Mercantile Exchange (the “NYMEX”) that is the near month contract to expire and changes, over a ten-day period, into the NYMEX futures contract that is the next month to expire. The change from the near month contract to the next month contract occurs at the beginning of each month and will be approximately proportional, relative to total net assets, over each day of the ten-day roll period.

In addition to investing in the Benchmark Oil Futures Contract, the Oil Fund is permitted and it may also seek to achieve its investment objective by investing primarily in other futures contracts for light, sweet crude oil, other types of crude oil, diesel-heating oil, gasoline, natural gas, and other petroleum-based fuels that are traded on the NYMEX, ICE Futures Europe and ICE Futures U.S. (together, “ICE Futures”) or other U.S. and foreign exchanges (collectively, “Oil Futures Contracts”) and to a lesser extent, in order to comply with regulatory requirements or in view of market conditions, other oil-related investments such as cash-settled options on Oil Futures Contracts, forward contracts for oil, cleared swap contracts and non-exchange traded (“over-the-counter” or “OTC”) transactions that are based on the price of oil, other petroleum-based fuels, Oil Futures Contracts and indices based on the foregoing (collectively, “Other Oil-Related Investments”).

Historically, the Oil Fund has achieved its investment objective primarily by investing in the Benchmark Oil Futures Contract and in oil futures contracts for light, sweet crude oil traded on NYMEX and ICE Futures with the same maturity month as the Benchmark Oil Futures Contract. However, in April 2020, the Oil Fund announced its intent to invest in Oil Futures Contracts other than the Benchmark Oil Futures Contract and that it could, if it determined it appropriate in light of market conditions and regulatory requirements, invest in Other Oil-Related Interests.

Creation and Redemption of the Reference Oil Shares

The Oil Fund creates and redeems the Reference Oil Shares from time to time, but only in one or more Creation Baskets (each a block of 100,000 shares used by the Oil Fund to issue the Reference Oil Shares) or Redemption Baskets (each a block of 100,000 shares used by the Oil Fund to redeem the Reference Oil Shares) (each Creation Basket or Redemption Basket, a “Basket”). The creation and redemption of Baskets are only made in exchange for delivery to the Oil Fund or the distribution by the Oil Fund of the amount of obligations of the U.S. government with remaining maturities of 2 years or less (“Treasuries”) and any cash represented by the Baskets being created or redeemed, the amount of which is based on the combined net asset value of the number of Reference Oil Shares included in the Baskets being created or redeemed determined as of 4:00 p.m. New York time on the day the order to create or redeem Baskets is properly received.

Authorized Participants (as defined below) are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions described below, and (2) DTC Participants.

Valuation of Reference Oil Shares; Computation of Net Asset Value

The Reference Oil Shares trade on the NYSE Arca after they are initially purchased by the authorized participants (the “Authorized Participants”), institutional firms that purchase shares in blocks of Baskets. The price of a basket is equal to the net asset value (“NAV”) of 100,000 shares on the day that the order to purchase the Basket is accepted. The NAV per share is calculated by taking the current market value of the Oil Fund’s total assets (after close of NYSE Arca) subtracting any liabilities and dividing that total by the total number of outstanding shares.

As of March 31, 2023, the Oil Fund had the following Authorized Participants: ABN Amro, BNP Paribas Securities Corp., Citadel Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities USA LLC, Goldman Sachs & Company, JP Morgan Securities LLC, Merrill Lynch Professional Clearing Corp., Morgan Stanley & Company Inc., RBC Capital Markets LLC, SG Americas Securities LLC, UBS Securities LLC and Virtu Americas LLC.

Termination of the Oil Fund

The Oil Fund will dissolve at any time upon the happening of any of the following events:

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The bankruptcy, dissolution, withdrawal, or removal of USCF, unless a majority in interest of the limited partners within 90 days after such event elects to continue the Oil Fund and appoints a successor general partner; or

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The affirmative vote of a majority in interest of the limited partners, provided that prior to or concurrently with such vote, there shall have been established procedures for the assumption of the Oil Fund’s obligations arising under any agreement to which the Oil Fund is a party and which is still in force immediately prior to such vote regarding termination, and there shall have been an irrevocable appointment of an agent who shall be empowered to give and receive notices, reports and payments under such agreements, and hold and exercise such other powers as are necessary to permit all other parties to such agreements to deal with such agent as if the agent were the sole owner of the Oil Fund’s interest, which procedures are agreed to in writing by each of the other parties to such agreements.

Historical Performance of the Oil Fund

The following graph sets forth the historical performance of the Oil Fund based on the closing price of one Reference Oil Share from May 21, 2007 through May 28, 2024. The closing price of one Reference Oil Share on May 28, 2024 was $77.66. The Oil Fund announced a one-for-eight reverse split of the Reference Oil Shares effective on April 29, 2020. We obtained the closing prices below from Bloomberg, without independent verification. The historical prices of the Reference Oil Shares should not be taken as an indication of future performance, and no assurance can be given as to the future performance of the Reference Oil Shares.

Historical Performance of the Reference Oil Shares (USO)

Disclaimer

“UBS”, the UBS logo, “Credit Suisse Nasdaq WTI Crude Oil FLOWS™ Index”, and “FLOWS™” are trademarks or service marks or registered trademarks or registered service marks of UBS AG or one of its affiliates.

“Nasdaq, Inc.” and “Nasdaq” are trademarks or service marks or registered trademarks or service marks of Nasdaq, Inc. or its affiliates and have been licensed for use by CSi.

The Index is a product of the selection, coordination, arrangement, and editing of CSi. Nasdaq, Inc. (“Nasdaq”) calculates and maintains the Index and such efforts involve the considerable expenditure by Nasdaq of time, effort, and judgment. While Nasdaq will use reasonable efforts based on sources deemed reliable in calculating the Index, NASDAQ DOES NOT GUARANTEE THE ACCURACY OR COMPLETENESS OF THE INDEX OR OF THE DATA USED TO CALCULATE THE INDEX OR DETERMINE THE INDEX COMPONENTS, OR THE UNINTERRUPTED OR UN-DELAYED CALCULATION OR DISSEMINATION OF THE INDEX. NASDAQ DOES NOT GUARANTEE THAT THE INDEX ACCURATELY REFLECTS PAST, PRESENT, OR FUTURE MARKET PERFORMANCE. NASDAQ SHALL HAVE NO LIABILITY FOR ANY ERRORS OR OMISSIONS IN CALCULATING THE INDEX.

UNITED STATES OIL FUND® is a registered trademark of USCF. USCF is not affiliated with UBS or the ETNs. The Reference Oil Shares are neither interests in nor obligations of the Index Sponsors, USCF, the Administrator or the Custodian. The ETNs are not sponsored, endorsed, sold, or promoted by the Index Sponsor, USCF, the Administrator or the Custodian. The Index Sponsor, USCF, the Administrator and the Custodian make no representations or warranties to the owners of the ETNs or any member of the public regarding the advisability of investing in the ETNs. Neither the Index Sponsor, USCF, the Administrator nor the Custodian has any obligation or liability in connection with the operation, marketing, trading or sale of the ETNs.

DESCRIPTION OF THE ETNS

The market value of the ETNs will be affected by several factors, many of which are beyond our control. We expect that generally the level of the Index on any day will affect the market value of the ETNs more than any other factor. Other factors that may influence the market value of the ETNs include, but are not limited to, the path and volatility of the Index; the prevailing market prices of options on the Index Components and other financial instruments related to the Index; the Daily Investor Fee; the Notional Transaction Costs; supply and demand for the ETNs, including inventory positions with any market maker; the volatility of the Index; prevailing rates of interest; the volatility of securities markets; economic, financial, political, regulatory or judicial events that affect the level of the Index or the market price or forward volatility of commodities markets or options or futures contracts relating to the Index or the Reference Oil Shares; the general interest rate environment; the perceived creditworthiness of UBS; supply and demand in the listed and over-the-counter commodity derivative markets; and supply and demand as well as hedging activities. See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market value of the ETNs prior to maturity.

Intraday Indicative Value

The “Intraday Indicative Value” of the ETNs is designed to reflect the economic value of the ETNs at a given time. The Intraday Indicative Value of the ETNs will be calculated and published by the Index Calculation Agent every fifteen (15) seconds on each Trading Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value of the ETNs at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a Trading Day, as determined by the Calculation Agent).

At any time at which a Market Disruption Event has occurred and is continuing, there shall be no Intraday Indicative Value. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero.

Neither the Intraday Indicative Value nor the Closing Indicative Value calculation is intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption, acceleration or termination of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads. The Index Calculation Agent is responsible for computing and disseminating the ETN’s Indicative Values. Published levels of the Index from the Index Calculation Agent may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the Intraday Indicative Value of your ETNs. The actual trading price of the ETNs may be different from their Intraday Indicative Value or Closing Indicative Value.

The actual trading price of the ETNs at any time may vary significantly from the Indicative Value at such time. The trading price of the ETNs at any time is the price that you may be able to buy or sell your ETNs in the secondary market at such time, if one exists.

The trading price of the ETNs at any time is the price at which you may be able to buy or sell your ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which you may be able to buy or sell your ETNs at a particular time. The trading price of the ETNs at any time may vary significantly from their Indicative Value at such time due to, among other things, imbalances of supply and demand, lack of liquidity, transaction costs, credit considerations and bid-offer spreads.

The closing price of the ETNs will be published on each Trading Day under the ticker symbol “USOI”. Any premium or discount may be reduced or eliminated at any time. Paying a premium purchase price of the ETNs over the Intraday Indicative Value or the Closing Indicative Value of the ETNs could lead to significant losses in the event you sell your ETNs at a time when such premium has declined or is no longer present in the market place or at maturity or upon early redemption or acceleration, in which case you will be entitled to receive a cash payment based on the Closing Indicative Value on the relevant Valuation Date(s).

The ETNs may be redeemed or accelerated at any time, subject to the conditions described in this pricing supplement.

As discussed in “Specific Terms of the ETNs—Payment Upon Early Redemption” below, you may, subject to certain restrictions, provide a Redemption Notice on any Business Day during the term of the ETNs beginning on April 26, 2017 through April 14, 2037 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us on any day after the Trading Day preceding the start of the Accelerated Valuation Period. If you elect to offer your ETNs to UBS for redemption, you must offer at least the applicable Minimum Redemption Amount at one time for redemption on any Early Redemption Date. The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their Indicative Value, although there can be no assurance that arbitrageurs will employ the redemption feature in this manner.

In addition, on any Business Day on or after May 9, 2017, we have the right to accelerate all, but not less than all, of the issued and outstanding ETNs (an “Optional Acceleration”). Upon an Optional Acceleration, you will be entitled to receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. The “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two (2) Business Days after the date on which we give notice of such Optional Acceleration. The Accelerated Redemption Amount will be payable on the third Business Day following the last Trading Day in the Accelerated Valuation Period (such payment date the “Acceleration Date”). We will give notice of any Optional Acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes. See “Specific Terms of the ETNs—Optional Acceleration” in this pricing supplement for further information.

Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

Split or Reverse Split of the ETNs

The Calculation Agent may initiate a split or reverse split of the ETNs on any Trading Day. If the Calculation Agent decides to initiate a split or reverse split, the Calculation Agent will issue a notice to holders of the ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agent will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of the ETNs accordingly. Any adjustment of the closing value will be rounded to 8 decimal places.

In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a manner determined by the Calculation Agent in its sole discretion. For example, if the ETNs undergo a 1-for-4 reverse split, holders who own a number of ETNs on the relevant record date that is not evenly divisible by 4 will receive the same treatment as all other holders for the maximum number of ETNs they hold that is evenly divisible by 4, and we will have the right to compensate holders for their remaining or “partial” ETNs in a manner determined by the Calculation Agent in its sole discretion. Our current intention is to provide holders with a cash payment for their partials in an amount equal to the appropriate percentage of the Closing Indicative Value of the ETNs on a specified Trading Day following the announcement date.

A split or reverse split of the ETNs will not affect the aggregate stated principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the Current Principal Amount, the denominations used for trading purposes on the exchange and the trading price, and may affect the liquidity, of the ETNs on the exchange.

Credit Suisse implemented a 1-for-20 reverse split of the ETNs in accordance with the procedures described above. The reverse split became effective prior to the opening of trading on September 27, 2022.

SPECIFIC TERMS OF THE ETNS

In this section, references to “holders” mean those who own the ETNs registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the ETNs registered in street name or in the ETNs issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the ETNs should read the section entitled “Description of Notes—Book-Entry, Delivery and Form” in the accompanying prospectus supplement.

The ETNs are senior debt securities as described in the accompanying prospectus supplement dated May 31, 2024 and prospectus which also contain a detailed summary of additional provisions of the ETNs and of the senior indenture, dated as of March 29, 2007, as amended, between UBS AG (as successor to Credit Suisse AG, formerly Credit Suisse) and The Bank of New York Mellon (formerly The Bank of New York), as trustee, under which the ETNs will be issued (the “indenture”). You should read all the provisions of the accompanying prospectus and prospectus supplement, including information incorporated by reference, and the indenture.

Please note that the information about the price to the public and the proceeds to UBS on the front cover of this pricing supplement relates only to the initial sale of the ETNs. If you have purchased the ETNs after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

Coupon Amount

On each Coupon Payment Date, for each $500.00 stated principal amount of the ETNs, holders on the Coupon Record Date will be entitled to receive a variable cash payment equal to the Closing Indicative Value on the Index Business Day immediately preceding the relevant Index Distribution Date multiplied by the Coupon Percentage for that Index Distribution Date. The Coupon will be paid on the Coupon Payment Date to the holder of record on the applicable Coupon Record Date. No Coupon Amount will be due or payable in the event you elect to offer your ETNs for early redemption or we accelerate the maturity of the ETNs. The initial Index Distribution Date was May 15, 2017 and the initial Coupon Payment Date was May 25, 2017.

The Coupon Percentage in respect of an Index Distribution Date will be the Distribution for such Index Distribution Date divided by the Closing Level of the Index the Index Business Day immediately preceding the Index Distribution Date. The Distribution represents the notional monthly call premium earned on the sale of the call options written on the Reference Oil Shares during the immediately preceding Index Rebalancing Period pursuant to the Index methodology described herein.

The premiums generated from the notional sales of the Options will be subtracted monthly from the Index and paid to holders of the ETNs in the form of a Coupon Amount, the amount of which is determined based on the notional premiums received from the sale of the Options during the preceding Rebalancing Period as described below.

The “Index Rebalancing Period” refers to the five (5) consecutive Index Calculation Days beginning on and including the Index Calculation Day that is ten (10) calendar days prior to the Expiry Date (as defined below) of the relevant Options (each, a “Roll Date”). The Index will be rebalanced at the end of each Roll Date in accordance with the following steps:

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First, on the Index Calculation Day preceding the first Roll Date of each month, the strike price of the new Option is determined. The strike price will be the lowest listed strike price that is above the Target Strike multiplied by the price per Reference Oil Share as of the 4:00 p.m. New York City time on such date of determination. Then, the Index will roll its monthly exposure over the next five (5) consecutive Index Calculation Days. The roll percentage is the proportion of the expiring position being rolled into a new position on each Roll Date.

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At the end of the first Roll Date, and on each successive Roll Date of such Index Rebalancing Period, the Index will notionally sell the new Option. Additionally, as of the end of each such Roll Date, the Index will hypothetically close out through repurchase 20% (or such greater amount in the event of roll disruptions) of the Options notionally sold during the previous Index Rebalancing Period (the expiring Options); the Index will notionally liquidate Reference Oil Shares in an amount sufficient to fund the notional repurchase.

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Finally, on the last Roll Date of such Index Rebalancing Period, the Index will determine the amount of the notional Option premium, which will, on the close of the last Roll Date of the next following Index Rebalancing Period, be subtracted from the Index as a Distribution and paid to holders of the ETNs in the form of the Coupon Amount.

An Index Distribution Date will be the date on which the Distribution is subtracted from the level of the Index pursuant to the rules of the Index, which will occur on the last Roll Date of a given Index Rebalancing Period.

The Coupon Amount is calculated by reference to the notional Distribution from the Index, which will decrease the level of the Index (and therefore the value of the ETNs), as the Distribution comes directly from the notional portfolio reflected by the Index Components. When the Distribution is deducted from the Index on the Index Distribution Date, the Coupon Amount will be added to the Closing Indicative Value and the Intraday Indicative Value of the ETNs. At the market opening on the Ex-Coupon Date, the ETNs will trade on an ex-coupon basis, adjusted for the Coupon Amount, meaning that the Coupon Amount will no longer be included in the Closing Indicative Value or the Intraday Indicative Value of the ETNs. For a holder to receive the upcoming Coupon Amount, the holder must own the ETNs on the Coupon Record Date.

The “Ex-Coupon Date”, with respect to each Coupon Amount, will be the first Trading Day on which the ETNs trade without the right to receive such Coupon Amount.

Denomination

Prior to September 27, 2022, the denomination and stated principal amount of each ETN was $25.00. Credit Suisse implemented a 1-for-20 reverse split of the ETNs, effective September 27, 2022. As of September 27, 2022, the denomination and stated principal amount of each ETN is $500.00. ETNs may be issued at a price that is higher or lower than the stated principal amount, based on the Indicative Value of the ETNs at that time.

Payment at Maturity

If you hold your ETNs to maturity, you will be entitled to receive a cash payment on April 24, 2037 (the “Maturity Date”) (or, if the maturity of the ETNs is extended, on the scheduled Maturity Date, as extended). Your Payment at Maturity will be equal to the “Final Indicative Value”, which will be the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Value on each of the immediately preceding five (5) Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). We refer to the amount of such payment as the “Maturity Redemption Amount”. If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date.

The “Final Valuation Date” is initially April 21, 2037, subject to extension as described below and postponement as a result of a Market Disruption Event as discussed under “—Market Disruption Events”. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. In addition, if a Market Disruption Event occurs or is continuing on the Final Valuation Date, the Maturity Date will be postponed until the date three (3) Business Days following the Final Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. Any payment on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the Payment at Maturity be less than zero.

The scheduled Maturity Date is initially April 24, 2037, but may be extended at our option for up to two (2) additional five-year periods. We may only extend the scheduled Maturity Date for five (5) years at a time. If we exercise our option to extend the maturity of the ETNs, the Final Valuation Date for the ETNs will be the third scheduled Business Day prior to the scheduled Maturity Date, as extended. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for the ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.

If the Final Indicative Value is zero, the Maturity Redemption Amount will be zero.

The Closing Indicative Value on the Inception Date was $25.00 (the “Initial Indicative Value”). The Closing Indicative Value on each calendar day following the Inception Date will be calculated by the Index Calculation Agent and will be equal to (1) the Current Principal Amount for such calendar day plus (2) for any day on or after the Index Distribution Date but prior to the Ex-Coupon Date for a given month, any accrued but unpaid Coupon Amount. The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. The Closing Indicative Value is not the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from their Indicative Value at such time. See “Description of the ETNs”. The ETNs underwent a 1-for-20 reverse split, effective September 27, 2022. Since September 27, 2022, the Closing Indicative Value has been expressed in an amount per denomination and stated principal amount of $500.00 based on the split-adjusted Current Principal Amount. If the ETNs undergo a subsequent split or reverse split, the Closing Indicative Value (including the Current Principal Amount) of the ETNs will be adjusted accordingly (see “Description of the ETNs—Split or Reverse Split of the ETNs” in this pricing supplement). Such adjustment may adversely affect the trading price and liquidity of the ETNs. Even if the Closing Indicative Value or Intraday Indicative Value is equal to or less than zero at any time, the trading price of the ETNs may remain above zero. Buying the ETNs at such a time will lead to a complete loss of your investment. See “Risk Factors—Risks Relating to the Return on the ETNs—If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, you will lose all of your investment”.

The “Current Principal Amount” on each calendar day following the Inception Date will be equal to (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day minus (2) the Daily Investor Fee on such calendar day. The Current Principal Amount on the Inception Date was $25.00. The ETNs underwent a 1-for-20 reverse split, effective September 27, 2022. For the purposes of determining the Current Principal Amount on September 27, 2022, the Current Principal Amount on September 26, 2022, multiplied by 20 and rounded to 8 decimal places, shall be used in the formula above. Since September 27, 2022, the Current Principal Amount has been expressed in an amount per denomination and stated principal amount of $500.00.

A “Business Day” is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.

A “Trading Day” is a day which is (i) an Index Business Day, (ii) an ETN Business Day and (iii) an Index Component Business Day for each of the Index Components.

An “Index Business Day” is a day on which the level of the Index is calculated and published.

With respect to any Index Component, an “Index Component Business Day” is a day on which trading is generally conducted on any markets on which such Index Component is traded.

An “ETN Business Day” is a day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca and NASDAQ.

The “Daily Index Factor” on any Index Business Day will equal (a) the Closing Level of the Index on such Index Business Day divided by (b) the Closing Level of the Index on the immediately preceding Index Business Day. The Daily Index Factor is deemed to be one on any day that is not an Index Business Day.

On any calendar day, the “Daily Investor Fee” will be equal to the product of (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day times (2)(a) the Investor Fee Rate divided by (b) 365. The “Investor Fee Rate” will be equal to 0.85%. The ETNs underwent a 1-for-20 reverse split, effective September 27, 2022. For the purposes of determining the Daily Investor Fee on September 27, 2022, the Current Principal Amount on September 26, 2022, multiplied by 20 and rounded to 8 decimal places, shall be used in the formula above.

The ETNs do not guarantee any return of your investment. If the level of the Index decreases or does not increase sufficiently to offset the Daily Investor Fee (and in the case of early redemption, the Early Redemption Charge) over the term of the ETNs, you will receive less, and possibly significantly less, at maturity or upon early redemption or acceleration of the ETNs than the amount of your investment. See “Hypothetical Examples” and “Risk Factors—Risks Relating to the Return on the ETNs—Even if the Closing Level of the Index on the applicable Valuation Date exceeds the initial Closing Level of the Index on the date of your investment, you may receive less than your investment amount of your ETNs” in this pricing supplement for additional information on how the Daily Investor Fee affects the overall value of the ETNs.

The “Closing Level” of the Index on any Trading Day will be the Closing Level published on Bloomberg under the ticker symbol “QUSOI <Index>” or any successor page on Bloomberg or any successor service, as applicable; provided that in the event a Market Disruption Event exists on a Valuation Date (as defined below), the Calculation Agent will determine the Closing Level of the Index, if necessary.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

For a further description of how your Payment at Maturity will be calculated, see “Hypothetical Examples” and “Specific Terms of the ETNs” in this pricing supplement.

Payment Upon Early Redemption

Prior to maturity, you may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption Amount or more of your ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until April 14, 2037 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us on any day after the Trading Day preceding the start of the Accelerated Valuation Period related to the acceleration of all outstanding ETNs. If you elect to offer your ETNs for redemption, and the requirements for acceptance by us are met, you will be entitled to receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.

You may exercise your early redemption right by causing your broker or other person with whom you hold your ETNs to deliver a Redemption Notice (as defined herein) to UBS. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. See “—Procedures for Early Redemption”.

You must offer for redemption at least 10,000 ETNs at one time in order to exercise your right to cause us to redeem your ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or the Calculation Agent may from time to time reduce, in part or in whole, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a subsequent split or reverse split, the minimum number of ETNs needed to exercise your right to cause us to redeem your ETNs will remain the same.

When you submit your ETNs for redemption in accordance with the redemption procedures described below under “—Procedures for Early Redemption,” your ETNs may remain outstanding (and be resold by us or an affiliate) or may be submitted by us for cancellation.

The “Early Redemption Date” is the third Business Day following an Early Redemption Valuation Date.

The “Early Redemption Charge” per ETN will equal 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date.

The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, calculated by the Calculation Agent.

Procedures for Early Redemption

If you wish to offer your ETNs to UBS for redemption, your broker or other person with whom you hold your ETNs must follow the following procedures:

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Deliver a notice of redemption, in substantially the form of Annex A (the “Redemption Notice”), to UBS via email or other electronic delivery as requested by UBS. If your Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If UBS receives your Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, UBS will respond by sending your broker an acknowledgment of the Redemption Notice accepting your redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. UBS or its affiliate must acknowledge to your broker acceptance of the Redemption Notice in order for your redemption request to be effective;

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Notwithstanding the foregoing, UBS may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by UBS that a written indication of an offer for early redemption has otherwise been accepted by UBS. Any such written indication that is delivered after 4:00 p.m., New York City time, on any Business Day, will be deemed to have been made on the following Business Day. For the avoidance of doubt, you may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by UBS;

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Cause your DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and

•

Cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).

You are responsible for (i) instructing or otherwise causing your broker to provide the Redemption Notice and (ii) your broker satisfying the additional requirements as set forth in the second and third bullets above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, you should consult the brokerage firm through which you own your interest in the ETNs in respect of such deadlines. If UBS does not (i) receive the Redemption Notice from your broker by 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to your broker accepting your redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and UBS will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which UBS receives a valid confirmation in accordance with the procedures described above will be irrevocable after UBS confirms your offer for early redemption.

Because the Early Redemption Amount you will receive for each ETN will not be determined until the close of trading on the applicable Early Redemption Valuation Date, you will not know the applicable Early Redemption Amount at the time you exercise your redemption right and will bear the risk that your ETNs will decline in value between the time of your exercise and the time at which the Early Redemption Amount is determined.

Optional Acceleration

On any Business Day on or after May 9, 2017, we have the right to accelerate all, but not less than all, of the issued and outstanding ETNs (an “Optional Acceleration”). Upon an Optional Acceleration, you will be entitled to receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period.

The “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two (2) Business Days after the date on which we give notice of such Optional Acceleration. The Accelerated Redemption Amount will be payable on the third Business Day following the last Trading Day in the Accelerated Valuation Period (such payment date the “Acceleration Date”). We will give notice of any Optional Acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes. Any payment you will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due. See “—Optional Acceleration” in this pricing supplement for further information.

Market Disruption Events

The Calculation Agent will be solely responsible for the determination and calculation of any adjustments to any Index Component and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.

A “Market Disruption Event” is:

(a) the occurrence or existence of a suspension, absence or material limitation of trading of the Index Components on the relevant exchange for such Index Component for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;

(b) a breakdown or failure in the price and trade reporting systems of the relevant exchange for any Index Component, as a result of which the reported trading prices for the Index Component during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;

(c) the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange or market for trading in futures or options contracts related to any Index Component for more than two hours of trading during, or during the one-half hour period preceding the close of the principal trading session for such related exchange or market;

(d) a decision to permanently discontinue trading in those related futures or options contracts; or

(e) failure of the Index Calculation Agent to publish the level of the Index, including as a result of any disruption of the Index Components;

in each case, as determined by the Calculation Agent in its sole discretion; and in each case a determination by the Calculation Agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the Index Component or any instrument related to the Index Component or to adjust or unwind all or a material portion of any hedge position in the Index Component with respect to the ETNs.

For the purpose of determining whether a market disruption event in respect of an Index Component has occurred:

(a) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange for such Index Component or the primary related exchange or market for trading in futures or options contracts related to such Index Component;

(b) limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and

(c) a suspension of trading in futures or options contracts related to such Index Component by the primary related exchange or market for trading in such contracts, if available, by reason of:

(i) a price change exceeding limits set by such exchange or market;

(ii) an imbalance of orders relating to such contracts; or

(iii) a disparity in bid and ask quotes relating to such contracts;

will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Index Component; and

(d) a “suspension, absence or material limitation of trading” on the primary related exchange or market on which futures or options contracts related to such Index Component are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances;

in each case, as determined by the Calculation Agent in its sole discretion.

If the Calculation Agent determines that a Market Disruption Event occurs or is continuing on any Valuation Date, that Valuation Date will be postponed until the first Trading Day on which no Market Disruption Event occurs or is continuing, unless a Market Disruption Event occurs or is continuing for each of the five (5) Trading Days following the applicable scheduled Valuation Date. In that case, the fifth Trading Day following the applicable scheduled Valuation Date shall be deemed to be the applicable Valuation Date, notwithstanding the fact that a Market Disruption Event occurred or was continuing on such Trading Day, and the Calculation Agent will determine the applicable Closing Indicative Value using an appropriate Closing Level of the Index on that deemed Valuation Date taking into account the nature and duration of such Market Disruption Event. If any Valuation Date in the Accelerated Valuation Period or Final Valuation Period is postponed as described above, each subsequent Valuation Date in the Accelerated Valuation Period or Final Valuation Period will be postponed by the same number of Trading Days. In addition, if the Final Valuation Date, the Early Redemption Valuation Date or the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three (3) Business Days following such Valuation Date, as postponed.

“Valuation Date” is any Trading Day in the Final Valuation Period or the Accelerated Valuation Period and any Early Redemption Valuation Date, as applicable.

Default Amount on Acceleration

For the purpose of determining whether the holders of our senior debt securities, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each ETN outstanding as the stated principal amount of that ETN. Although the terms of the ETNs may differ from those of the other senior debt securities, holders of specified percentages in stated principal amount of all senior debt securities, together in some cases with other series of our debt securities, will be able to take action affecting all the senior debt securities, including the ETNs. This action may involve changing some of the terms that apply to the senior debt securities, accelerating the maturity of the senior debt securities (in accordance with the acceleration provisions set forth in the accompanying prospectus) after a default or waiving some of our obligations under the indenture.

In case an event of default (as defined in the accompanying prospectus) with respect to ETNs shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the ETNs will be determined by the Calculation Agent, and will equal, for each ETN that you then hold, the Closing Indicative Value determined by the Calculation Agent occurring on the Trading Day following the date on which the ETNs were declared due and payable.

Further Issuances

We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs offered by this pricing supplement, and ranking on an equal basis with the ETNs in all respects. If there is substantial demand for the ETNs, we may issue additional ETNs frequently. We may sell additional ETNs at different prices but we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, including by adding conditions on such additional issuances and sales at our sole discretion, and we may stop and subsequently resume selling additional ETNs at any time. If we limit, restrict or stop sales of such additional ETNs, or if we subsequently resume sales of such additional ETNs, the trading price and liquidity of the ETNs could be materially and adversely affected. Unless we indicate otherwise, if we suspend selling additional ETNs, we reserve the right to resume selling additional ETNs at any time, which might result in the reduction or elimination of any premium in the trading price. The maximum number of ETNs linked to the Index that we will issue under this pricing supplement is set forth on the cover of this pricing supplement. However, we have no obligation to issue up to this number or any specific number of ETNs and, in our sole discretion, may issue ETNs in excess of this number. Any further issuances of ETNs will have the same CUSIP number and will trade interchangeably with the offered ETNs. Any further issuances will increase the outstanding number of the ETNs.

Any additional ETNs will be consolidated and form a single series with the ETNs. We have no obligation to take your interests into account when deciding to issue additional securities. If, on any Valuation Date on which we price an additional ETN creation, a Market Disruption Event occurs or is continuing, we will determine the Closing Level of the Index applicable to such creation in accordance with the procedures under “—Market Disruption Events” in this pricing supplement.

We may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase the ETNs on its agreeing to purchase exchange-traded notes issued by UBS or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps. Any limitation or suspension on the issuance of the ETNs may materially and adversely affect the trading price and liquidity of the ETNs in the secondary market.

Discontinuation or Modification of the Index

If the Index Sponsors discontinue publication of the Index and the Index Sponsors or anyone else publishes a substitute index that the Calculation Agent determines is comparable to the Index, then the Calculation Agent will permanently replace the original Index with that substitute index (the “Successor Index”) for all purposes, and all provisions described in this pricing supplement as applying to the Index will thereafter apply to the Successor Index instead. If the Calculation Agent replaces the original Index with a Successor Index, then the Calculation Agent will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount (each, a “Redemption Amount”) and the Coupon Amount, as applicable, by reference to the Successor Index.

If the Calculation Agent determines that the publication of the Index is discontinued and there is no successor index, the Calculation Agent will determine the level of the Index, and thus the applicable Redemption Amount, by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Calculation Agent determines that the Index, the Options or the method of calculating the Index is changed at any time in any respect, including whether the change is made by the Index Sponsors under their existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting the Reference Oil Shares or the Options, or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsors pursuant to the methodology described herein, then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Closing Level of the Index used to determine the applicable Redemption Amount is equitable.

Manner of Payment and Delivery

Any payment on or delivery of the ETNs at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of the Calculation Agent

CSi, UBS Securities, or another affiliate of ours that is acting as the Calculation Agent, will, in its reasonable discretion, make certain calculations and determinations that may impact the Closing Indicative Value of the ETNs, including determination of the arithmetic average of the Closing Indicative Values where applicable, a split or reverse split of the ETNs, calculation of default amounts, Market Disruption Events, any Successor Index, Business Days and Trading Days, the Current Principal Amount, the Daily Investor Fee amount, the Daily Index Factor, the Coupon Amount, the Closing Level of the Index on any Trading Day, the Maturity Date, any Early Redemption Dates, the Acceleration Date, the amount payable in respect of your ETNs at maturity, upon early redemption or acceleration and any other calculations or determinations to be made by the Calculation Agent as specified herein. In addition, the Calculation Agent may modify the Index or adjust the method of its calculation if it determines that the publication of the Index is discontinued and there is no Successor Index or in the case of a Market Disruption Event.

We and our affiliates will have the ability to make determinations with respect to reduction of the Minimum Redemption Amount, calculation of default amounts and whether a Market Disruption Event has occurred. Absent manifest error, all determinations of the Calculation Agent will be final and binding on you and us, without any liability on the part of the Calculation Agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the Calculation Agent.

Although the Calculation Agent obtains information for inclusion in or for use in calculations related to the ETNs from sources that the Calculation Agent considers reliable, neither the Calculation Agent nor any other party guarantees the accuracy and/or the completeness of the Index or any data included therein or any calculations made with respect to the ETNs. Without limiting any of the foregoing, in no event shall the Calculation Agent or any other party have any liability for any direct, indirect, special, punitive, consequential or any other damages (including lost profits) even if notified of the possibility of such damages.

If the Calculation Agent ceases to perform its role as described in this pricing supplement, we will either, at our sole discretion, perform such role, appoint another party to do so or accelerate the ETNs.

We may appoint a different Calculation Agent from time to time after the date of this pricing supplement without your consent and without notifying you.

Role of the Index Calculation Agent

We have appointed Nasdaq, Inc. as an Index Calculation Agent. The Index Calculation Agent will have the sole responsibility to calculate and disseminate the Closing Indicative Value and the Intraday Indicative Value of the ETNs. See “Description of the ETNs” for more information. The Index Sponsors may appoint a different Index Calculation Agent from time to time after the date of this pricing supplement without your consent and without notifying you.

CLEARANCE AND SETTLEMENT

DTC participants that hold the ETNs through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the ETNs and secondary market trading between DTC participants.

SUPPLEMENTAL USE OF PROCEEDS AND HEDGING

We intend to use the net proceeds from this offering for our general corporate purposes, which may include the refinancing of our existing indebtedness outside Switzerland. We may also use some or all of the net proceeds from this offering to hedge our obligations under the ETNs.

One or more of our affiliates before and following the issuance of the ETNs may acquire or dispose of the option contracts relating to the Index or the Reference Oil Shares, or listed or over-the-counter options contracts in, or other derivatives or synthetic instruments related to, the Index Components to hedge our obligations under the ETNs. In the course of pursuing such a hedging strategy, the price at which such positions may be acquired or disposed of may be a factor in determining the levels of the Index. Although we and our affiliates have no reason to believe that our or their hedging activities will have a material impact on the level of the Index, there can be no assurance that the level of the Index will not be affected.

From time to time after issuance and prior to the maturity of the ETNs, depending on market conditions (including the level of the Index), in connection with hedging certain of the risks associated with the ETNs, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in listed or over-the-counter options, futures contracts, swaps, or other derivative or synthetic instruments relating to the Index or other instruments linked to the Index or options or futures contracts relating to the Index or the Reference Oil Shares. We or our affiliates will maintain, adjust or unwind our hedge by, among other things, purchasing or selling any of the foregoing, at any time and from time to time, including on or before any Valuation Date. We, our affiliates, or third parties with whom we transact, may also enter into, maintain, adjust and unwind hedging transactions relating to other securities whose returns are linked to the Index or the Reference Oil Shares. Any of these hedging activities may adversely affect the level of the Index — directly or indirectly by affecting the price of the Reference Oil Shares, the Options or listed or over-the-counter options, futures contracts, swaps or other derivative instruments relating to the Index or the Options — and therefore, the market value of your ETNs and the Coupon Amount or amount we will pay on your ETNs on the relevant Early Redemption Date, Acceleration Date or the Maturity Date. Moreover, this hedging activity may result in our or our affiliates’ or third parties’ receipt of a profit, even if the market value of the ETNs declines. In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future. To the extent that we or one or more of our affiliates have a hedge position in the Index, we or one or more of our affiliates may liquidate a portion of those holdings on or before the Final Valuation Date. Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. Our or our affiliates’ hedging activities will not be limited to any particular securities exchange or market.

The hedging activity or trading activities discussed above during the term of the ETNs (including on the applicable Valuation Date) may adversely affect the level of the Index and, as a consequence, the market value of the ETNs and the Coupon Amount or amount payable at maturity or upon early redemption or acceleration. See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes material United States federal income tax consequences of owning and disposing of ETNs that may be relevant to holders of ETNs that acquire their ETNs from us as part of the original issuance of the ETNs. This discussion applies only to holders that hold their ETNs as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

•	a financial institution,

•	a regulated investment company,

•	a tax-exempt organization,

•	a grantor trust,

•	a U.S. expatriate,

•	an insurance company,

•	a dealer or trader in securities or foreign currencies,

•	a person (including traders in securities) using a mark-to-market method of accounting,

•	a person who holds ETNs as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction,

•	a U.S. Holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar, or

•	an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax, are not addressed herein. No ruling from the IRS has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of ETNs, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of ETNs, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

Characterization of the ETNs

There are no statutory provisions, regulations, published rulings, or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of your ETNs. In the opinion of our counsel, Sullivan & Cromwell LLP, for U.S. federal income tax purposes your ETNs should be treated as a prepaid financial contract with respect to the Index. In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of the ETNs, you, agree to treat your ETNs for all United States federal income tax purposes in accordance with such characterization. In light of the fact that we agree to treat the ETNs as a prepaid financial contract, the balance of this discussion (except when discussing possible alternative treatments) assumes that the ETNs will be so treated.

You should be aware that the characterization of the ETNs as described above is not certain, and the opinion of our counsel, Sullivan & Cromwell LLP, is not binding on the IRS or the courts. Thus, it is possible that the IRS would seek to characterize your ETNs in a manner that results in tax consequences to you that are different from those described above. For example, the IRS might assert that the ETNs constitute debt instruments that are “contingent payment debt instruments” that are subject to special tax rules under the applicable Treasury regulations governing the recognition of income over the term of your ETNs. If the ETNs were to be treated as contingent payment debt instruments, you would be required to include in income on an economic accrual basis over the term of the ETNs an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your ETNs, or the comparable yield. The characterization of ETNs as contingent payment debt instruments under these rules is likely to be adverse. You should consult your tax advisor regarding the possible tax consequences of characterization of the ETNs as contingent payment debt instruments or short-term debt obligations.

It is also possible that the IRS would seek to characterize your ETNs as Code Section 1256 contracts. In such case, the ETNs would be marked to market at the end of the year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss.

Additionally, it is possible that the IRS could seek to tax the ETNs by reference to your deemed ownership of the underlying Reference Oil Shares and writing covered calls on such shares. If you were treated as owning Reference Oil Shares, you could be required to recognize income, gain or loss and file tax returns in the jurisdictions in which the Oil Fund operates (including federal, state, and local jurisdictions) and potentially be subject to withholding on your share of any such income despite the fact that you will not receive information returns. Furthermore, under this treatment, the IRS could assert that you should be treated as if you had sold the Reference Oil Shares you are deemed to own when you sell your ETNs or you sold at least a portion of the Reference Oil Shares you are deemed to own each time a call option that is included in the Index is deemed exercised. In such cases, you could be subject to withholding under Section 1446(f) of the Code on the sale proceeds from the deemed sale of Reference Oil Shares. Moreover, under this alternative treatment, it is possible that you could be subject to the “straddle” rules of Section 1092 of the Code, with respect to your ownership of the ETNs. The “straddle” rules could cause all or a portion of the gain you recognize with respect to the ETNs to be short-term capital gain regardless of how long you held the ETNs and require you to capitalize, rather than deduct, any interest or carrying charges you incurred to hold the ETNs. Accordingly, you should consult your tax advisor about the possibility that the “straddle” rules could apply to the ETNs. In addition, under this treatment, you could be required to treat the Daily Investor Fee as amounts of expense that would generally be treated as a miscellaneous itemized deduction that may not be deductible in the case of certain investors. Such amounts would correspondingly increase the capital gain (or decrease the capital loss) that you recognize in respect of your Securities.

Even if the IRS does not treat the ETNs as representing deemed ownership of the underlying Reference Oil Shares, it is possible that the IRS could assert that you should be required to currently recognize gain or loss, at least some of which could be short-term capital gain or loss, each time the Index rebalances or is adjusted. The IRS could also assert that any gain or loss that you recognize upon the redemption or maturity of the ETNs should be treated as ordinary gain or loss.

We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the ETNs for U.S. federal income tax or other tax purposes.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your ETNs for U.S. federal income tax purposes.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder,” for U.S. federal income tax purposes, means a beneficial owner of ETNs that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes. If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds ETNs, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership, or a partner of a partnership, holding ETNs, you should consult your tax advisor regarding the tax consequences to you from the partnership’s purchase, ownership and disposition of the ETNs.

Although the matter is not entirely clear, you should recognize ordinary income upon receipt or accrual of the Coupon Amounts in accordance with your regular method of accounting for tax purposes. Upon the sale, redemption or other taxable disposition of an ETN, subject to the discussion below under “Constructive Ownership Transaction Rules,” a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, redemption or other taxable disposition and the U.S. Holder’s tax basis in the ETN (generally its cost). Such gain or loss will be long-term capital gain or loss if the U.S. Holder has held the ETN for more than one year at the time of disposition. The deductibility of capital losses is subject to certain limitations. In addition, it is possible that the IRS could assert that any accrued but unpaid Coupon Amounts at the time of a sale, redemption or other taxable disposition of an ETN is taxable as ordinary income and the amount of gain or loss is adjusted accordingly. The taxation of accrued but unpaid Coupon Amounts upon a sale, redemption, or other taxable disposition of an ETN is uncertain, and U.S. Holders should consult with their tax advisors regarding the tax consequences of such a transaction.

U.S. Holders that use an accrual method of accounting for tax purposes generally will be required to include certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income earlier than would be the case under the general tax rules described above, although the precise application of this rule is unclear at this time. U.S. Holders that use an accrual method of accounting should consult with their tax advisors regarding the potential applicability of this law to their particular situation.

Constructive Ownership Transaction Rules

Under Code Section 1260, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity”. For this purpose, a partnership is considered to be a pass-thru entity. Accordingly, while not free from doubt, because the ETNs in part indirectly reference an equity interest in Reference Oil Shares, which are limited partnership interests, your ownership of ETNs may be treated as a constructive ownership transaction. If that were the case, upon the maturity of the ETNs (or upon the sale or other taxable disposition of the ETNs prior to their maturity) any gain that otherwise would be long-term capital gain in excess of the “net underlying long-term capital gain” should be treated as ordinary income, and an interest charge should apply as if such income had accrued for tax purposes at a constant yield over the term of your ETNs. Under Code Section 1260, there is a presumption that the net underlying long-term capital gain is zero (with the result that the recharacterization and interest charge described above would apply to all of the gain from the ETNs that otherwise would have been long-term capital gain), unless the contrary is demonstrated by clear and convincing evidence. The net underlying long-term capital gain is the net long-term capital gain that would have been realized by an investor who had acquired the reference underlying for its fair market value on the date the ETN was acquired and sold the reference underlying on the date of maturity or earlier disposition thereof. It is unclear how these rules would apply to ownership of ETNs referencing the Index, which does not directly correlate to owning Reference Oil Shares.

If Code Section 1260 applies, you will be responsible for obtaining information necessary to determine the net underlying long-term capital gain with respect to the Reference Oil Shares, as we do not intend to supply you with such information. You should consult with your tax advisors regarding the application of the constructive ownership transaction to your ETNs and the calculations necessary to comply with Code Section 1260.

Non-U.S. Holders Generally

In the case of a holder of the ETNs that is not a U.S. Holder (a “Non-U.S. Holder”) we believe and intend to take the position that the Coupon Amounts should not be subject to United States withholding tax. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that we or another withholding agent may otherwise determine that withholding is required, in which case we or the other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. In addition, if a Coupon Amount is treated as effectively connected with a U.S. trade or business of the Non-U.S. Holder, such Non-U.S. Holder will be subject to United States federal income tax with respect to the Coupon Amount in the same manner as if it were a U.S. Holder. Any gain realized upon the sale or other disposition of the ETNs by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless (1) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (2) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met. Any effectively connected Coupon Amounts or gains described above realized by a Non-U.S. Holder that is, or is taxable as, a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the ETNs should refer to the discussion above relating to U.S. Holders.

If you are, or hold your ETNs through a foreign financial institution or foreign entity, or you otherwise fail to comply with information reporting and certification requirements necessary for an applicable withholding agent to determine your status for purposes of the provisions of the Hiring Incentives to Restore Employment Act (the “Act”) commonly referred to as “FATCA,” a portion of any of the payments made to you that are “withholdable payments” (as defined in FATCA and the applicable Treasury regulations) may be subject to 30% withholding. We are not required to pay any additional amounts if withholding is required under FATCA or otherwise.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

The ETNs may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the ETNs at the time of his or her death. The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States. Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the ETNs at death.

Unrelated Business Taxable Income

A U.S. Holder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation, will nevertheless be subject to tax to the extent income or gain from the ETNs constitutes unrelated business taxable income (“UBTI”). Although the matter is not free from doubt, income or gain from the ETNs should not constitute UBTI to a U.S. Holder that is a tax-exempt organization unless such U.S. Holder is treated as having incurred “debt-financing” in respect of its acquisition or ownership of the ETNs. If, however, ownership of ETNs were recharacterized as ownership of the Reference Oil Shares, as described above, a portion of the income or gain could constitute UBTI.

IRS Notices and Proposed Legislation on Certain Financial Transactions

The IRS and the Treasury have stated that they are considering whether holders of instruments such as the ETNs should be required to accrue income during the term of the ETNs, and solicited comments from taxpayers regarding other tax aspects of holding instruments like the ETNs. Additionally, members of Congress have from time-to-time proposed legislation relating to financial instruments, including legislation that would require holders to annually mark-to-market affected financial instruments (potentially including the ETNs). These or other potential changes in law, regulations or other guidance could adversely affect the tax treatment of the ETNs and may be applied with retroactive effect. You are urged to consult your tax advisor regarding how any such potential changes in law, regulation or guidance could affect you.

Information Reporting Regarding Specified Foreign Financial Assets

The Act and final regulations generally require individual U.S. Holders (“specified individuals”) with an interest in any “specified foreign financial asset” to file an annual report on IRS Form 8938 with information relating to the asset, including the maximum value thereof, for any taxable year in which the aggregate value of all such assets is greater than $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year. Certain individuals are permitted to have an interest in a higher aggregate value of such assets before being required to file a report. The Act further requires that, to the extent provided in regulations, the filing requirements described above shall also apply to certain domestic entities that are formed or used for the purposes of holding, directly or indirectly, specified foreign financial assets (“specified domestic entities”).

Pursuant to final regulations, subject to certain exceptions, a domestic corporation or domestic partnership is a specified domestic entity for any taxable year if it is closely held (within the meaning of the regulations) by a specified individual and at least 50 percent of the corporation’s or partnership’s gross income for the taxable year is passive income or at least 50 percent of the assets held by the corporation or partnership for the taxable year are assets that produce or are held for the production of passive income. Subject to certain exceptions, a domestic trust is a specified domestic entity if the trust has one or more specified persons (within the meaning of the regulations) as a current beneficiary.

Depending on the aggregate value of your investment in specified foreign financial assets, you may be obligated to file an IRS Form 8938 under this provision if you are an individual U.S. Holder or a specified domestic entity. Penalties apply to any failure to file IRS Form 8938. In the event a U.S. Holder (either a specified individual or specified domestic entity) does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before the date which is three years after the date such information is filed. You should consult your tax advisor as to the possible application to you of this information reporting requirement and related statute of limitations tolling provision.

Backup Withholding

A holder of the ETNs (whether a U.S. Holder or a Non-U.S. Holder) may be subject to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. You can claim a credit against your U.S. federal income tax liability for amounts withheld under the backup withholding rules, and amounts in excess of your liability are refundable if you provide the required information to the IRS in a timely fashion.

SUPPLEMENTAL PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

The agents for this offering, UBS Securities and CSSU, are our affiliates. ETNs may be issued and sold from time to time at a price that is higher or lower than the stated principal amount based on the Indicative Value of the ETNs at that time, through UBS Securities and CSSU, each acting as principal or as our agent, to investors and to dealers acting as principals for resale to investors. Sales of the ETNs will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the issue price to the public of the ETNs we issue and sell after the Inception Date, less any commissions paid to UBS Securities, CSSU or any other agent.

We may also sell ETNs to UBS Securities and CSSU for sale directly to investors or for the purpose of lending the ETNs to broker-dealers and other market participants who may have made short sales of such ETNs and who may cover such short positions by borrowing or purchasing ETNs from us or our affiliates. We may issue and sell additional ETNs solely to authorized market makers, other market participants or investors and we may condition our acceptance of an offer to purchase any series of the ETNs on such market maker’s, such market participant’s or investor’s agreement to purchase certain exchange-traded notes issued by UBS or enter into certain transactions consistent with our hedging strategy. If these activities are commenced, they may be discontinued at any time.

We may deliver ETNs against payment therefor on a date that is greater than one (1) Business Day following the date of sale of any ETNs. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one (1) Business Day, unless parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to transact in ETNs that are to be issued more than one (1) Business Day after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

UBS Securities, CSSU and any other agent in the initial and any subsequent distribution are expected to charge normal commissions for the purchase of ETNs.

In addition, we may from time to time purchase outstanding ETNs in the open market, in connection with early redemptions or in other transactions, and we may use this pricing supplement together with the accompanying prospectus supplement and prospectus in connection with resales of some or all of the purchased ETNs in the secondary market. Broker-dealers, including our affiliates, may make a market in the ETNs, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This pricing supplement (including the accompanying prospectus supplement and prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) that they acquire from other holders after the original offering and sale of the ETNs, or they may sell an ETN covered by this pricing supplement (including the accompanying prospectus supplement and prospectus) in short sale transactions.

Broker-dealers and other market participants are cautioned that some of their activities, including covering short sales with ETNs borrowed from one of our affiliates, may result in their being deemed participants in the distribution of the ETNs in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act. This prospectus will be deemed to cover any short sales of ETNs by market participants who cover their short positions with ETNs borrowed or acquired from us or our affiliates in the manner described above.

UBS Securities, CSSU or another FINRA member will provide certain services relating to the distribution of the ETNs and may be paid a fee for its services equal to all, or a portion of, the Daily Investor Fee. Each of UBS Securities, CSSU may also pay fees to other dealers pursuant to one or more separate agreements. Any portion of the Daily Investor Fee paid to UBS Securities, CSSU or such other FINRA member will be paid on a periodic basis over the term of the ETNs. Although UBS Securities and CSSU will not receive any discounts in connection with such sales, UBS Securities and CSSU are expected to charge normal commissions for the purchase of any such ETNs. Any distribution of the ETNs in which UBS Securities, UBS Financial Services Inc., CSSU or our other U.S.-registered broker-dealer subsidiaries or affiliates participate will conform to the requirements of FINRA Rule 5121. UBS Securities and CSSU will act as our agents in connection with any redemptions at the investor’s option and will charge investors an Early Redemption Charge of 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date for each ETN redeemed at the investor’s option. The amount of the fees paid in connection with the ETNs that represent underwriting compensation will not exceed a total of 8% of the proceeds to us from the ETNs.

No action has been or will be taken by us or our affiliates or any underwriter, dealer or agent that would permit a public offering of the securities or possession or distribution of this pricing supplement, the prospectus or any free writing prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the ETNs, or distribution of the prospectus or any other offering material relating to the ETNs may be made in or from any jurisdiction outside the United States, except in circumstances that will result in compliance with any applicable laws and regulations and will not impose any obligations on us or our affiliates, any underwriter, dealer or agent. You should refer to the section “Plan of Distribution (Conflicts of Interest)—Selling Restrictions” in the accompanying prospectus supplement.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” (within the meaning of U.S. Department of Labor Regulation Section 2510.3–101, as modified by Section 3(42) of ERISA) by reason of investment by any such employee benefit plan, plan or arrangement therein (we refer to each entity enumerated in the foregoing paragraphs (a) – (c) as a “Plan”) and (d) persons who are fiduciaries with respect to Plans. In addition, certain governmental, church and non-U.S. plans (each, a “Non-ERISA Arrangement”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In considering an investment in the ETNs with a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the ETNs.

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless exemptive relief is available by statute or under an exemption issued by the U.S. Department of Labor. Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. We, and our current and future affiliates, including UBS Securities, CSSU and the Calculation Agent, may be parties in interest with respect to many Plans. Thus, a Plan fiduciary considering an investment in the ETNs should also consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code. For example, the ETNs may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available under an applicable exemption.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the ETNs, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96–23), (B) the insurance company general account exemption (PTCE 95–60), (C) the bank collective investment fund exemption (PTCE 91–38), (D) the insurance company pooled separate account exemption (PTCE 90–1) and (E) the qualified professional asset manager exemption (PTCE 84–14). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide a limited exemption for the purchase and sale of ETNs and related lending transactions, provided that neither the Issuer of the ETNs nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration (within the meaning of Section 408(b)(17) of ERISA or Section 4975(f)(10) of the Code) in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the ETNs.

Each purchaser or holder of the ETNs, and each fiduciary who causes any entity to purchase or hold the ETNs, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such ETNs, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the ETNs on behalf of or with the assets of any Plan or Non-ERISA Arrangement, or (ii) its purchase, holding and subsequent disposition of such ETNs shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code, or violate any provision of Similar Law.

In addition, any purchaser that is a Plan or Non-ERISA Arrangement or that is acquiring the ETNs on behalf of a Plan, including any fiduciary purchasing on behalf of a Plan or Non-ERISA Arrangement, shall be deemed to represent, in its corporate and its fiduciary capacity, by its purchase, holding, or disposition of the ETNs that (a) none of UBS, the Calculation Agent or any of their respective affiliates (collectively, the “Seller”) is a “fiduciary” (under Section 3(21) of ERISA, or under any regulation thereunder, or with respect to a Non-ERISA Arrangement under Similar Law) with respect to the acquisition, holding, or disposition of the ETNs, or as a result of any exercise by us or our affiliates of any rights in connection with the ETNs, (b) no communication from the Seller has been directed specifically to, or has been based on the particular investment needs of, such purchaser or has formed a primary basis for any investment decision by or on behalf of such purchaser, and (c) it recognizes and agrees that any communication from the Seller to the purchaser with respect to the ETNs is not intended by the Seller to be investment advice and is rendered in its capacity as a seller of such ETNs and not a fiduciary to such purchaser.

Each purchaser of an ETN will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the ETN does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the ETNs would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

ANNEX A

FORM OF OFFER FOR REDEMPTION

PART A:  TO BE COMPLETED BY THE BENEFICIAL OWNER

Dated:
[insert date]

UBS AG (“UBS”)

E-mail: ol-ubs-etracs@ubs.com

Re: ETRACS Crude Oil Shares Covered Call ETNs due April 24, 2037

Ladies and Gentlemen:

The undersigned beneficial owner hereby irrevocably offers to UBS the right to redeem the ETNs, as described in the Pricing Supplement dated May 31, 2024, in the amounts and on the date set forth below.

Name of beneficial holder:
[insert name of beneficial owner]

Number of ETNs offered for redemption (You must offer at least the applicable minimum redemption amount for redemption at one time for your offer to be valid. The minimum redemption amount will be equal to 10,000 ETNs. The trading day immediately succeeding the date you offered your ETNs for redemption will be the Early Redemption Valuation Date applicable to such redemption.):

[insert number of ETNs offered for redemption]

Applicable valuation date:	__________________,	20

Applicable redemption date:	__________________,	20

	[insert a date that is three (3) business days following the applicable valuation date]

Contact Name:

[insert the name of a person or entity to be contacted with respect to this Offer for Redemption]

Telephone #:

[insert the telephone number at which the contact person or entity can be reached]

My ETNs are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ETNs):

Name:

DTC Account Number (and any relevant sub-account):

Contact Name:

Telephone Number:

Acknowledgement: In addition to any other requirements specified in the Pricing Supplement being satisfied, I acknowledge that the ETNs specified above will not be redeemed unless (i) this Offer for Redemption, as completed and signed by the DTC Participant through which my ETNs are held (the “DTC Participant”), is delivered to UBS, (ii) the DTC Participant has booked a “delivery versus payment” (“DVP”) trade on the applicable Early Redemption Valuation Date facing UBS, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to UBS as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable Early Redemption Date. I also acknowledge that if this Offer for Redemption is received after 4:00 p.m., New York City time, on a business day, I will be deemed to have made this Offer for Redemption on the following business day.

I understand that no Offer for Redemption will be accepted after (a) April 14, 2037 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended) or (b) the Trading Day preceding the start of the Accelerated Valuation Period related to the Optional Acceleration of all outstanding ETNs.

The undersigned acknowledges that UBS will not be responsible for any failure by the DTC Participant through which such undersigned’s ETNs are held to fulfill the requirements for redemption set forth above.

[Beneficial Holder]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ETNs ARE HELD AND DELIVERED TO UBS BY 4:00 P.M., NEW YORK CITY TIME, ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE APPLICABLE EARLY REDEMPTION VALUATION DATE

BROKER’S CONFIRMATION OF REDEMPTION

[PART B:  TO BE COMPLETED BY BROKER]

Dated:
[insert date]

UBS AG (“UBS”)

Re: ETRACS Crude Oil Shares Covered Call ETNs due April 24, 2037

Ladies and Gentlemen:

The undersigned holder of Exchange Traded Notes due April 24, 2037 Linked to the Credit Suisse Nasdaq WTI Crude Oil FLOWS™ 106 Index, issued by UBS, acting through its Nassau Branch (and effective upon the Branch Substitution, its London Branch), CUSIP No. 22539U602 (the “ETNs”) hereby irrevocably offers to UBS the right to redeem, on the Early Redemption Date of     , with respect to the number of the ETNs indicated below as described in the Pricing Supplement dated May 31, 2024 relating to the ETNs (the “Pricing Supplement”). Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

The undersigned certifies to you that it will (i) book a delivery versus payment trade on the Early Redemption Valuation Date with respect to the number of ETNs specified below at a price per ETN equal to the Early Redemption Amount, facing UBS Securities, DTC #642 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the Early Redemption Date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:

Title:

Telephone:

Fax:

E-mail:

Number of ETNs offered for redemption (You must offer at least the applicable minimum redemption amount for redemption at one time for your offer to be valid (10,000 ETNs)). The trading day immediately succeeding the date you offered your ETNs for redemption will be the Early Redemption Valuation Date applicable to such redemption.):

DTC # (and any relevant sub-account):

UBS AG,

Acting through its Nassau Branch*

ETRACS Crude Oil Shares Covered Call ETNs

due April 24, 2037

May 31, 2024

UBS Investment Bank

*

On or about June 3, 2024, UBS AG expects to designate its London Branch as the branch through which UBS AG acts under the ETNs, with the same effect as if the London Branch had been originally named for all purposes under the Senior Indenture and the ETNs.